As filed with the Securities and Exchange Commission on January 19, 2011

Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ROOMLINX, INC.

 (Exact name of registrant as specified in its charter)

Nevada	8742	83-0401552
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2150 W. 6th Ave., Unit H
Broomfield, CO 80020
(303) 544-1111
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael S. Wasik
Chief Executive Officer
Roomlinx, Inc.
2150 W. 6th Ave., Unit H
Broomfield, CO 80020
(303) 544-1111
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
Alan C. Ederer, Esq.
Westerman Ball Ederer Miller & Sharfstein, LLP
1201 RXR Plaza
Uniondale, NY 11556
Telephone: (516) 622-9200
Facsimile: (516) 622-9212

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement, as shall be determined by the Selling Stockholders identified herein.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Number of shares to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee
Common stock, par value $.001 per share(3)	3,085,597	$2.88	$8,886,519	$1,032

Common stock, par value $.001 per share(4)	483,500	$2.88	$1,392,480	$162

Total	3,569,097	$2.88	$10,278,999	$1,194

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers such additional shares of common stock as may be issued as a result of stock splits, dividends and combinations.

(2)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) of the Securities Act and based upon the average of the closing bid and ask prices of our common stock on January 12, 2011 on the OTC Bulletin Board.

(3)	Represents shares of common stock currently issued and outstanding and held by the selling stockholders.

(4)	Represents shares of common stock issuable upon exercise of outstanding warrants held by the selling stockholders.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED.  THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE.  THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE OF THESE SECURITIES IS NOT PERMITTED.

  Subject to completion
Dated January 19, 2011

PRELIMINARY PROSPECTUS

3,569,097 Shares

Roomlinx, Inc.

Common Stock

The selling stockholders identified on page 41 of this prospectus are offering on a resale basis a total of up to 3,569,097 shares of our common stock, including 3,085,597 shares of our issued and outstanding common stock and 483,500 shares issuable upon the exercise of outstanding warrants.  We will not receive any proceeds from the sale of these shares by the selling stockholders.  We would receive gross proceeds in the approximate amount of $2,219,500 assuming the exercise of all the warrants in full by payment of cash.  To the extent any of these warrants are so exercised, we intend to use the proceeds for general working capital.

All costs, expenses and fees in connection with the registration of the shares being offered hereby will be borne by the selling stockholders.  Brokerage commissions and similar selling expenses, if any, attributable to the sale of the shares will be borne by the selling stockholders.

Our common stock trades on the OTC Bulletin Board under the symbol “RMLX”.  On January 12, 2011, the last sales price of our common stock as reported on the OTC Bulletin Board was $2.75 per share.

We have not authorized anyone to provide information different from that contained in this prospectus. Neither the delivery of this prospectus nor the distribution or sale of the securities offered hereby means that information contained in this prospectus is correct after the date of this prospectus. You should assume that the information contained in this prospectus is accurate only as of the date on the front cover of this prospectus. This prospectus is not an offer to sell or solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful.

THE SECURITIES OFFERED BY THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK.  FOR MORE INFORMATION, SEE “RISK FACTORS” BEGINNING ON PAGE 4.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is___________, 2011.

TABLE OF CONTENTS

PROSPECTUS SUMMARY	1

RISK FACTORS	4

NOTE REGARDING FORWARD-LOOKING STATEMENTS	11

DESCRIPTION OF BUSINESS	12

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION	21

MANAGEMENT	29

EXECUTIVE AND DIRECTOR COMPENSATION	31

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	34

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	36

MARKET FOR COMMON EQUITY AND RELATED MATTERS	39

USE OF PROCEEDS	40

SELLING STOCKHOLDERS	40

PLAN OF DISTRIBUTION	44

DESCRIPTION OF SECURITIES	48

INTEREST OF NAMED EXPERTS AND COUNSEL	50

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	51

ABOUT THIS PROSPECTUS	51

WHERE YOU CAN FIND MORE INFORMATION	52

VALIDITY OF COMMON STOCK	52

TRANSFER AGENT	52

EXPERTS	52

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	52

INCORPORATION BY REFERENCE	52

FINANCIAL STATEMENTS	F-1

PROSPECTUS SUMMARY

This summary provides a brief overview of the key aspects of this offering.  Because it is only a summary, it does not contain all of the detailed information contained elsewhere in this prospectus or in the documents incorporated by reference into this prospectus or included as exhibits to the registration statement that contains this prospectus.  This summary may not contain all of the information that may be important to you.  We urge you to read this entire prospectus carefully, including the risks of investing in our common stock discussed under “Risk Factors” and the financial statements and other information that is incorporated by reference into this prospectus, before making an investment decision.

All references in this prospectus to “Roomlinx”, “we”, “us”, “our”, “the Company”,“ “the Corporation”  or “our Company” refer to Roomlinx, Inc.

The Company

Roomlinx, Inc. was formed in 1998 and is incorporated under the laws of the State of Nevada.  Our principal executive office is located at 2150 W 6th Avenue, Broomfield, CO 80020.  Our telephone number is (303) 544-1111 and our internet address is www.roomlinx.com.  Our common stock trades on the OTC Bulletin Board under the symbol “RMLX”.

Roomlinx is a leading provider of Interactive TV products and premium digital video on demand systems for hotels, resorts, and other properties, utilizing premium content and applications demanded by today’s traveler.

We focus our business on providing in-room media and entertainment solutions along with wired networking solutions and Wireless Fidelity networking solutions, also known as Wi-Fi, for high speed internet access to hotels, resorts, and time share properties.  As of January 12, 2011, our current customer base consisted of approximately 97 hotels and 16,398 guest and meeting rooms, in addition to 1,251 residential and business customers subscribing to 2,085 separate monthly services.

Roomlinx’ wired and wireless networking solution offers easy to use access, providing instant and seamless connections for laptop users from anywhere throughout a property, including guest rooms, meeting rooms, back office and public areas, over a high-speed connection that is up to 300 times faster than a standard dial-up modem. Users on this network have access to home and corporate email accounts and Virtual Private Networks, also known as VPNs. These users have flexible billing options, choosing from any one of free service, flat rate, time-based usage or unlimited. In addition these users can expand the service to include value-added services such as wireless point of sale, maintenance, check-in and internet telephony services.

The Roomlinx in-room media and entertainment product (Interactive TV) provides premium applications for internet-based business and entertainment media to venues serving the visitor-based market such as hotels, resorts, and time share properties.  The media and entertainment offering includes a broad range of content and features to satisfy guests while maximizing revenue opportunities for the hotelier.  The solution includes movies, international and US television programming, music and news; games, local travel and concierge information; and business productivity tools that include desktop applications, conferencing and printing applications.

The Company generates revenue through:

1.	Ongoing connectivity service and support contracts
2.	Delivery of content and advertising
3.	Delivery of business and entertainment applications
4.	E-commerce
5.	The customization of its software for the in-room media product

Recent Developments

On July 27, 2010, the Company effected a 1-for-100 reverse split of its outstanding shares of Common Stock.  All references to shares of Common Stock and prices per share of Common Stock contained in this Registration Statement reflect and give effect to that reverse split.

On June 5, 2009, the Company, entered into a $5,000,000 Revolving Credit, Security and Warrant Purchase Agreement with Cenfin LLC.  On March 10, 2010, the terms of the agreement were amended to increase the credit limit to $25,000,000.  Effective July 15, 2010, the agreement was further amended to modify the interest rate and the exercise price of warrants issuable in connection with the agreement.

On September 9, 2009, LAM Opportunity Fund LTD converted $280,200 principal amount of Roomlinx Convertible Debentures into 140,100 shares of Roomlinx common stock pursuant to the terms of the Convertible Debentures.

On September 9, 2009, the Company entered into a Debt Conversion Agreement, pursuant to which all then outstanding Debentures (in an aggregate principal amount of $1,869,800) were converted into an aggregate of 934,900 shares of Roomlinx common stock at a conversion price of $2.00 per share, the conversion price specified in the Debentures.

On April 29, 2010, Roomlinx issued and sold to certain investors an aggregate of 250,000 shares of common stock at a price $4.00 per share for an aggregate of $1,000,000.  The investors were also granted certain registration rights with respect to the purchased shares pursuant to a Registration Rights Agreement entered into by Roomlinx and the investors, pursuant to which Registration Statement of which this Prospectus forms a part has been filed.

On August 18, 2010, Roomlinx issued and sold 187,500 shares to certain investors at a price of $4.00 per share for an aggregate purchase price of $750,000.  The investors were also granted certain registration rights with respect to the purchased shares pursuant to a Registration Rights Agreement entered into by Roomlinx and the investors, pursuant to which Registration Statement of which this prospectus forms a part has been filed.

On October 1, 2010, Roomlinx, Inc. acquired 100% of the membership interests of Canadian Communications, LLC for aggregate consideration of $500,000 in cash and the issuance of 270,000 shares of Roomlinx’s common stock.  Canadian’s Broadband division adds value to Roomlinx as a licensed and certified DirecTV and Dish Network provider, a CLEC (Certified Local Exchange Carrier), and an ISP broadband provider, allowing Roomlinx to become a single point vendor of all communication and data needs.

On October 1, 2010, Roomlinx appointed Edouard Garneau as its Chief Financial Officer and entered into an Employment Agreement with him.  Edouard Garneau was the President of Canadian.  Effective with Mr. Garneau’s appointment as Chief Financial Officer, Mike Wasik, Roomlinx’s Chief Executive Officer, no longer holds the title or responsibilities of the Chief Financial Officer of Roomlinx.

For more information on these and other recent developments, see “DESCRIPTION OF BUSINESS - Recent Developments” beginning on page 12.

Risk Factors

An investment in the shares of our common stock involves a high degree of risk and may not be an appropriate investment for persons who cannot afford to lose their entire investment.  For a discussion of some of the risks you should consider before purchasing shares of our common stock, you are urged to carefully review and consider the section entitled “Risk Factors” beginning on page 4 of this prospectus.

The Offering

The selling stockholders identified on page 41 of this prospectus are offering on a resale basis a total of up to 3,569,097 shares of our common stock, including 3,085,597 shares of our issued and outstanding common stock and 483,500 shares issuable upon the exercise of outstanding warrants.  For a complete description of the terms and conditions of our common stock, you are referred to the section in this prospectus entitled “Description of Securities.”

Shares of Common Stock offered	3,569,097

Shares of Common Stock outstanding before the offering (1)	4,958,915

Shares of Common Stock outstanding after the offering (2)	5,442,415

Common Stock OTCBB trading symbol	RMLX

(1)
Based on the number of shares outstanding as of January 12, 2011, but does not include (i) 608,050 shares issuable upon the exercise of outstanding and exercisable warrants to purchase our common stock and (ii) 371,257 shares issuable upon the exercise of outstanding options to purchase our common stock, of which 134,428 are not yet exercisable.

(2)
Based on the number of shares outstanding as of January 12, 2011, but does not include (i) 124,550 shares issuable upon the exercise of outstanding and exercisable warrants to purchase our common stock and (ii) 371,257 shares issuable upon the exercise of outstanding options to purchase our common stock, of which 134,428 are not yet exercisable.

The offering will terminate on the date on which (i) all of the issued and outstanding shares of our common stock being offered hereby have been sold hereunder and (ii) all of the Warrants expire and/or have been exercised in full for shares of our common stock and such shares have been sold hereunder.

Use of Proceeds

We will not receive any proceeds from the sale of the common stock by the selling stockholders pursuant to this prospectus. However, we will receive the applicable exercise price upon the issuance of Warrant Shares in the event that any Warrants are properly exercised.   If all such Warrants are properly exercised in full by payment of cash, the total proceeds we would receive are $2,219,500.  We expect to use the proceeds, if any, that we receive from the exercise of Warrants for general working capital purposes.

RISK FACTORS

The purchase of shares of our common stock is very speculative and involves a very high degree of risk.  An investment in our company is suitable only for the persons who can afford the loss of their entire investment.  Accordingly, investors should carefully consider the following risk factors, as well as other information set forth herein, in making an investment decision with respect to our securities. We have sought to identify what we believe to be all material risks to our business, but we cannot predict whether, or to what extent, any of such risks may be realized nor can we guarantee that we have identified all possible risks that might arise.

Risks Relating to Our Business

We Have Only a Limited Operating History, Which Makes It Difficult to Evaluate an Investment in Our Common Stock.

We have only a limited operating history on which you can evaluate our business, financial condition and operating results. We face a number of risks encountered by early stage technology companies that participate in new technology markets, including our ability to:

●	Maintain our engineering and support organizations, as well as our distribution channels;
●	Negotiate and maintain favorable usage rates with our vendors;
●	Retain and expand our customer base at profitable rates;
●	Recoup our expenses associated with the wireless devices we resell to subscribers;
●	Manage expanding operations, including our ability to expand our systems if our subscriber base grows substantially;
●	Attract and retain management and technical personnel; and
●	Anticipate and respond to market competition and changes in technologies as they develop and become available.

We may not be successful in addressing or mitigating these risks and uncertainties, and if we are not successful our business could be significantly and adversely affected.

Some Of Our Supplies Are Provided By One Supplier Each

The remote control devices required to utilize our services are currently supplied by a single supplier.  The content for our unlimited movie services is currently supplied by a single supplier.  Our set top boxes are currently supplied by a single supplier, although we are currently testing set top boxes from additional suppliers.  It would require some time in order for us to replace a supplier.  Therefore, in the event that the supply of any of these items from any of these suppliers was to be interrupted without sufficient notice, it would have a material adverse impact on us.

To Generate Increased Revenue We Will Have to Increase Substantially the Number of Our Customers, Which May be Difficult to Accomplish.

Adding new customers will depend to a large extent on the success of our direct and indirect distribution channels and acquisition strategy, and there can be no assurance that these will be successful. Our customers’ experiences may be unsatisfactory to the extent that our service malfunctions or our customer care efforts, including our website and 800 number customer service efforts, do not meet or exceed subscriber expectations. In addition, factors beyond our control, such as technological limitations of the current generation of devices, which may cause our customers’ experiences with our service to not meet their expectations, can adversely affect our revenues.

We May Acquire or Make Investments in Companies or Technologies That Could Cause Loss of Value to Our Stockholders and Disruption of Our Business.

Subject to our capital constraints, we intend to continue to explore opportunities to acquire companies or technologies in the future. Entering into an acquisition entails many risks, any of which could adversely affect our business, including:

●	Failure to integrate the acquired assets and/or companies with our current business;
●	The price we pay may exceed the value we eventually realize;
●	Loss of share value to our existing stockholders as a result of issuing equity securities as part or all of the purchase price;
●	Potential loss of key employees from either our current business or the acquired business;
●	Entering into markets in which we have little or no prior experience;
●	Diversion of management’s attention from other business concerns;
●	Assumption of unanticipated liabilities related to the acquired assets; and
●	The business or technologies we acquire or in which we invest may have limited operating histories, may require substantial working capital, and may be subject to many of the same risks we are.

We Have Limited Resources and We May be Unable to Effectively Support Our Operations.

We must continue to develop and expand our systems and operations in order to remain competitive. We expect this thesis to place strain on our managerial, operational and financial resources. We may be unable to develop and expand our systems and operations for one or more of the following reasons:

●	We may not be able to retain at reasonable compensation rates qualified engineers and other employees necessary to expand our capacity on a timely basis;
●	We may not be able to dedicate the capital necessary to effectively develop and expand our systems and operations; and
●	We may not be able to expand our customer service, billing and other related support systems.

If we cannot manage our operations effectively, our business and operating results will suffer.

Our Business Prospects Depend in Part on Our Ability to Maintain and Improve Our Services as Well as to Develop New Services.

We believe that our business prospects depend in part on our ability to maintain and improve our current services and to develop new services. Our services will have to achieve market acceptance, maintain technological competitiveness and meet an expanding range of customer requirements. We may experience difficulties that could delay or prevent the successful development, introduction or marketing of new services and service enhancements. Additionally, our new services and service enhancements may not achieve market acceptance.

If We Do Not Respond Effectively and on A Timely Basis to Rapid Technological Change, Our Business Could Suffer.

Our industry is characterized by rapidly changing technologies, industry standards, customer needs and competition, as well as by frequent new product and service introductions. Our services are integrated with the computer systems of our customers. We must respond to technological changes affecting both our customers and suppliers. We may not be successful in developing and marketing, on a timely and cost-effective basis, new services that respond to technological changes, evolving industry standards or changing customer requirements. Our success will depend, in part, on our ability to accomplish all of the following in a timely and cost-effective manner:

●	Effectively using and integrating new technologies;
●	Continuing to develop our technical expertise;
●	Enhancing our engineering and system design services;

●	Developing services that meet changing customer needs;
●	Advertising and marketing our services; and
●	Influencing and responding to emerging industry standards and other changes.

We Depend on Retaining Key Personnel. The Loss of Our Key Employees Could Materially Adversely Affect Our Business.

Due to the technical nature of our services and the dynamic market in which we compete, our performance depends in part on our retaining key employees. Competitors and others may attempt to recruit our employees. A major part of our compensation to our key employees is in the form of stock option grants. A prolonged depression in our stock price could make it difficult for us to retain our employees and recruit additional qualified personnel.

An Interruption in the Supply of Products and Services That We Obtain From Third Parties Could Cause a Decline in Sales of Our Services.

In designing, developing and supporting our services, we rely on many third party providers. These suppliers may experience difficulty in supplying us products or services sufficient to meet our needs or they may terminate or fail to renew contracts for supplying us these products or services on terms we find acceptable. If our liquidity deteriorates, our vendors may tighten our credit, making it more difficult for us to obtain suppliers on terms satisfactory to us. Any significant interruption in the supply of any of these products or services could cause a decline in sales of our services, unless and until we are able to replace the functionality provided by these products and services. We also depend on third parties to deliver and support reliable products, enhance their current products, develop new products on a timely and cost-effective basis and respond to emerging industry standards and other technological changes.

We May Face Increased Competition, Which May Negatively Impact Our Prices for Our Services or Cause Us to Lose Business Opportunities.

The market for our services is becoming increasingly competitive. Our competitors may use the same products and services in competition with us. With time and capital, it would be possible for competitors to replicate our services and offer similar services at a lower price. We expect that we will compete primarily on the basis of the functionality, breadth, quality and price of our services. Our current and potential competitors include:

●	Other wireless high speed internet access providers, such as SDSN, Guest-Tek Wayport, Greentree, Core Communications and StayOnLine;
●	Other viable network carriers, such as SBC, Comcast, Sprint and COX Communications; and
●	Other internal information technology departments of large companies.

Many of our existing and potential competitors have substantially greater financial, technical, marketing and distribution resources than we do. Additionally, many of these companies have greater name recognition and more established relationships with our target customers. Furthermore, these competitors may be able to adopt more aggressive pricing policies and offer customers more attractive terms than we can. In addition, we have established strategic relationships with many of our potential competitors. In the event such companies decide to compete directly with us, such relationships would likely be terminated, which could have a material adverse effect on our business and reduce our market share or force us to lower prices to unprofitable levels.

We May be Sued by Third Parties For Infringement of Their Proprietary Rights and We May Incur Substantial Defense Costs and Possibly Substantial Royalty Obligations or Lose The Right to Use Technology Important To Our Business.

Any intellectual property claims, with or without merit, could be time consuming and expensive to litigate or settle and could divert management attention from administering our business. A third party asserting infringement claims against us or our customers with respect to our current or future products may materially adversely affect us by, for example, causing us to enter into costly royalty arrangements or forcing us to incur settlement or litigation costs.

Our Quarterly Operating Results are Subject to Significant Fluctuations and, As A Result, Period-To-Period Comparisons of Our Results of Operations are Not Necessarily Meaningful.

●	The success of our brand building and marketing campaigns;
●	Price competition from potential competitors;
●	The amount and timing of operating costs and capital expenditures relating to establishing the Company’s business operations;
●	The demand for and market acceptance of our products and services;
●	Changes in the mix of services sold by our competitors;
●	Technical difficulties or network downtime affecting communications generally;
●	The ability to meet any increased technological demands of our customers; and
●	Economic conditions specific to our industry.

Therefore, our operating results for any particular quarter may differ materially from our expectations or those of security analysts and securities traders and may not be indicative of future operating results. The failure to meet expectations may cause the price of our common stock to decline. Since we are susceptible to these fluctuations, the market price of our common stock may be volatile, which can result in significant losses for investors who purchase our common stock prior to a significant decline in our stock price.

 A Significant Amount of Our Common Stock is Held by a Few Stockholders

As of January 12, 2011, Matthew Hulsizer and Jennifer Just, directly and indirectly, together with certain of their affiliates, held 1,430,022 (or approximately 28.8%) of our outstanding shares of common stock and could, therefore, have a significant influence on us.

Potential Fluctuations In Quarterly Operating Results

Our quarterly operating results may fluctuate significantly in the future as a result of a variety of factors, most of which are outside of our control, including: the demand for our products and services; seasonal trends in purchasing; the amount and timing of capital expenditures and other costs relating to the development of our products and services; price competition or pricing changes in the industry; technical difficulties or system downtime; general economic conditions, and economic conditions specific to the hospitality industry. Our quarterly results may also be significantly impacted by the impact of the accounting treatment of acquisitions, financing transactions or other matters. Due to the foregoing factors, among others, it is likely that our operating results will fall below our expectations or those of investors in some future quarter.

Limitation of Liability and Indemnification of Officers and Directors

Our officers and directors are required to exercise good faith and high integrity in the management of our affairs. Our Articles of Incorporation provides, however, that our officers and directors shall have no personal liability to us or our stockholders for damages for any breach of duty owed to us or our stockholders, unless they breached their duty of loyalty, did not act in good faith, knowingly violated a law, or received an improper personal benefit.  Our Articles of Incorporation and By-Laws also provide for the indemnification by us of our officers and directors against any losses or liabilities they may incur by reason of their serving in such capacitates, provided that they do not breach their duty of loyalty, act in good faith, do not knowingly violate a law, and do not received an improper personal benefit. Additionally, we have entered into individual  Indemnification Agreements with each of our directors and officers to implement with more specificity the indemnification provisions provided by the Company’s By-Laws and provide, among other things, that to the fullest extent permitted by applicable law, the Company will indemnify such director or officer against any and all losses, expenses and liabilities arising out of such director’s or officer’s service as a director or officer of the Company, as the case may be. The Indemnification Agreements also contain detailed provisions concerning expense advancement and reimbursement.

Disclosure Controls and Procedures and Potential Inability to Make Required Public Filings

As of January 12, 2011, we have 31 employees.  Given our limited personnel, we may be unable to maintain effective controls to insure that we are able to make all required public filings in a timely manner. In fact, from December 27, 2005 until May 14, 2009, our Common Stock was removed from listing from the OTC Bulletin Board as a result of our failure to timely make all our required public filings.  If we do not make all public filings in a timely manner, our shares of common stock may again be delisted from the OTC Bulletin Board and we could also be subject to regulatory action and/or lawsuits by stockholders.

Risks Relating to Our Common Stock

Resale of Shares Offered by this Prospectus Could Adversely Affect the Market Price of Our Common Stock and Our Ability to Raise Additional Equity Capital

The sale or availability for sale, of common stock in the public market pursuant to this prospectus may adversely affect the prevailing market price of our common stock and may impair our ability to raise additional capital by selling equity or equity-linked securities.  This prospectus covers the resale of a significant number of shares of our common stock. In fact, the registration statement will make publicly available for resale up to 3,569,097 shares of our common stock. This figure represents approximately 66% of the shares of our common stock outstanding immediately after the effectiveness of this registration statement (assuming the issuance of all of the shares registered under this registration statement).  The resale of a substantial number of shares of our common stock in the public market pursuant to this offering, and afterwards, could adversely affect the market price for our common stock and make it more difficult for you to sell our shares at times and prices that you feel are appropriate. Furthermore, we expect that, because there are a large number of shares offered hereby, the selling stockholder will continue to offer shares covered by this prospectus for a significant period of time, the precise duration of which we cannot predict. Accordingly, the adverse market and price pressures resulting from this offering may continue for an extended period of time and continued negative pressure on the market price of our common stock could have a material adverse effect on our ability to raise additional equity capital.

Articles of Incorporation Grants the Board of Directors the Power to Designate and Issue Additional Shares of Preferred Stock.

Our Articles of Incorporation grants our Board of Directors authority to, without any action by our stockholders, designate and issue, from our authorized capital, shares in such classes or series as it deems appropriate and establish the rights, preferences, and privileges of such shares, including dividends, liquidation and voting rights. The rights of holders of classes or series of preferred stock that may be issued could be superior to the rights of the common stock offered hereby.  Our board of directors’ ability to designate and issue shares could impede or deter an unsolicited tender offer or takeover proposal. Further, the issuance of additional shares having preferential rights could adversely affect other rights appurtenant to the shares of common stock offered hereby. Any such issuances will dilute the percentage of ownership interest of our stockholders and may dilute our book value.

Lack of Liquid Trading Market for Common Stock

Although our stock is quoted on the OTC Bulletin Board (the “OTCBB”) under the symbol “RMLX”, the market for our common stock is not liquid as there have been days when our stock did not trade even though it was quoted.

Limited Market Due To Penny Stock

Our stock differs from many stocks, in that it is considered a penny stock. The Securities and Exchange Commission has adopted a number of rules to regulate penny stocks. These rules include, but are not limited to, Rules 3a5l-l, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6 and 15g-7 under the Securities and Exchange Act of 1934, as amended. Because our securities probably constitute penny stock within the meaning of the rules, the rules would apply to our securities and us. The rules may further affect the ability of owners of our stock to sell their securities in any market that may develop for them. There may be a limited market for penny stocks, due to the regulatory burdens on broker-dealers. The market among dealers may not be active. Investors in penny stock often are unable to sell stock back to the dealer that sold them the stock. The mark-ups or commissions charged by the broker-dealers may be greater than any profit a seller may make. Because of large dealer spreads, investors may be unable to sell the stock immediately back to the dealer at the same price the dealer sold the stock to the investor. In some cases, the stock may fall quickly in value. Investors may be unable to reap any profit from any sale of the stock, if they can sell it at all.

Stockholders should be aware that, according to the Securities and Exchange Commission Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. These patterns include: control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; “boiler room” practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons; excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

Furthermore, the penny stock designation may adversely affect the development of any public market for our shares of common stock or, if such a market develops, its continuation. Broker-dealers are required to personally determine whether an investment in penny stock is suitable for customers. Penny stocks are securities (i) with a price of less than five dollars per share; (ii) that are not traded on a “recognized” national exchange; (iii) whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ-listed stocks must still meet requirement (i) above); and (iv) of an issuer with net tangible assets less than $2,000,000 (if the issuer has been in continuous operation for at least three years) or $5,000,000 (if in continuous operation for less than three years), or with average annual revenues of less than $6,000,000 for the last three years. Section 15(g) of the Exchange Act and Rule 15g-2 of the Commission require broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor’s account. Potential investors in our common stock are urged to obtain and read such disclosure carefully before purchasing any shares that are deemed to be penny stock. Rule 15g-9 of the Commission requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor.

This procedure requires the broker-dealer to (i) obtain from the investor information concerning his financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for the Company’s stockholders to resell their shares to third parties or to otherwise dispose of them.

The Trading Price Of Our Common Stock May Fluctuate Significantly Due To Factors Beyond Our Control

The trading price of our common stock will be subject to significant fluctuations in response to numerous factors, including:

●	Variations in anticipated or actual results of operations;

●	Announcements of new products or technological innovations by us or our competitors;
●	Changes in earnings estimates of operational results by analysts;
●	Inability of market makers to combat short positions on the stock;
●	Inability of the market to absorb large blocks of stock sold into the market; and
●	Comments about us or our markets posted on the Internet.

Moreover, the stock market from time to time has experienced extreme price and volume fluctuations, which have particularly affected the market prices for emerging growth companies and which often have been unrelated to the operating performance of the companies. These broad market fluctuations may adversely affect the market price of our common stock. If our stockholders sell substantial amounts of their common stock in the public market, the price of our common stock could fall. These sales also might make it more difficult for us to sell equity or equity related securities in the future at a price we deem appropriate.

We Do Not Intend to Pay Dividends on Our Common Stock.

We have never paid or declared any cash dividends on our common stock and intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares of common stock unless they sell them.

Sarbanes-Oxley and Federal Securities Laws Reporting Requirements Can Be Expensive

As a public reporting company, we are subject to the Sarbanes-Oxley Act of 2002, as well as the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and other federal securities laws. The costs of compliance with the Sarbanes-Oxley Act and of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC, and furnishing audited reports to stockholders, are significant and may increase in the future.

CAUTIONARY STATEMENT NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus contains or incorporates by reference “forward-looking statements,” as that term is used in federal securities laws, about our financial condition, results of operations and business.  Forward-looking statements may be identified by words such as “believes”, “expects”, “anticipates”, “estimates”, “projects”, “intends”, “should”, “seeks”, “future”, continue”, or the negative of such terms, or other comparable terminology. These statements include, among others:

- statements concerning the benefits that we expect will result from our business activities and results of exploration that we contemplate or have completed, such as increased revenues; and

- statements of our expectations, beliefs, future plans and strategies, anticipated developments and other matters that are not historical facts.

Forward-looking statements are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are based on our beliefs as well as assumptions made by and information currently available to us.  Factors that could cause actual results to differ materially include, but are not limited to:

●	the volume and timing of systems sales and installations, the length of sales cycles and the installation process and the possibility that products will not achieve or sustain market acceptance;
●	the timing, cost and success or failure of new product and service introductions, development and product upgrade releases;
●	competitive pressures including product offerings, pricing and promotional activities;
●	our ability to establish and maintain strategic relationships;
●	the possibility of product-related liabilities;
●	risks related to third-party suppliers and our ability to obtain, use or successfully integrate third-party licensed technology;
●	our ability to attract and retain qualified personnel;
●	the ability to successfully acquire and integrate Canadian Communications LLC;
●	regulatory and economic developments; and
●	those factors discussed in “Risk Factors” in our periodic filings with the SEC.

These forward-looking statements are subject to numerous assumptions, risks and uncertainties that may cause our actual results to be materially different from any future results expressed or implied in those statements.

Because these statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied.  We caution you not to put undue reliance on these statements, which speak only as of the date of this report.  Further, the information contained in this document or incorporated herein by reference is a statement of our present intention and is based on present facts and assumptions, and may change at any time and without notice, based on changes in such facts or assumptions.

Unless otherwise required by applicable law, the Company does not undertake, and specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences, developments, unanticipated events or circumstances after the date of such statement.

DESCRIPTION OF BUSINESS

The following discussion should be read in conjunction with the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section and the consolidated financial statements and related notes thereto included in this prospectus.

General

Business

Roomlinx, Inc. (“we,” “us”, “Roomlinx” or the “Company”) was formed in 1998 and is incorporated under the laws of the State of Nevada.  Our principal executive office is located at 2150 W 6th Avenue, Broomfield, CO 80020.  Our telephone number is (303) 544-1111 and our internet address is www.roomlinx.com.  Our common stock trades on the OTC Bulletin Board under the symbol “RMLX”.

Roomlinx is a leading provider of Interactive TV products and premium digital video on demand systems for hotels, resorts, and other properties, utilizing premium content and applications demanded by today’s traveler.

We focus our business on providing in-room media and entertainment solutions along with wired networking solutions and Wireless Fidelity networking solutions, also known as Wi-Fi, for high speed internet access to hotels, resorts, and time share properties.  As of January 12, 2011, our current customer base consisted of approximately 97 hotels and 16,398 guest and meeting rooms, in addition to 1,251 residential and business customers subscribing to 2,085 separate monthly services.

Roomlinx’ wired and wireless networking solution offers easy to use access, providing instant and seamless connections for laptop users from anywhere throughout a property, including guest rooms, meeting rooms, back office and public areas, over a high-speed connection that is up to 300 times faster than a standard dial-up modem. Users on this network have access to home and corporate email accounts and Virtual Private Networks, also known as VPNs. These users have flexible billing options, choosing from any one of free service, flat rate, time-based usage or unlimited. In addition these users can expand the service to include value-added services such as wireless point of sale, maintenance, check-in and internet telephony services.

The Roomlinx in-room media and entertainment product (Interactive TV) provides premium applications for internet-based business and entertainment media to venues serving the visitor-based market such as hotels, resorts, and time share properties.  The media and entertainment offering includes a broad range of content and features to satisfy guests while maximizing revenue opportunities for the hotelier.  The solution includes movies, international and US television programming, music and news; games, local travel and concierge information; and business productivity tools that include desktop applications, conferencing and printing applications.

The Company generates revenue through:

1.	Ongoing connectivity service and support contracts
2.	Delivery of content and advertising
3.	Delivery of business and entertainment applications
4.	E-commerce
5.	The customization of its software for the in-room media product

The highlights and business developments for the year ended December 31, 2009 include the following:

❖	Total revenues increased over 11% and gross profit increased over 90% as compared to the year ended December 31, 2008.

❖	Roomlinx stock returned to the OTC Bulletin Board

❖	The conversion of $2,350,000 of Roomlinx Convertible Debentures into common stock which had the following positive effects:

●	The elimination of the majority of all Roomlinx debt

●	The elimination of future interest payments on the Convertible Debentures

●	The elimination of the derivative’s effect on Roomlinx financial statements

❖	Approved as only In-Room Entertainment provider for IBM’s Hotel-in-a-Box.

❖	Winner of the Global Technium Challenge

❖	Installed first Mexico Resort

❖	Increased our channel sales agents from 5 in 2008 to 23 by the end of 2009.

❖	100% of the Customers that installed our Interactive TV product in 2009 has either signed a contract or is in discussions to install additional properties.

❖	Completed the PMS (Property Management System) interface with one of the largest hotel companies in the world

❖	Received approval to interface with the PMS of another one of the largest hotel companies in the world

❖	Received approval to install into Intercontinental Hotels Group’s hotel brands which include: Holiday Inn, Holiday Inn Express, Crowne Plaza, Intercontinental, Indigo, Staybridge, and Candlewood.

❖	Rolled out version 2.0 of the Roomlinx Interactive TV product to all current hotel customers including these additional features:

●	Multiple languages

●	Web based TV Guide

❖	Eliminated overseas call center partner and brought call center in-house

❖	Certified by Micros Inc. for PMS integration

❖
Certified an IP over COAX solution; giving Roomlinx the ability to use existing COAX cabling to provide its Interactive TV product.  This eliminates hotel disruption and the cost of running new Cat6 cabling.

Recent Developments

On July 27, 2010, the Company effected a 1-for-100 reverse split of its outstanding shares of Common Stock.  All references to shares of Common Stock and prices per share of Common Stock contained in this Registration Statement reflect and give effect to that reverse split.

On March 31, 2009, the Company’s board of directors approved the conversion of 1,000 shares of Series C Preferred Stock into 1,000,000 shares of Common Stock per the July 31, 2008 securities purchase agreement and issued 61,022 shares of common stock with a fair value of $91,532 for the payment of Series C Preferred Stock Dividends.

On May 14, 2009, Roomlinx’ stock was returned to the OTC Bulletin Board.  On December 27, 2005, Roomlinx stock was removed from listing from the OTC Bulletin Board as a result of our failure to timely file our Form 10-QSB for the quarter ended September 30, 2005.  Since such date, until May 14, 2009, Roomlinx stock had traded only on the “Pink Sheets”.  The Form 10-QSB for September 30, 2005 was filed on September 21, 2006 and the remaining sequential filings were caught up and filed as of October 29, 2008.  The Company’s SEC filings have been current since that date.

On June 5, 2009, the Company, entered into a $5,000,000 Revolving Credit, Security and Warrant Purchase Agreement (the “Credit Agreement”) with Cenfin LLC, a Delaware limited liability company.

On September 9, 2009, LAM Opportunity Fund LTD converted $280,200 principal amount of Roomlinx Convertible Debentures into 140,100 shares of Roomlinx common stock pursuant to the terms of the Convertible Debentures.

On September 9, 2009, the Company entered into a Debt Conversion Agreement (the “Conversion Agreement”) with Lewis Opportunity Fund, L.P., the holder of a majority of the then outstanding principal amount of Convertible Debentures issued by the Company on June 12, 2007 (the “Debentures”).  Pursuant to the Conversion Agreement, all then outstanding Debentures (in an aggregate principal amount of $1,869,800) were converted into an aggregate of 934,900 shares of Roomlinx common stock at a conversion price of $2.00 per share, the conversion price specified in the Debentures.

On March 10, 2010, the Company, and Cenfin LLC executed a First Amendment to the Revolving Credit, Security and Warrant Purchase Agreement previously entered into by them on June 5, 2009.  Pursuant to the Amendment, the Revolving Credit Commitment under the Original Agreement has been increased from $5,000,000 to $25,000,000 and the permitted Use of Proceeds has been expanded to include certain capital expenditures.  The remaining terms of the Original Agreement were not amended.

On April 29, 2010, Roomlinx entered into a Securities Purchase Agreement with Verition Multi-Strategy Master Fund Ltd. and Wilmot Advisors LLC for the purchase of an aggregate of 250,000 shares of common stock.  The shares were purchased at $4.00 per share for an aggregate of $1,000,000.  The investors were also granted certain registration rights with respect to the purchased shares pursuant to a Registration Rights Agreement entered into by Roomlinx and the investors, pursuant to which Registration Statement of which this prospectus forms a part has been filed.

On May 28, 2010, at the Company’s Annual Meeting, Christopher T. Blisard departed as a Director of the Company upon the expiration of his term.

On July 30, 2010, but with effect as of May 28, 2010, the Company entered into individual Indemnification Agreements with each of its directors and officers. The standard form of Indemnification Agreement was approved by the Company’s Board of Directors. The Indemnification Agreements implement with more specificity the indemnification provisions provided by the Company’s by-laws and provide, among other things, that to the fullest extent permitted by applicable law, the Company will indemnify such director or officer against any and all losses, expenses and liabilities arising out of such director’s or officer’s service as a director or officer of the Company, as the case may be. The Indemnification Agreements also contain detailed provisions concerning expense advancement and reimbursement. The Indemnification Agreements are in addition to any other rights each non-employee director or officer may be entitled to under the Company’s Articles of Incorporation, By-Laws and applicable law.

On July 30, 2010, with effect as of July 15, 2010, the Company and Cenfin LLC entered into a Second Amendment to Revolving Credit, Security and Warrant Purchase Agreement (the “Amendment”).  The Amendment changed (1) the interest rate under the Credit Agreement to the Federal Funds Rate plus 5% and (2) the strike price of warrants issued in connection with any draws of the line of credit after the first $5,000,000 of borrowings after July 15, 2010 from $2.00 per share to the fair market value of the Company’s common stock on the date of such draw.  The interest rate payable on amounts drawn under this Agreement will be set on July 15 of each year but will be adjusted in the event the Federal Funds Rate increases by more than 1% in any six month period, but such an adjustment may only occur once per year.

On August 18, 2010, Roomlinx issued and sold (i) 87,500 shares of its Common Stock to Verition Multi-Strategy Master Fund Ltd., (ii) 67,500 shares of its Common Stock to Wilmot Advisors LLC, (iii) 27,500 shares of its Common Stock to Arceus Partnership, (iv) 2,500 shares of its Common Stock to Ted Hagan and (v) 2,500 shares of its Common Stock to Josh Goldstein, all pursuant to a Securities Purchase Agreement entered into by Roomlinx with these investors at a price of $4.00 per share for an aggregate purchase price of $750,000.  The investors were also granted certain registration rights with respect to the purchased shares pursuant to a Registration Rights Agreement entered into by Roomlinx and the investors, pursuant to which Registration Statement of which this prospectus forms a part has been filed.

On October 1, 2010, Roomlinx, Inc. acquired 100% of the membership interests of Canadian Communications, LLC, a Colorado limited liability company (“Canadian”), for aggregate consideration of $500,000 in cash and the issuance of 270,000 shares of Roomlinx’s common stock, of which 79,000 shares are being held back as security for the sellers’ indemnification obligations.  Roomlinx, Canadian Communications, LLC, Peyton Communications, LLC, Garneau Alliance LLC, Peyton Holdings Corporation and Edouard Garneau entered into a Unit Purchase Agreement dated as of October 1, 2010 providing for the above described transaction.  Except for certain limited matters (including tax matters), the indemnification obligation of the former members of Canadian for breaches of Canadian’s representations and warranties contained in the Unit Purchase Agreement will be subject to a $10,000 aggregate deductible and an aggregate cap of 79,000 holdback shares. Representations and warranties under the Unit Purchase Agreement generally survive for two years after closing, subject to a longer survival period for certain limited matters (including tax matters).  As a result of the acquisition, Roomlinx, already a provider of High Speed Internet and Interactive HD TV services to hotels throughout North America, will now provide new release, pay-per-view movies to hotels in North America and the Caribbean, free-to-guest TV programming, as well as voice and broadband services to hotels, small businesses and MDU (Multiple Dwelling Unit) communities.  Canadian’s Broadband division adds value to Roomlinx as a licensed and certified DirecTV and Dish Network provider, a CLEC (Certified Local Exchange Carrier), and an ISP broadband provider, allowing Roomlinx to become a single point vendor of all communication and data needs.

On October 1, 2010, Roomlinx appointed Edouard Garneau as its Chief Financial Officer.  Edouard Garneau was the President of Canadian.  Effective with Mr. Garneau’s appointment as Chief Financial Officer, Mike Wasik, Roomlinx’s Chief Executive Officer, no longer holds the title or responsibilities of the Chief Financial Officer of Roomlinx.

On October 1, 2010 (the “Effective Date”), Roomlinx entered into an Employment Agreement (the “CFO Employment Agreement”) with Mr. Edouard Garneau to serve as the Chief Financial Officer of the Company.  Pursuant to the CFO Employment Agreement, Mr. Garneau’s starting base salary is $150,000 per year. In addition, Mr. Garneau is eligible for payment of a bonus based on his performance, as, when and in an amount determined by the Compensation Committee and/or the Board of Directors of Roomlinx. Assuming the achievement of all relevant performance criteria and established milestones, Mr. Garneau will have a target annual bonus of at least 100% of his base salary.  In addition, further to the CFO Employment Agreement and as an inducement to acceptance of an offer of employment, on October 1, 2010, pursuant to Roomlinx’s standard stock option award agreement, Mr. Garneau was granted options to purchase 40,000 shares of Roomlinx Common Stock at an exercise price equal to $4.50 per share, the last publicly reported sales price of a share of Roomlinx Common Stock on October 1, 2010, vesting equally over a three year period. Mr. Garneau is also entitled to four weeks paid vacation per year and other benefits offered generally to executives of Roomlinx.  The CFO Employment Agreement may be terminated at any time by either Roomlinx or Mr. Garneau; provided, however, that in the event Mr. Garneau terminates for “Good Reason” or Roomlinx terminates without “Cause”, each as defined in the Employment Agreement, then Mr. Garneau shall, on the fulfillment of certain conditions, be entitled to severance compensation equal to twelve (12) months’ salary.

Our Services

Currently we offer the following services to our customers:

❖	site-specific determination of needs and requirements;
❖	design and installation of the wireless or wired network;
❖	customized development, design and installation of a media and entertainment system;
❖	IP-based delivery of on-demand high-definition and standard-definition programming including Hollywood, Adult, and specialty content;
❖	delivery of television programming via satellite (Direct TV or Dish Networks);
❖	delivery of an electronic television programming guide (EPG) viewed via the television;
❖	full maintenance and support of the network and Interactive TV product;
❖	technical support to assist guests and hotel staff 24 hours a day, 7 days a week, 365 days a year;
❖	hotel staff and management training;
❖	marketing assistance and continuous network and system monitoring to ensure high quality of service;
❖	advertising sales and advertising sales support.

The main services we currently offer are the installation and servicing of wired and wireless networks and the development and installation of our Interactive TV product for hotels.

Our strategy is to focus our resources on delivering a wide range of communication, information, advertising, and E-commerce services to the hospitality industry. In addition, we plan to aggressively penetrate the hotel, resort, and timeshare verticals through direct sales, channel sales agents, and acquisitions. The networks that we install can supply the hotel with all of the internet requirements to the hotel’s back office, guest rooms, restaurants, lobbies, convention center and meeting rooms over the internal local area network (LAN). Users access the Internet without any modification to their computer and can walk freely about the premises while still being connected to the network.

When we commence service to a new hotel property, we install hardware in the hotel and integrate that hardware into the hotel’s billing server. We give the client hotel property two options in acquiring our high-speed Internet services: the hotel can buy the system and pay us a monthly service fee to maintain technical support (usually on a per room per month basis), or the hotel can lease-to-own the system with a third party and pay us a monthly service fee. We also obtain fee income by enabling “meeting rooms” for our hotel customers.

We generally have the first right of refusal to provide all wireless services to the hotel as well as to provide value added services over the installed network. We believe that we will continue to increase sales and gross profits by offering Interactive TV product to our current wired and wireless internet customer base.  Roomlinx’ goal is to be the sole source solution for in-room technology, redefining how the hotel guests access traditional free-to-guest television, contemporary web content, premium, pre-release, and high-definition material, along with business tools and information specific to the property and their stay. We currently deliver this via our user-friendly, streamlined interface displayed on a sleek, flat-panel HD LCD television and powered by our Roomlinx media console.  We believe we have truly converged the television and personal computer into one offing in hotel rooms.

We believe that the potential market for our services is largely underserved, providing us with opportunities for additional growth. Subject to capital constraints, we intend to leverage the “Roomlinx” brand and distribution to offer a wider portfolio of products and services.

We seek to deepen penetration within our installed customer base and expand the breadth of our overall customer base by distinguishing our current and future offerings with value-added solutions through increased marketing activities.

Our Strategy

Our short term strategies include the following:

❖	We are seeking to grow the number of rooms installed with our Interactive TV product
❖	We are seeking to make our Interactive TV product our core competency and focus on quality service and highly-profitable opportunities;
❖	We are seeking to grow the number of rooms under management. We can improve our margins through the recurring revenues that we receive from rooms under management;
❖
We are seeking to attain preferred vendor status or become a brand standard with premier hotel chains. Our hotel customers include many of the country’s most highly regarded hotel chains. If we are successful in attaining preferred vendor status or becoming a brand standard, we will be able to expand our services to cover the applicable chain’s site map;

❖	We are seeking to leverage our core competency by expanding the markets we serve beyond hospitality to the home market; beyond North America into Central America and the Caribbean.
❖	We hope to expand the IP-based services that we offer to include:
●	voice over the Internet (VoIP) availability;
●	IP-based television programming;
●	Grow our IP-based advertising through the LCD television and laptop;
●	Grow our IP-based E-Commerce through the LCD television and laptop;
●	Managed technical services, to provide special technical services to users.
●	Grow our custom software development revenues
●	Through acquisition or organic growth we plan to:
■	Control and offer Free-To-Guest TV Programming (Direct TV or Dish Networks) to hotels, resorts, and timeshare properties
■	Increase our high speed internet base of customers
■	Offer additional synergistic technologies or services that allow us to sell more of our Interactive TV product

Our longer term strategies include the following:

❖	We hope to be able to offer our Interactive TV product to the consumer market;
❖	Expansion into the European and Asian hotel industries; and,
❖	We have begun to consider other infrastructure and value added services to include in our media and entertainment product.

Ultimately, we hope to position ourselves as our customers’ central in-room communications, entertainment and media provider. However, we cannot assure our investors that we will be successful in attaining these goals or that we will not pursue other strategies when opportunities arise. Among other things, capital constraints and competition, among other factors, may preclude us from attaining our goals.

Sales and Marketing

Sales

As of January 12, 2011, our direct sales force consisted of five persons and our channel sales program consisted of 12 outside sales agents. While we will always require a small in-house team of direct sales representatives, we believe that if we are to grow the scale of our operations, it will be necessary for us to develop a channel sales program utilizing sales agents and re-sellers. As a result, our direct sales are supplemented by strategic alliances with communication marketing companies and communication providers. These organizations already have preferred access to customers, which may give us an advantage in the marketplace. These sales representatives are paid on a commission basis. We provide sales training and packaged marketing materials to our independent representatives in order to obtain optimum installation contracts.

There are four succinct areas of outsource marketing in the hospitality sector that we concentrate our sales efforts on:

❖
Hospitality Consultants - This group sells consulting services to hotel ownership and management groups.  For the most part, they have strong relationships with the aforementioned groups to provide consulting expertise.

❖
Independent Communication Sales Representatives, and Representative Organizations – this group sells communication products into the hotel industry.  Because they sell multiple lines of communication services to hotels, they have direct contact with the Information Systems director. These services save money for the hotels as well as providing them with additional income to the hotel, and as such they have good access to the decision-maker in this market.

❖
Wholesale Equipment Suppliers, Equipment Installers in the Hospitality Market - This group sells and installs central phone systems - also known as PBX systems - voice mail systems, property management systems and software related services directly into the hotel market. Since these services are directly related to both the income and marketing sides of the hospitality area, we believe that their access to this clientele is very good.

❖	The Hotel Interconnect Individual or Companies - This group handles the installation and the maintenance for the independent communications sales representative and interconnect companies.

Typically, at least one and often all four of the above groups interact with the hotel industry on a daily basis. This provides us with a valuable source of sales and marketing personnel with direct contact into the industry.

Marketing

We typically deploy a marketing mix consisting of grass roots marketing by joining industry specific affiliations such as HTNG (Hotel Technology Next Generation) and AHLA (American Hotel and Lodging Association) direct mail, internet direct response, print ads in periodicals aimed at hospitality industry, and tradeshow sponsorship and support.

Operations

We have built a foundation on which to achieve growth with minimal fixed expenditures. We have achieved this by building the infrastructure and quality controls to outsource the following functions: system integration, bandwidth provisioning, system deployment, and technical support and service.

For our high speed wired and wireless offering we act as a service provider that aggregates the products and services required to install wireless high-speed networks and deploys them through a delivery infrastructure that combines in-house technical and RF (radio frequency) experts with select system integrators in the customer’s area. After installation we seek to manage the network under a long-term contract.

For our Media and Entertainment offerings we control the development of the product in-house allowing us to have ultimate control of response time and customer requests for product customization and version updates.  For installation and support we utilize both certified partners and in-house personnel.  We use In-house personnel for project management and pro-active monitoring of our technical components in the field.

Competition

Wired and Wireless High-Speed Internet Offering

The market for our services has leveled off. Our competitors may use the same products and services in competition with us. With time and capital, it would be possible for competitors to replicate our services and offer similar services at a lower price. We expect that we will compete primarily on the basis of the functionality, breadth, quality and price of our services. Our current and potential competitors include:

- Other wireless high-speed internet access providers, such as I-Bahn, Guest-Tek, ATT&T, and LodgeNet;

- Other internal information technology departments of large companies.

Many of our existing and potential competitors may have greater financial, technical, marketing and distribution resources than we do. Additionally, many of these companies may have greater name recognition and more established relationships with our target customers.

Media and Entertainment Offering (Interactive TV)

The market for our services is in its infancy.  Due to technological advances we believe many of the larger companies will not be able to react quickly in duplicating our offering.  Current competition consists of players offering portions of our offering, such as video on demand and internet access; these competitors include LodgeNet, SuiteLinq, KoolKonnect, NXTV and Tangerine Global.

Research and Development

We seek to continually enhance the features and performance of our existing products and services. In addition, we are continuing to evaluate new products to meet our customers’ expectations of ongoing innovation and enhancements.

Our ability to meet our customers’ expectations depends on a number of factors, including our ability to identify and respond to emerging technological trends in our target markets, develop and maintain competitive products, enhance our existing products by adding features and functionality that differentiate them from those of our competitors and offering products on a timely basis and at competitive prices. Consequently, we have made, and we intend to continue to make, investments in research and development.

We incurred research and development expenses of $289,711 and $587,377 for the years ended December 31, 2009 and 2008, respectively, on research and development of our interactive TV products.

We anticipate expending approximately $500,000 towards research and development activities during the next twelve months in connection with the continued development of our interactive TV products.

Patents and Trademarks

We own the registered trademarks of “SuiteSpeed®” and “Roomlinx®”.  We have also applied for a registered trademark for “SmartRoom”TM.  We also have proprietary processes and other trade secrets that we utilize in our business.

Number of Employees

As of January 12, 2011 we had a total of 31 full-time personnel.  None of our employees are covered by a collective bargaining agreement. We believe that our relations with our employees are good.

Environmental Matters

We believe that we are in compliance with all current federal and state environmental laws and currently have no costs associated with compliance with environmental laws or regulations.

Dependence On Key Customers and Suppliers

We are not dependent on any single customer or a few major customers for a material portion of our revenues.

The remote control devices required to utilize our services are currently supplied by a single supplier.  The content for our unlimited movie services is currently supplied by a single supplier.  Our set top boxes are currently supplied by a single supplier, although we are currently testing set top boxes from additional suppliers.  It would require some time in order for us to replace a supplier.  Therefore, in the event that the supply of any of these items from any of these suppliers was to be interrupted without sufficient notice, it would have a material adverse impact on us.

Legal Proceedings

As of January 12, 2011, no material legal proceedings to which the Company (or any officer or director of the Company, or any affiliate or owner of record or beneficially of more than five percent of the Common Stock, to management’s knowledge) is party to or to which the property of the Company is subject is pending, and no such material proceeding is known by management of the Company to be contemplated.

Description of Property

We lease our principal offices, which are located at 2150 West 6th Avenue, Unit H, Broomfield, CO 80020, consisting of approximately 6,400 square feet.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

Statements used in this prospectus, in filings by the Company with the Securities and Exchange Commission (the “SEC”), in the Company’s press releases or other public or stockholder communications, or made orally with the approval of an authorized executive officer of the Company that utilize the words or phrases “would be,” “will allow,” “intends to,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” or similar expressions speaking to anticipated actions, results or projections in the future speak only as of the date made, are based on certain assumptions and expectations which may or may not be valid or actually occur, and which involve various risks and uncertainties, such as those set forth under “Risk Factors”.  The Company cautions readers not to place undue reliance on any such statements and that the Company’s actual results for future periods could differ materially from those anticipated or projected.

Unless otherwise required by applicable law, the Company does not undertake, and specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences, developments, unanticipated events or circumstances after the date of such statement.

The following discussion and analysis should be read in conjunction with our consolidated financial statements and related notes included as part of this prospectus.

Roomlinx, Inc., a Nevada corporation (“we,” “us” or the “Company”), provides three core products and services:

Wired Networking Solutions and Wireless Fidelity Networking Solutions.

We provide wired networking solutions and wireless fidelity networking solutions, also known as Wi-Fi, for high speed internet access at hotels, resorts, and timeshare locations. The Company installs and creates services that address the productivity and communications needs of hotel guests, convention center exhibitors and corporate apartment customers. We specialize in providing advanced Wi-Fi wireless services such as the wireless standards known as 802.11a/b/g/n/i.

Hotel customers sign long-term service agreements, where we provide the maintenance for the networks, as well as the right to provide value added services over the network.

We derive revenues from the installation of the wired and wireless networks we provide to hotels, resorts, and timeshare properties. We derive additional revenue from the maintenance of these networks. Customers typically pay a one-time fee for the installation of the network and then pay monthly maintenance fees for the upkeep and support of the network. During 2008 we made a fundamental change in our business model pertaining to our on-site support. We are no longer including on-site support in the base price for maintenance; these services are either billed for at the time of service or the base price is increased.

In-room media and entertainment.

We provide in-room media and entertainment product and services for hotels, resorts, and time share properties.  The Company develops software and integrates hardware to facilitate the distribution of entertainment, business applications, national and local advertising, and on demand content.  The content consists of high definition and standard definition adult, Hollywood, and specialty programming, music, internet based television programming, digital global newspapers, global radio and television stations, business applications (allowing the guest to use Microsoft Office programs), and hotel-specific services and advice.

The Company provides proprietary software, an LCD television (optional), a media console (consisting of a DVD player, CD burner, and numerous input jacks for the hotel guest), a proprietary wireless keyboard with built-in mouse, and a proprietary remote control. The Company installs and supports these components.

Hotel customers sign long-term service agreements, where we provide the maintenance for the networks, as well as the right to provide value added services over the network.

We derive revenues primarily from selling our proprietary hardware and software to hotels, resorts and time share locations as well as delivering content and providing security and support of the media and entertainment product.  We derive additional revenue from the rental of movies, printing service, advertising and sale of products through our system.  We began marketing this product in September 2007.  Since June 2007, we have invested significant capital to develop our software, integrate our hardware, and develop significant product and content partnerships.

Television Programming.

Our products provide for delivery and viewing of high definition and standard definition television programming for hotels, resorts, and time share properties.  The Company installs and provides services that address the entertainment and information needs of hotel guests and resort guests. We specialize in providing advanced high definition equipment for delivering digital television programming such as ESPN, HBO, Starz, and other specialty and local channels.

We derive revenues from the installation of the programming equipment we provide to hotels, resorts, and timeshare properties. We derive additional revenue from the television programming fees we provide to hotels, resorts, and timeshare properties. Customers typically pay a one-time fee for the installation of the equipment and then pay monthly programming fees for delivery of a specific TV channel lineup.

Trends and Business Outlook

Our goal is to be the leading provider of all facets of in-room hotel, resort and timeshare entertainment, programming and internet connectivity.  We believe that we are developing the scale, capacity, and reach to respond to customers’ needs quickly and that our product offerings differentiate us from other market participants in terms of usability, technical innovation and breadth of offerings. Over the past year, we have taken significant steps towards these goals and in the second quarter of 2010, we began to see the benefits of many of these decisions and investments, such as our success in being selected by a major hotel chain from among other industry participants.

Although our current quarter results demonstrate the initial success of our efforts, general economic conditions and market uncertainty may still negatively affect our financial results in future periods.  We anticipate that the rate of new orders may vary significantly from quarter to quarter. Consequently, if anticipated sales and shipments in any quarter do not occur when expected, expenses and inventory levels could be disproportionately high, and our operating results for that quarter and future quarters may be adversely affected.  Further, given the lag between the incurrence of expenses in connection with sales “wins” and the resulting revenue stream, we anticipate that, while we will see organic growth that positions us for future profitability, our costs of sales and other operating expenses will exceed our revenues in the near term.  We have incurred operating losses since our inception.

Our acquisition of Canadian Communications, LLC will be a further driver of sales growth and fill out the Company’s product and service offerings.

Results of Operations

Nine months ended September 30, 2010 compared to the Nine months ended September 30, 2009

Our revenues for the nine months ended September 30, 2010 were $2,656,455, an increase of $993,799 or 60% over our $1,662,656 in revenues for the nine months ended September 30, 2009.  This increase is primarily due to increased installations, hardware sales, and recurring revenue streams of our media and entertainment products.

Our cost of goods sold for the nine months ended September 30, 2010 was $1,994,639 an increase of $847,460 or 74% over our $1,147,179 cost of goods sold for the nine months ended September 30, 2009.  The cost of goods associated with the large hardware sale, mentioned in the quarterly numbers, represents $846,817 or 42% of this number.  The remaining results are primarily attributable to costs associated with the increased support and installation sales.

Our gross profit for the nine months ended September 30, 2010 was $661,816, an increase of $146,339 or 28% over the $515,477 gross profit for the nine months ended September 30, 2009.  These results are also primarily due to the revenue from increased sales of goods and services as detailed above, partially offset by increased cost of goods sold. Our margins have decreased from the same period in 2009 due to the large hardware sale where we realized a margin of 5%.

Our operating expenses for the nine months ended September 30, 2010 were $1,753,268 compared to $1,508,273 for the nine months ended September 30, 2009, an increase of 16%.  This increase was primarily due to the growth of our company throughout 2009 and 2010, including personnel and office expenses, in order to support and maintain our products and provide customer service.

Our operations department expenses increased $166,348 to $493,390 in the nine months ended September 30, 2010 compared to the same period in 2009.  This increase is primarily due to the increased personnel and office expenses.  Personnel expenses increased $140,543 and office expenses increased $54,552.  These increases were offset by a decrease in travel expense of $28,747.

Our product development department expenses increased $22,439 to $260,404 in the nine months ended September 30, 2010 compared to the same period in 2009.  This decrease is primarily due to increased personnel office, and travel expenses.  Personnel expenses increased $1,578, office expenses increased $20,282, and travel expenses increased $579.

Our general and administrative expenses increased by $18,124 to $916,412 in the nine months ended September 30, 2010 compared to the same period in 2009. This increase is primarily attributable an increase in personnel expense of $92,894, an increase in advertising expense of $39,275, an increase in travel expenses of $8,853, and an increase in professional services of $8,629.  These increases were partially offset by a decrease in office expense of $54,494, a decrease in finance expense of $48,841, and a decrease in bad debt expense of $28,192.

Depreciation expense increased $38,084 to $83,062 in the nine months ended September 30, 2010 compared to the same period in 2009.  This increase is due an increase in the equipment used for our resort model and pilot properties, which is subject to depreciation.

Our operating loss increased to $1,091,452 during the nine months ended September 30, 2010 compared to an operating loss of $992,796 during the nine months ended September 30, 2009. This 10% increase is primarily a result of the increase in our operating expenses noted above.

For the nine months ended September 30, 2010, our non-operating income increased to $56,068 compared to $54,891 during the nine months ended September 30, 2009.  This increase is primarily due to an increase in interest income.

Our non-operating expenses for the nine months ended September 30, 2010 decreased to $49,644 from $268,833 during the nine months ended September 30, 2009.  Our interest expense decreased $226,228: this decrease is primarily due to the conversion of our convertible debentures in 2009, partially offset by interest accruing under our line of credit of $37,168 in the nine months ended September 30, 2010.  Our financing expense increased 9,953; this increase is primarily due to the debt discount expense associated with our line of credit.  Our foreign currency loss improved to $2,680 for the nine months ended September 30, 2010 as compared to $5,594 for the nine months ended September 30, 2009; this decrease is due to the fluctuations in the value of the foreign currency.

During 2009, the Company was subject to the non-cash effects of derivatives.  During the nine months ended September 30, 2009, there was a derivative loss of $1,409,356.  Due to our conversion of the convertible debentures, we no longer incur the non-cash derivative gains or expenses.

For the nine months ended September 30, 2010, we reported a net loss of $1,085,028, compared to a net loss of $2,645,126 for the nine months ended September 30, 2009.  The decrease in our net loss is primarily attributable to the non-recurring nature of the non-cash derivative losses of $1,409,356 as well as the improvement in our non-operating income and expenses which occurred in the nine months ended September 30, 2009.

Year Ended December 31, 2009 Compared to the Year Ended December 31, 2008

Our revenues for the year ended December 31, 2009 were $2,440,857, an increase of $244,145 or 11% over our $2,196,712 in revenues for the year ended December 31, 2008.  This increase is due to the sales and recurring revenue generated by our new media and entertainment products and services.  This is a strong validation of our shift in efforts towards maximizing revenues resulting from this new product offering.

Our cost of goods sold for the year ended December 31, 2009 was $1,564,141 a decrease of $171,832 or 10% over our $1,735,973 cost of goods sold for the year ended December 31, 2008.  These results are primarily attributable to the lower costs of our recurring revenue stream related to our media and entertainment products.   Also, in July 2009, we brought our call center in house; this eliminated the high cost of outsourcing as well as enabled us to use our workforce more efficiently.

Our gross profit for the year ended December 31, 2009 was $876,716, an increase of $415,977 or 90% over the $460,739 gross profit for the year ended December 31, 2008.  These results are primarily due to the increased sales during the year and the higher gross profit margins of our recurring revenue stream related to our media and entertainment products and services. Another contributing factor is our increase in gross profit margins on the sales of our high speed internet access equipment and service upgrades.

Our operating expenses for the year ended December 31, 2009 were $2,045,353 compared to $2,267,962 for the year ended December 31, 2008, a decrease of 10%.  We created a new department in 2009 to handle our internal operations; this operations department had expenses of $495,005 which consisted primarily of personnel related costs and travel costs.  We reduced our costs in our product development department to $289,711 during the year ended December 31, 2009 from $587,377 in 2008.  This decrease was primarily due to the fact that we have completed the design and development of our media and entertainment product causing a reduction in personnel costs and a reduction in design and development costs of our media and entertainment products.  Sales and marketing, general and administrative, and depreciation expenses decreased to $1,260,637 during the year from $1,680,585 in 2008.  This decrease is primarily attributable to the reduction of bad debt expense of approximately $60,000, the reduction of professional services of approximately $80,000, and a decrease in stock compensation expense of approximately $315,000.

Our operating loss decreased to $1,168,637 during the year ended December 31, 2009 compared to $1,807,223 during the year ended December 31, 2008; this is an improvement of $638,586 or 35%.  Our cost reduction efforts along with a decrease in stock compensation and our increased sales and higher gross profit margins relating to our media and entertainment product and services are primary factors in these results.

For the year ended December 31, 2009, our non-operating income increased to $70,826 compared to $45,388 during the year ended December 31, 2008.  This increase is primarily due to an increase in interest income to $68,017 in 2009 from $41,455 in 2008; the majority of the interest income pertains to the equipment leases to our customers.  During 2008 there was $3,275 recorded as income from discharge of indebtedness, there was no corresponding income during 2009.

Our non-operating expenses for the year ended December 31, 2009 increased to $280,602 from $187,314 during the year ended December 31, 2008.  Our interest expense for the year ended December 31, 2009 was $274,476 compared to $153,477 for the year ended December 31, 2008, an increase of 78%.  This increase primarily due to the one time interest expense of $112,188 incurred as part of the conversion agreement on the convertible debentures.  Due to our conversion of the convertible debentures we will no longer incur a 6% per annum interest expense going forward.  The company also started accruing interest on the line of credit in 2009. Financing expenses for the year ended December 31, 2009 decreased to $99, incurred for the capital lease, compared to $15,000, incurred for the debenture offering, for the year ended December 31, 2008.  Our foreign currency loss improved to $6,027 for the year ended December 31, 2009 as compared to $18,837 for the year ended December 31, 2008, this decrease is due to the fluctuations in the value of the foreign currency.

During 2008 and 2009, the Company was subject to the non-cash effects of derivatives.  During the year ended December 31, 2009, there was a derivative expense of $1,409,356 compared to a derivative gain of $143,404 for the year ended December 31, 2008. Due to our conversion of the convertible debentures we will no longer incur the non-cash derivative gains or expenses.

For the year ended December 31, 2009, we reported a net loss of $2,787,769, compared to a net loss of $1,805,745 for the year ended December 31, 2008.  An increase in non-cash derivative expense of $1,552,760 and an increase in interest expense of $120,999, offset by our cost reduction efforts along with a decrease in stock compensation and our increased sales and higher gross profit margins relating to our media and entertainment product and services are primary factors in these results.

Liquidity and Capital Resources

Nine months ended September 30, 2010 compared to the Nine months ended September 30, 2009

As of September 30, 2010 we had $961,121 in cash and cash equivalents.  We believe that our cash, cash equivalents, future cash flows from operations, financing obtained to fund our interactive TV installations from third parties, and our borrowing capacity under our line of credit with Cenfin, taken together, provide adequate resources to fund ongoing operating cash requirements through 2010 and 2011.  We cannot provide assurance that our actual cash requirements will not be greater than we expect as of the date of this report.  We will, from time to time, consider the acquisition of, or investment in, complementary businesses, products, services and technologies, which might impact our liquidity requirements or cause us to issue additional equity or debt securities.  Working capital at September 30, 2010 was $2,389,695.

If sources of liquidity are not available or if we cannot generate sufficient cash flow from operations during the next twelve months, we might be required to obtain additional sources of funds through additional operating improvements, capital market transactions, asset sales or financing from third parties, a combination thereof or otherwise. We cannot provide assurance that these additional sources of funds will be available or, if available, would have reasonable terms.

Operating Activities

Net cash used by operating activities was $1,837,000 for the nine months ended September 30, 2010 as compared to $1,208,680 used for the nine months ended September 30, 2009. The change was primarily due to the effect of derivative expense, stock compensation expense, and changes in operating assets.

Investing Activities

Net cash used by investing activities was $1,155,816 for the nine months ended September 30, 2010 as compared to $368,546 used by investing activities for the nine months ended September 30, 2009.  During the nine months ended September 30, 2010, $91,700 in leases receivable payments were received and $1,025,840 in new leases were entered into, compared to leases payments of $29,174 and $234,391 in leases entered into in 2009.  During the nine months ended September 30, 2010, there were $221,676 purchases of property and equipment, compared to $163,329 in the same period in 2009.

Financing Activities

Net cash provided by financing activities was $3,297,857 for the nine months ended September 30, 2010, compared to $337,046 net cash provided by financing for the nine months ended September 30, 2009. In 2010 we had equity sales that provided a net $1,750,000, and warrant conversions that provided a net $573,000; this was offset by lease payments on software of $7,143 compared to lease payments of $2,954 during the same period in 2009.  We had $982,000 provided by two draws on our line of credit during the nine months ended September 30, 2010 compared to $340,000 provided in the same period in 2009.

Contractual Obligations

We have operating and capital lease commitments. The following table summarizes these commitments at September 30, 2010:

	Total	Less than 1 year	1-3 years	3-5 years
Operating lease obligations	$208,252	$56,796	$151,456	-
Capital lease obligations	$18,312	$10,170	$8,142	-
Total	$226,564	$66,966	$159,598	-

Year Ended December 31, 2009 Compared to the Year Ended December 31, 2008

As of December 31, 2009 we had $656,080 in cash and cash equivalents, which amount, in addition to the financing obtained to fund our interactive TV installations, is sufficient to fund operating activities, new product installations, and to continue investing in our new media and entertainment product through 2010.  Working capital at December 31, 2009 was $923,565.

Operating Activities

Net cash used by operating activities was $1,411,823 for the year ended December 31, 2009 as compared to $1,082,777 used for the year ended December 31, 2008. The change was primarily due to the effect of derivative expense, stock compensation expense, and changes in operating assets.  During 2009, our net receivables increased by $200,076 or 77%, our inventory decreased by $8,139 or 3%, our prepaid and other current assets increased by $4,317 or 14%, our accounts payable and accrued expenses decreased by $96,375 or 22%, our deferred revenue decreased by $271,624 or 58% and our accrued interest decreased by $32,006 or 90%.

Investing Activities

Net cash used by investing activities was $332,767 for the year ended December 31, 2009 as compared to $378,673 in investing activity for the year ended December 31, 2008.  During 2009 $200,345 was recorded in leases receivable investments for our media and entertainment product installations, with payments on the lease receivables of $47,740, compared to leases recorded of $274,160 and no payments in 2008.  During 2009 there was $180,162 in purchases of property and equipment also for media and entertainment product installations, compared to $104,513 in 2008.

Financing Activities

Net cash provided by financing activities was $459,455 for the year ended December 31, 2009, primarily attributable to draw downs on our line of credit for media and entertainment product installations; as compared to the $2,487,500 of proceeds from financing activities for the year ended December 31, 2008, which was primarily attributable to the $2,500,000 equity raise in July 2008, offset by a note principal payment of $12,500.

 Contractual Obligations

We have operating and capital lease commitments. The following table summarizes these commitments at December 31, 2009:

	Total	Less than 1 year	1-3 years	3-5 years
Operating lease obligations	$250,849	56,796	113,592	80,461
Capital lease obligations	29,999	13,208	16,791	-
Total	$280,848	70,004	130,383	80,461

Off Balance Sheet Arrangements

We do not have any off-balance sheet guarantees, interest rate swap transactions or foreign currency contracts. We do not engage in trading activities involving non-exchange traded contracts.

Inflation

We believe that inflation has not had a material effect on our operations to date.

Critical Accounting Policies and Estimates

Management’s Discussion and Analysis of Financial Condition and Results of Operations discuss our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and the related disclosures of contingent assets and liabilities. On an on-going basis, management evaluates its estimates and judgments, including those related to revenue recognition, allowance for doubtful accounts and property and equipment valuation. Management bases its estimates and judgments on historical experience and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions and conditions.

Management believes the following critical accounting policies, among others, affect its more significant judgments and estimates used in the preparation of its consolidated financial statements.

Our system sales and installation revenue primarily consists of wired and wireless network equipment and installation fees associated with the network and is recognized as revenue when the installation is completed and the customer has accepted such installation.

Our service, maintenance and usage revenue, which primarily consists of monthly maintenance fees related to the upkeep of the network, is recognized on a monthly basis as services are provided.

Media and Entertainment product revenue primarily consists of media and entertainment equipment purchases, installation of that equipment, software and content license fees, and maintenance fees related to the upkeep of the system.  Revenue on the equipment and installations is recognized when the installation is complete and the customer has accepted such installation.  Revenue on the service and maintenance is recognized as invoiced per the individual contracts.

We estimate the collectability of our trade receivables. A considerable amount of judgment is required in assessing the ultimate realization of these receivables, including analysis of historical collection rates and the current credit-worthiness of significant customers.

Inventory includes the cost of hardware, software, and labor which has been incurred by us for installation at our customers’ facilities, but has not been accepted by the customer.

We capitalize and subsequently depreciate our property and equipment over the estimated useful life of the asset. In assessing the recoverability of our long-lived assets, including goodwill, we must make certain assumptions regarding the useful life and contribution to the estimated future cash flows. If such assumptions change in the future, we may be required to record impairment charges for these assets not previously recorded.

Since inception, we have accumulated substantial net operating loss carry forwards for tax purposes.  There are statutory limitations on our ability to realize any future benefit from these potential tax assets and we are uncertain as to whether we will ever utilize the tax loss carry forwards.  Accordingly, we have recorded a valuation allowance to offset the deferred tax asset.

The Company provides compensation costs for our stock option plans determined in accordance with the fair value based method prescribed in ASC 718.  We estimate the fair value of each stock option at the grant date by using the Black-Scholes option-pricing model and provide for expense recognition over the service period, if any, of the stock option.

In connection with the sale of debt or equity instruments, we may sell options or warrants to purchase our common stock. In certain circumstances, these options or warrants may be classified as derivative liabilities, rather than as equity. Additionally, the debt or equity instruments may contain embedded derivative instruments, such as conversion options, which in certain circumstances may be required to be bifurcated from the associated host instrument and accounted for separately as a derivative instrument liability.

The identification of, and accounting for, derivative instruments is complex. Our derivative instrument liabilities are re-valued at the end of each reporting period, with changes in the fair value of the derivative liability recorded as charges or credits to income, in the period in which the changes occur. For options, warrants and bifurcated conversion options that are accounted for as derivative instrument liabilities, we determine the fair value of these instruments using the Cox-Ross-Rubinstein binomial option pricing model. That model requires assumptions related to the remaining term of the instruments and risk-free rates of return, our current common stock price and expected dividend yield, and the expected volatility of our common stock price over the life of the instruments.  The identification of, and accounting for, derivative instruments and the assumptions used to value them can significantly affect our financial statements.

Recent Accounting Pronouncements

For information regarding other recent accounting pronouncements and their effect on the Company, see “Recent Accounting Pronouncements” in Note A of the Unaudited Notes to Condensed Consolidated Financial Statements contained herein.

MANAGEMENT

Executive Officers and Directors

The biographies of each of our current executive officers, directors and significant employees below contain information regarding the person’s positions with the Company, business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and, for directors, the experiences, qualifications, attributes or skills that led to the conclusion that the person should serve as a director for the Company.

Name	Age	Position and Offices with the Company
Michael S. Wasik	41	Chief Executive Officer and Chairman of the Board of Directors
Edouard Garneau	48	Chief Financial Officer
Judson Just	40	Director
Jay Coppoletta	32	Director

Michael S. Wasik has served as the Company’s chief executive officer and Chairman of the Board of Directors since November 2, 2005.  Mr. Wasik also served as chief financial officer of the Company from November 2, 2005 to  September 30, 2010.  Mr. Wasik founded SuiteSpeed, Inc., a wired and wireless high speed internet service provider, in 2002 and served as its Chairman and Chief Executive Officer from its inception in 2002 until August 2005, when SuiteSpeed was merged into Roomlinx.  Prior to forming SuiteSpeed Inc., from November 1997 to January 2002, Mr. Wasik founded TRG Inc, and served as President and Chairman of TRG Inc. a technical consulting company.  Mr. Wasik’s day-to-day strategic leadership provides the Roomlinx Board of Directors with extensive knowledge of the Company’s operations.

Edouard Garneau has served as the Company’s chief financial officer since October 1, 2010.  Prior to joining Roomlinx, Mr. Garneau was President and LLC Manager for Canadian Communications, LLC.  At Canadian, his role involved oversight and management of its three operational divisions, including all financial, personnel and operational matters.  He formed and launched the Cardinal Broadband division in 2005 when he was COO of Cardinal Communications, Inc.  He also led the negotiations for, and ultimately the purchase of, the current video-on-demand divisions (Cardinal Connect and Cardinal Hospitality) from Entertainment and Media Telecoms while serving as CEO of Cardinal Communications, Inc.  Canadian served over 24,000 rooms in Canada, the United States and Aruba, and maintained and supported its propriety systems for vendors in Australia, England and South Africa.  Prior to Canadian Communications, Mr. Garneau served as Chief Executive Officer and Director for Cardinal Communications, Inc., a publically traded, diversified telecommunications and real estate development company.  He served in that role since November 2005, and prior to that he served as Chief Operating Officer for the company since the merger of Cardinal Communications, Inc. with Sovereign Partners on February 18th, 2005.

Judson P. Just, CFA has been a member of the Board of Directors since July 31, 2008 and serves on its Audit Committee.  Mr. Just has been employed with PEAK6 Investments, LP since 1999 as a Portfolio Manager, Analyst, Trader and Manager of the founding family’s Family Office.  Established in 1997, PEAK6 Investments, LP is a leading financial institution in Chicago with an established track record of success in proprietary trading. Recently recognized as one of Chicago’s Best and Brightest Employers to Work For,’ the company is also rapidly expanding its commercial focus to include innovative initiatives in the online media, retail options brokerage and asset management.  Judson is also a Board member for Solution BioSciences, an animal health technology company.  Prior to PEAK6, Judson spent six years as a Trader for Heartland Funds, a specialist in small cap equities.  Mr. Just provides the Roomlinx Board of Directors with public company experience and analytical and financial expertise.

Jay Coppoletta, is the Chief Legal Officer of PEAK6 Investments, L.P., a position he has held since February 2010.  PEAK6 Investments, L.P. is a Chicago based financial institution engaged in proprietary trading, asset management and retail brokerage services.  Prior to joining PEAK6, Mr. Coppoletta was an associate in the Chicago office of Sidley Austin LLP for over six years.  Sidley Austin LLP is an international law firm with over fifteen offices and 1,600 attorneys.  Mr. Coppoletta’s practice while at Sidley Austin LLP focused on mergers and acquisitions and counseling boards of directors of public companies.  Mr. Coppoletta is a member of the state bar of Illinois and graduated magna cum laude from the University of Michigan Law School, where he was a member of the Law Review, in 2003.  Mr. Coppoletta received a Bachelor of Arts summa cum laude from Loyola University Chicago in 2000.  Mr. Coppoletta provides the Roomlinx Board of Directors with experience in corporate governance matters and strategic transactions.

Independence of Directors

The Board of Directors has determined that  Judson Just and Jay Coppoletta are “independent” as defined in NASDAQ Marketplace Rule 4200.

Involvement in Certain Legal Proceedings

In December 2008, Cardinal Communications, Inc. filed for protection under Chapter 11 of the U.S. Bankruptcy Code.  In addition, several of Cardinal’s real estate development subsidiaries filed bankruptcy as well.  Most of the subsidiaries filed under Chapter 7 and were liquidated.  Cardinal Communications, Inc.’s Plan of Reorganization was approved in May 2009.  Ed Garneau, our Chief Financial Officer, was the Chief Executive Officer and director of Cardinal Communications, Inc. from 2005 through the reorganization in 2009.  After the Plan of Reorganization was approved in 2009, Mr. Garneau left Cardinal to run Canadian Communications, LLC.  Although Cardinal was a publicly traded company for a number of years, it voluntarily, and in cooperation with the Securities and Exchange Commission, terminated its reporting status in April 2008, and was delisted and ceased trading as a public entity.

To our knowledge, except as discussed in the preceding paragraph, none of our directors or executive officers has during the past ten years (i) been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (ii) had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time; (iii) been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity; (iv) been found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated; (v) been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or (vi) been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

EXECUTIVE AND DIRECTOR COMPENSATION

Summary Compensation Table

The following table sets forth the cash and non-cash compensation for awarded to or earned by (i) each individual serving as our chief executive officer during the fiscal year ended December 31, 2009 and (ii) each other individual that served as an executive officer at the conclusion of the fiscal year ended December 31, 2009 and who received in excess of $100,000 in the form of salary and bonus during such fiscal year (collectively, the “named executive officers”).

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compen- sation ($)	Total ($)

Michael S. Wasik	2009	$150,000	$-	$-	$78,068	$-	$-	$-	$228,068

Chief Executive Officer	2008	$150,000	$-	$-	$-	$-	$-	$-	$150,000

(1)    In 2009 the following assumptions were used to determine the fair value of stock option awards granted: historical volatility of 142%, expected option life of 7.0 years and a risk-free interest rate of 3.25%.

Executive Employment Arrangements

On June 5, 2009, the Company entered into an Employment Agreement with Mr. Michael S. Wasik, our Chief Executive Officer and Chairman of the Board of Directors, replacing a prior employment agreement that had expired (the “CEO Employment Agreement”).  Pursuant to the CEO Employment Agreement, Mr. Wasik continues to serve as our Chief Executive Officer for a starting base salary of $150,000 per year. In addition, Mr. Wasik is eligible for payment of a bonus based on his performance, as, when and in an amount determined by the Compensation Committee and/or the Board of Directors.  Assuming the achievement of all relevant performance criteria and established milestones, Mr. Wasik will have a target annual bonus of at least 100% of his base salary plus an incentive stock option to purchase 50,000 shares of our Common Stock.

The CEO Employment Agreement may be terminated at any time by either the Company or Mr. Wasik; provided, however, that in the event Mr. Wasik terminates for “Good Reason” or the Company terminates without “Cause”, each as defined in the Employment Agreement, then Mr. Wasik shall, on the fulfillment of certain conditions, be entitled to severance compensation equal to twelve (12) months’ salary.

Further to the CEO Employment Agreement and in consideration of services already performed, on June 5, 2009, Mr. Wasik was granted a stock option under our Long-Term Incentive Plan to purchase 100,000 shares of our Common Stock at an exercise price equal to $3.30 per share, vesting fifty percent (50%) on each of June 5, 2010 and June 5, 2011.

On October 1, 2010, the Company entered into an Employment Agreement with Mr. Edouard Garneau to serve as the Chief Financial Officer of the Company (the “CFO Employment Agreement”).  Pursuant to the CFO Employment Agreement, Mr. Garneau’s starting base salary is $150,000 per year. In addition, Mr. Garneau is eligible for payment of a bonus based on his performance, as, when and in an amount determined by the Compensation Committee and/or the Board of Directors of Roomlinx. Assuming the achievement of all relevant performance criteria and established milestones, Mr. Garneau will have a target annual bonus of at least 100% of his base salary.

In addition, further to the CFO Employment Agreement and as an inducement to acceptance of an offer of employment, on October 1, 2010, pursuant to Roomlinx’s standard stock option award agreement, Mr. Garneau was granted options to purchase 40,000 shares of Roomlinx Common Stock at an exercise price equal to $4.50 per share, the last publicly reported sales price of a share of Roomlinx Common Stock on October 1, 2010, vesting equally over a three year period. Mr. Garneau is also entitled to four weeks paid vacation per year and other benefits offered generally to executives of Roomlinx.

The CFO Employment Agreement may be terminated at any time by either Roomlinx or Mr. Garneau; provided, however, that in the event Mr. Garneau terminates for “Good Reason” or Roomlinx terminates without “Cause”, each as defined in the Employment Agreement, then Mr. Garneau shall, on the fulfillment of certain conditions, be entitled to severance compensation equal to twelve (12) months’ salary.

Outstanding Equity Awards At Fiscal Year-End (Fiscal Year-End December 31, 2009)

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Michael S.
Wasik	10,000	0	0	$2.60	8/10/2012	0	$-	0	$-

Michael S.
Wasik	100,000	0	0	$2.00	11/20/2013	0	$-	0	$-

Michael S.
Wasik	0	100,000	0	$3.30	6/5/2016	0	$-	0	$-

Director Compensation Table – Fiscal Year-End December 31, 2009

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Michael S. Wasik	$-	$-	$-	$-	$-	$-	$-

Judson Just	$-	$-	$-	$-	$-	$-	$-

Christopher Blisard	$-	$-	$-	$-	$-	$-	$-

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Common Stock and Class A Preferred Stock

The following tables set forth certain information regarding the beneficial ownership of our common stock and preferred stock, as of January 12, 2011, by (i) each person who is known by us to be the beneficial owner of more than 5% of our outstanding common stock or any class or series of voting preferred stock; (ii) each of our named executive officers, current directors, and nominees for directors; and (iii) all of our named executive officers and current directors as a group.  In determining the number and percentage of shares beneficially owned by each person, shares that may be acquired by such person by conversion of convertible debt convertible and under options or warrants exercisable within 60 days of January 12, 2011 are deemed beneficially owned by such person and are deemed outstanding for purposes of determining the total number of outstanding shares for such person and are not deemed outstanding for such purpose for all other stockholders.   The percentage ownership is based upon 4,958,915 shares of Common Stock and 720,000 shares of Class A Preferred Stock issued and outstanding as of January 12, 2011.  Shares of Class A Preferred Stock are non-voting and are not convertible into shares of Common Stock.

COMMON AND CLASS A PREFERRED STOCK

Name and Address	Number of Shares of Common Stock Beneficially Owned	Percent of Common Stock Beneficially Owned	Number of Shares of Class A Preferred Stock Beneficially Owned	Percent of Class A Preferred Stock Beneficially Owned

Michael S. Wasik(1)	412,336	8.3%	0	*

Judson Just	16,990	*	0	*

Jay Coppoletta	400	*	0	*

Edouard Garneau(2)	42,000	*	0	*

Jennifer Just(3) c/o Roomlinx, Inc. 2150 W. 6th Ave., Unit H Broomfield, CO 80020	1,831,081	33.9%	0	*

Matthew Hulsizer(4) c/o Roomlinx, Inc. 2150 W. 6th Ave., Unit H Broomfield, CO 80020	1,829,581	33.8%	0	*

Lewis Opportunity Fund, L.P. 500 Fifth Avenue, Suite 2240 New York, NY 10110	648,107	13.1%	0	*

Verition Multi-Strategy Master Fund Ltd. c/o Maples Corporate Services Limited PO Box 309, Ugland House Grand Cayman, KY1-1104 Cayman Islands	375,518	7.6%	0	*

All executive officers and directors (4 persons)	471,326	9.2%	0	*

* less than 1%

(1)
Includes (i) 252,336 outstanding shares owned by Mr. Wasik, (ii) options to purchase 10,000 shares at $2.60 per share which expire on August 10, 2012, (iii) options to purchase 100,000 shares at $2.00 per share which expire on November 20, 2013 and (iv) options to purchase 50,000 shares at $3.30 per share which expire on June 5, 2016.  Does not include options to purchase 50,000 shares at $3.30 per share which vest on June 5, 2011 and expire on June 5, 2016.

(2)
Includes 42,000 shares owned by Garneau Alliance, LLC, of which Mr. Garneau is Manager.  Does not include options granted to Mr. Garneau to purchase 40,000 shares at $4.50 per share which are not yet exercisable.

(3)
Includes (i) 976,140 shares of Common Stock jointly owned with Matthew Hulsizer (ii) 42,441 shares of Common Stock owned by the Just Descendant Trust, (iii) warrants jointly owned with Matthew Hulsizer expiring July 31, 2011 to purchase 184,000 shares of Common Stock at $4.00 per share, (iv) warrants jointly owned with Matthew Hulsizer expiring July 31, 2011 to purchase 184,000 shares of Common Stock at $6.00 per share, (v) warrants owned by the Just Descendant Trust expiring July 31, 2011 to purchase 8,000 shares of Common Stock at $4.00 per share, (vi) warrants owned by the Just Descendant Trust expiring July 31, 2011 to purchase 8,000 shares of Common Stock at $6.00 per share, (vii) 361,500 shares of Common Stock owned by Cenfin LLC, an affiliate of Jennifer Just, (viii) warrants owned by Cenfin LLC expiring December 20, 2013 to purchase 62,500 shares of Common Stock at $2.00 per share, and (ix) 4,500 shares held as Custodian for the benefit of her children.

(4)
Includes (i) 976,140 shares of Common Stock jointly owned with Jennifer Just, (ii) 42,441 shares of Common Stock owned by the Hulsizer Descendant Trust, (iii) warrants jointly owned with Jennifer Just expiring July 31, 2011 to purchase 184,000 shares of Common Stock at $4.00 per share, (iv) warrants jointly owned with Jennifer Just expiring July 31, 2011 to purchase 184,000 shares of Common Stock at $6.00 per share, (v) warrants owned by the Hulsizer Descendant Trust expiring July 31, 2011 to purchase 8,000 shares of Common Stock at $4.00 per share and (vi) warrants owned by the Hulsizer Descendant Trust expiring July 31, 2011 to purchase 8,000 shares of Common Stock at $6.00 per share, (vii) 361,500 shares of Common Stock owned by Cenfin LLC, an affiliate of Matthew Hulsizer, (viii) warrants owned by Cenfin LLC expiring December 20, 2013 to purchase 62,500 shares of Common Stock at $2.00 per share and (ix) 3,000 shares held as Custodian for the benefit of his child.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On July 31, 2008, the Company sold and issued an aggregate of 1,000 shares of Series C Preferred Stock (“Series C Stock”) at a purchase price of $2,500 per share (or an aggregate of $2,500,000) to Matthew Hulsizer, Jennifer Just and certain affiliated trusts (the “Series C Investors”).  Jennifer Just is the sister of Judson Just, a Director of the Company since July 31, 2008.  The Series C Stock accrued dividends at an annual rate of 6% per year, payable quarterly, either in cash or, at the Company’s election, shares of the Common Stock.  Pursuant to the Series C Preferred Stock Purchase Agreement, the Investors also received (i) Series C-1 Warrants to purchase an aggregate of 200 shares of Series C Stock, at an initial exercise price of $4,000 per share of Series C Stock, and (ii) Series C-2 Warrants to purchase an aggregate of 200 shares of Series C Stock, at an initial exercise price of $6,000 per share of Series C Stock, each expiring on the third anniversary of their date of issuance.

On August 19, 2008 the Company granted, under our Long-Term Incentive Plan, an aggregate of 5,000 Non-Qualified Stock Options to Christopher Blisard with respect to his service as a member of the Board of Directors during 2009 and vested on December 31, 2009.  The options were issued at an exercise price of $1.20 per share, representing the closing price of the Company’s Common Stock on the grant date.

On March 10, 2009, upon the filing of a Certificate of Amendment to the Company’s Articles of Incorporation increasing the number of authorized shares of the Company’s Common Stock and pursuant to the terms of the Series C Stock Purchase Agreement, (i) all 1,000 shares of Series C Stock were converted into an aggregate of 1,000,000 shares of Common Stock, (ii) the Series C-1 Warrants were no longer exercisable for Series C Stock but instead became exercisable for an aggregate of 200,000 shares of Common Stock at an initial exercise price of $4.00 per share and (iii) the Series C-2 Warrants were no longer exercisable for Series C Stock but instead became exercisable for an aggregate of 200,000 shares of Common Stock at an initial exercise price of $6.00 per share.

On March 31, 2009, the Company’s Board of Directors approved the issuance of 61,022 shares of common stock with a fair value of $91,532 for the payment of previously accrued dividends on Series C Preferred Stock.  The shares were issued on April 2, 2009.

On June 5, 2009, the Company entered into a Revolving Credit, Security and Warrant Purchase Agreement (the “Credit Agreement”) with Cenfin LLC, a Delaware limited liability company (“Cenfin”).  Cenfin is an affiliate of Jennifer Just and Matthew Hulsizer, joint owners, together with certain affiliated trusts, of in excess of 20% of our Common Stock.  Jennifer Just is the sister of Judson Just, a Director of the Company.  Pursuant to the Credit Agreement, Cenfin agreed to make revolving loans to Roomlinx from time to time in a maximum outstanding amount of $5,000,000 and pursuant to which, upon the making of each such Revolving Loan, Roomlinx agreed to issue to Cenfin a Revolving Credit Note evidencing such Revolving Loan and a Warrant to purchase a number of shares of Roomlinx Common Stock equal to 50% of the principal amount funded in respect of such Revolving Loan divided by $2.00 per share.  Each Revolving Credit Note bears interest at a rate of 9% per annum and matures on the fifth anniversary of its issuance. Each Warrant is exercisable for a three year period from its issuance at an initial exercise price of $2.00 per share. On June 14, 2009, 85,000 warrants were granted by Roomlinx to Cenfin pursuant to the Credit Agreement.  The Credit Agreement was approved by a majority of the members of the Company’s Board of directors, excluding Judson Just.

As of September 30, 2009, the Company was in default under the Credit Agreement as a result of the Company’s failure to obtain duly executed account control agreements with respect to its primary depositary and disbursement accounts as required by the Credit Agreement.  On November 10, 2009, Cenfin waived such default and the Company and Cenfin amended the Credit Agreement to delete that requirement from the Credit Agreement on a going-forward basis.  At December 31, 2009, $464,000 of borrowings were outstanding under the Credit Agreement.

On December 17, 2009, 31,000 warrants were granted by Roomlinx to Cenfin pursuant to the Credit Agreement.  Such warrants were issued at an exercise price of $2.00 per share, vested immediately and expire three years from the date of issuance.

On March 10, 2010, the Company and Cenfin executed an amendment (the “Amendment”) to the Credit Agreement.  Pursuant to the Amendment, the Revolving Credit Commitment under the Credit Agreement was increased from $5,000,000 to $25,000,000 and the permitted Use of Proceeds was expanded to include certain capital expenditures.  The remaining terms of the Credit Agreement were not amended.  The Amendment was approved by a majority of the Company’s Board of directors, excluding Judson Just.  At April 12, 2010, $464,000 of borrowings were outstanding under the amended Credit Agreement.

On April 27, 2010, Cenfin exercised the 116,000 warrants previously granted to it, purchasing 116,000 shares of the Company’s Common Stock at a price of $2.00 per share.

On July 30, 2010, with effect as of July 15, 2010, the Company and Cenfin LLC entered into a Second Amendment to Revolving Credit, Security and Warrant Purchase Agreement (the “Amendment”).  The Amendment changed (1) the interest rate under the Credit Agreement to the Federal Funds Rate plus 5% and (2) the strike price of warrants issued in connection with any draws of the line of credit after the first $5,000,000 of borrowings after July 15, 2010 to the fair market value of the Company’s common stock on the date of such draw.

On August 2, 2010, warrants to purchase 170,500 shares were granted to Cenfin LLC pursuant to the terms of the Credit Agreement (as amended on March 10, 2010 and July 15, 2010).  Such warrants were issued at an exercise price of $2.00 per share, vesting immediately and expiring three years from the date of issuance.

On August 18, 2010, Roomlinx issued and sold (i) 87,500 shares of its Common Stock to Verition Multi-Strategy Master Fund Ltd., (ii) 67,500 shares of its Common Stock to Wilmot Advisors LLC, (iii) 27,500 shares of its Common Stock to Arceus Partnership, (iv) 2,500 shares of its Common Stock to Ted Hagan and (v) 2,500 shares of its Common Stock to Josh Goldstein.  These issuances were at a price of $4.00 per share for an aggregate purchase price of $750,000.

On August 30, 2010, Cenfin LLC exercised the 170,500 warrants granted to it on August 2, 2010 at $2.00 per share, for an aggregate of $341,000.

On September 30, 2010, warrants to purchase 75,000 shares were granted to Cenfin LLC pursuant to the terms of the Credit Agreement (as amended on March 10, 2010 and July 15, 2010).  Such warrants were issued at an exercise price of $2.00 per share, vesting immediately and expiring three years from the date of issuance.

On October 1, 2010, Cenfin LLC exercised the 75,000 warrants granted to it on September 30, 2010 at an exercise price of $2.00 per share, for an aggregate of $150,000.

On October 1, 2010, Roomlinx, Inc. acquired 100% of the membership interests of Canadian Communications, LLC for aggregate consideration of $500,000 in cash and the issuance of 270,000 shares of Roomlinx’s common stock, of which 79,000 are being held back as security for the sellers’ indemnification obligations.  At the sellers’ direction, and in consideration of releases of indebtedness and other obligations owed by Canadian, on October 1, 2010, Roomlinx issued (i) 48,000 shares of its Common Stock to Peyton Communications, LLC, (ii) 162,000 shares of its Common Stock to Thunderbird Management Limited Partnership, (iii) 18,000 shares of its Common Stock to AEJM Enterprises Limited Partnership, and (v) 42,000 shares of its Common Stock to Garneau Alliance, LLC.

On October 1, 2010, the Company entered into an Employment Agreement with Mr. Edouard Garneau, previously the President and LLC Manager for Canadian Communications, LLC, to serve as the Chief Financial Officer of the Company (the “CFO Employment Agreement”).  Pursuant to the CFO Employment Agreement, Mr. Garneau’s starting base salary is $150,000 per year. In addition, Mr. Garneau is eligible for payment of a bonus based on his performance, as, when and in an amount determined by the Compensation Committee and/or the Board of Directors of Roomlinx. Assuming the achievement of all relevant performance criteria and established milestones, Mr. Garneau will have a target annual bonus of at least 100% of his base salary.  In addition, further to the CFO Employment Agreement and as an inducement to acceptance of an offer of employment, on October 1, 2010, pursuant to Roomlinx’s standard stock option award agreement, Mr. Garneau was granted options to purchase 40,000 shares of Roomlinx Common Stock at an exercise price equal to $4.50 per share, the last publicly reported sales price of a share of Roomlinx Common Stock on October 1, 2010, vesting equally over a three year period.  The CFO Employment Agreement may be terminated at any time by either Roomlinx or Mr. Garneau; provided, however, that in the event Mr. Garneau terminates for “Good Reason” or Roomlinx terminates without “Cause”, each as defined in the Employment Agreement, then Mr. Garneau shall, on the fulfillment of certain conditions, be entitled to severance compensation equal to twelve (12) months’ salary.

On December 20, 2010, warrants to purchase 62,500 shares were granted to Cenfin LLC pursuant to the terms of the Credit Agreement (as amended on March 10, 2010 and July 15, 2010).  Such warrants were issued at an exercise price of $2.00 per share, vesting immediately and expiring three years from the date of issuance.

There have been no transactions, or series of similar transactions, during 2007, 2008, 2009 or 2010, or any currently proposed transaction, or series of similar transactions, to which the Company was or is to be a party, in which the amount involved exceeded or is expected to exceed the lesser of $120,000 or one percent of the average of the Company’s total assets at year end for the last two completed fiscal years and in which any director of our company, any executive officer of our company, any stockholder owning of record or beneficially 5% or more of our common stock, or any member of the immediate family of any of the foregoing persons, had, or will have, a direct or indirect material interest (a “Related Person Transaction”), except as otherwise disclosed above.

The Company’s policy with regards to Related Person Transactions requires that where a transaction has been identified as a Related Person Transaction, the noninterested members of the Board of Directors of the Company must approve or ratify it. Management must present to such noninterested members of the Board of Directors a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to the Company of the transaction and whether any alternative transactions were available. To identify Related Person Transactions, the Company relies on information supplied by its executive officers and Directors. In considering Related Person Transactions, the noninterested members of the Board of Directors take into account the relevant available facts and circumstances including, but not limited to (a) the risks, costs and benefits to the Company, (b) the impact on a Director’s independence in the event the related person is a director, immediate family member of a Director or an entity with which a Director is affiliated, (c) the terms of the transaction, (d) the availability of other sources for comparable services or products and (e) the terms available to or from, as the case may be, unrelated third parties or to or from employees generally. In the event a Director has an interest in the proposed transaction, the Director must recuse himself or herself from the deliberations and approval. In determining whether to approve, ratify or reject a Related Person Transaction, the noninterested members of the Board of Directors look at, in light of known circumstances, whether the transaction is in, or is not inconsistent with, the best interests of the Company and its stockholders, as determined by them in the good faith exercise of their discretion.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our Common Stock trades on the OTC Bulletin Board under the symbol “RMLX”. On January 12, 2011, the last sales price of our Common Stock as reported by the OTC Bulletin Board was $2.75 per share.

The following table sets forth for the periods indicated the high and low daily closing prices of our common stock for the period from January 1, 2008 through December 31, 2010 as reported by the OTC Bulletin Board.  The prices below have been adjusted to reflect the 1-for-100 reverse split of our Common Stock that was effective on July 27, 2010.

	High	Low
4th Quarter 2010, ended 12/31/10	$4.20	$2.75
3rd Quarter 2010, ended 9/30/10	$5.00	$2.50
2nd Quarter 2010, ended 6/30/10	$5.30	$2.55
1st Quarter 2010, ended 3/31/10	$2.70	$1.22
4th Quarter 2009, ended 12/31/09	$3.00	$1.80
3rd Quarter 2009, ended 9/30/09	$3.20	$2.10
2nd Quarter 2009, ended 6/30/09	$4.50	$1.22
1st Quarter 2009, ended 3/31/09	$2.00	$0.80
4th Quarter 2008, ended 12/31/08	$2.50	$1.00
3rd Quarter 2008, ended 9/30/08	$3.00	$1.10
2nd Quarter 2008, ended 6/30/08	$3.00	$1.50
1st Quarter 2008, ended 3/31/08	$2.80	$1.60

As of January 12, 2011, there were 4,958,915 shares of Common Stock issued and outstanding, of which 3,217,567 shares were held by non-affiliates of the Company.

As of January 12, 2011, (i) 844,879 shares of our common stock were subject to issuance under outstanding options or warrants currently exercisable for the purchase of , or securities currently convertible into, our Common Stock and (ii) 134,428 shares of our common stock were subject to issuance under outstanding options or warrants not yet exercisable for the purchase of, or securities not yet convertible into, our Common stock.

Holders

The number of record holders of our common stock as of January 12, 2011 was approximately 276 based on information received from our transfer agent.  This amount excludes an indeterminate number of stockholders whose shares are held in “street” or “nominee” name.

Dividends

We have not paid any dividends on our common stock since our inception.  There are no restrictions currently in effect which preclude us from declaring dividends. However, dividends may not be paid on the Common Stock while there are unpaid dividends on the Class A Preferred Stock, which bears a 9% cumulative dividend.  As of December 31, 2010, unpaid Class A Preferred Stock dividends aggregated $159,240.  It is our current intention to retain any earnings in the foreseeable future to finance the growth and development of our business and not pay dividends on the Common Stock.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock by the selling stockholders pursuant to this prospectus. However, we will receive the applicable exercise price upon the issuance of Warrant Shares in the event that any Warrants are properly exercised.   If all such Warrants are properly exercised in full by payment of cash, the total proceeds we would receive is $2,219,500.  We expect to use the proceeds, if any, that we receive from the exercise of Warrants for general working capital purposes.

SELLING STOCKHOLDERS

The selling stockholders identified on the table below (the “Selling Stockholders”) are offering on a resale basis a total of up to 3,569,097 shares of our common stock, including 3,085,597 shares of our issued and outstanding common stock and 483,500 shares issuable upon the exercise of outstanding warrants.  We will not receive any proceeds from the sale of these shares by the selling stockholders.  We would receive gross proceeds in the approximate amount of $2,219,500 assuming the exercise of all the warrants in full by payment of cash.  To the extent any of these warrants are so exercised, we intend to use the proceeds for general working capital.

For purposes of the table below, beneficial ownership is determined in accordance with the rules of the Securities Exchange Commission, and includes voting and investment power with respect to shares. Each selling stockholder’s percentage of ownership in the following table is based on 4,958,915 shares of common stock issued and outstanding as of January 12, 2011 and 5,442,415 shares of common stock issued and outstanding after this offering is completed.  Shares of common stock subject to warrants and options currently exercisable or exercisable within 60 days from December 31, 2010 are deemed outstanding for computing the percentage ownership of the person holding the warrants and/or options, but are not deemed outstanding for computing the percentage of any other person.

Shares listed under the column “Shares Offered by this Prospectus” represent the number of shares that may be sold by the selling stockholders pursuant to this prospectus. Pursuant to Rule 416 of the Securities Act, the registration statement of which this prospectus is a part also covers any additional shares of our common stock which become issuable in connection with such shares because of any stock split, stock dividend, or similar transaction which results in an increase in the number of outstanding shares of our common stock.

The information under the heading “Shares Beneficially Owned After the Offering” assumes the selling stockholder sells all of its shares covered hereby to unaffiliated third parties, that the selling stockholders will acquire no additional shares of our common stock prior to the completion of this offering, and that any other shares of our common stock beneficially owned by the selling stockholders will continue to be beneficially owned. The selling stockholders may dispose of all, part or none of their shares offered by this prospectus.

The Selling Stockholders may have sold, transferred or otherwise disposed of all or a portion of their shares of common stock in transactions exempt from the registration requirements of the Securities Act since the date on which they provided to us the information regarding their shares of common stock.

All costs, expenses and fees in connection with the registration of the shares being offered hereby will be borne by the Selling Stockholders.  Brokerage commissions and similar selling expenses, if any, attributable to the sale of the shares will be borne by the Selling Stockholders.

	Shares Beneficially Owned Prior to this Offering		Number of Shares to be Sold in this	Shares Beneficially Owned After this Offering
Selling Stockholder	Number	Percent	Offering	Number	Percent
Verition Multi-Strategy Master Fund Ltd. (1)(3)	375,518	7.6%	312,500	63,018	1.3%
Wilmot Advisors LLC(1)(3)	164,695	3.3%	92,500	72,195	1.5%
Arceus Partnership(2)(3)	27,500	*	27,500	0	*
Theodore Hagan(3)	2,500	*	2,500	0	*
Josh Goldstein(3)	2,500	*	2,500	0	*
Peyton Communications, LLC(4)	48,000	1.0%	48,000	0	*
Thunderbird Management Limited Partnership(5)	162,000	3.3%	162,000	0	*
AEJM Limited Partnership(5)	18,000	*	18,000	0	*
Garneau Alliance, LLC(6)	42,000	*	42,000	0	*
Cenfin LLC(7)(19)	424,000	8.4%	286,500	0	*
Lewis Opportunity Fund, L.P.(8)(9)	648,107	13.1%	648,107	0	*
LAM Opportunity Fund Ltd.(8)(10)	157,151	3.2%	155,090	2,061	*
Heller Capital Investments LLC(8)(11)	51,936	1.0%	1,398	50,538	1.0%
Jill Solomon(12)	86,884	1.7%	23,675	63,209	1.3%
Carmine and Barbara Santandrea, jointly(8)	63,113	1.3%	4,013	59,100	1.2%
MIN Capital Retirement Trust(8)(13)	2,767	*	2,767	0	*
Warren Duffy(8)	4,013	*	4,013	0	*
Martin Leibowitz Trust(8)(14)	27,676	*	2,676	25,000	*
Michael S. Wasik(15)	412,336	8.1%	252,336	160,000	3.1%
Jennifer Just and Matthew Hulsizer, jointly(16)(19)	1,344,140	26.1%	1,344,140	0	*
Just Descendant Trust(17)(19)	58,441	1.2%	58,441	0	*
Hulsizer Descendant Trust(18)(19)	58,441	1.2%	58,441	0	*
Westerman Ball Ederer Miller & Sharfstein, LLP(20)	20,000	*	20,000	0	*

* less than 1%

(1) Verition Fund Management LLC serves as the investment manager to Verition Multi-Strategy Master Fund Ltd. and Wilmot Advisors LLC.  In such capacity, Verition Fund Management LLC may be deemed to have voting and investment power with respect to the shares held by Verition Multi-Strategy Master Fund Ltd. ad Wilmot Advisors LLC.  Nicholas Maounis is currently the managing member of Verition Fund Management LLC and in such capacity may be deemed to have has voting and investment power with respect to the shares held by Verition Multi-Strategy Master Fund Ltd. and Wilmot Advisors LLC.

(2) Manousos Vourkoutiotis may be deemed to have voting and investment power with respect to the shares held by Arceus Partnership.

(3)  The shares being offered hereby were acquired from Roomlinx in private placements on April 29, 2010 and/or August 18, 2010 at a purchase price of $4.00 per share.  In connection with that acquisition, we agreed to file a registration statement, of which this prospectus forms a part, covering the resale of those shares.

(4)  The shares being offered hereby were acquired by the selling stockholder on October 1, 2010 in partial consideration of for the sale to Roomlinx of 100% of the membership interests of Canadian Communications, LLC.  Bailey Peyton may be deemed to have voting and investment power with respect to the shares held by this Selling Stockholder.

(5)  The shares being offered hereby were acquired by the selling stockholder on October 1, 2010 in partial consideration of for the sale to Roomlinx of 100% of the membership interests of Canadian Communications, LLC.  Edwin L. Buckmaster may be deemed to have voting and investment power with respect to the shares held by this Selling Stockholder.

(6) The shares being offered hereby were acquired by the selling stockholder on October 1, 2010 in partial consideration of for the sale to Roomlinx of 100% of the membership interests of Canadian Communications, LLC.  Edouard A Garneau, the Chief Financial Officer of Roomlinx, may be deemed to have voting and investment power with respect to the shares held by this Selling Stockholder.

(7)  The shares being offered hereby consist of 361,500 issued and outstanding shares and 62,500 shares issuable upon exercise of warrants at $2.00 per share.  The outstanding shares were issued upon exercise of warrants at $2.00 per share from April 27,2010 through October 1, 2010.  All warrants issued to the Selling Stockholders were issued by Roomlinx from June 14, 2009 through October 20, 2010 pursuant to the Credit Agreement entered into between Roomlinx and the Selling Stockholder on June 5, 2009, as thereafter amended.  Matthew Hulsizer may be deemed to have voting and investment power with respect to the shares held by Cenfin LLC.

(8)  The shares being offered hereby were issued to the Selling Stockholder on September 9, 2009 upon conversion of convertible debt originally purchased during June 2007.

(9)  W. Austin Lewis IV may be deemed to have voting and investment power with respect to the shares held by this Selling Stockholder.

(10)  Edward Allanby may be deemed to have voting and investment power with respect to the shares held by this Selling Stockholder.

(11)  Ronald I. Heller may be deemed to have voting and investment power with respect to the shares held by this Selling Stockholder.

(12)  The shares being offered hereby consist of (i) 2,675 issued and outstanding shares (issued to the Selling Stockholder on September 9, 2009 upon conversion of convertible debt) and (ii) 21,000 shares issuable upon exercise of warrants at $4.50 per share (issued to the Selling stockholder on November 18, 2010 as compensation for services rendered).

(13)  Robert Friedman is the trustee of this Selling Stockholder and in such capacity may be deemed to have voting and investment power with respect to the shares held by it.

(14)  Martin Leibowitz is the trustee of this Selling Stockholder and in such capacity may be deemed to have voting and investment power with respect to the shares held by it.

(15)  The shares being offered hereby were issued to Mr. Wasik, the Company’s CEO, in connection with the August 10, 2005 merger of SuiteSpeed, Inc. (a company Mr. Wasik founded) into Roomlinx.

(16)  The shares being offered hereby consist of (i) 976,140 issued and outstanding shares, (ii) 184,000 shares issuable upon exercise of warrants at $4.00 per share and (iii) 184,000 shares issuable upon exercise of warrants at $6.00 per share.  The outstanding shares and the warrants were issued by Roomlinx to this Selling Stockholder as a result or in connection with the purchase of shares of the Company’s Series C Preferred Stock on July 31, 2008, which Series C Preferred Stock has since been converted into Common Stock.

(17)  The shares being offered hereby consist of (i) 42,441 issued and outstanding shares, (ii) 8,000 shares issuable upon exercise of warrants at $4.00 per share and (iii) 8,000 shares issuable upon exercise of warrants at $6.00 per share.  The outstanding shares and the warrants were issued by Roomlinx to this Selling Stockholder in connection with the purchase of shares of the Company’s Series C Preferred Stock on July 31, 2008, which Series C Preferred Stock has since been converted into Common Stock.  Elizabeth A. Just is the trustee of this Selling Stockholder and in such capacity may be deemed to have voting and investment power with respect to the shares held by it.

(18)  The shares being offered hereby consist of (i) 42,441 issued and outstanding shares, (ii) 8,000 shares issuable upon exercise of warrants at $4.00 per share and (iii) 8,000 shares issuable upon exercise of warrants at $6.00 per share.  The outstanding shares and the warrants were issued by Roomlinx to this Selling Stockholder in connection with the purchase of shares of the Company’s Series C Preferred Stock on July 31, 2008, which Series C Preferred Stock has since been converted into Common Stock.  Jeri Watson is the trustee of this Selling Stockholder and in such capacity may be deemed to have voting and investment power with respect to the shares held by it.

(19)  This Selling Stockholder is an affiliate of a broker-dealer.

(20)  The shares being offered hereby were issued in 2006 to Westerman Ball Ederer Miller & Sharfstein, LLP, the Company’s outside legal counsel, as payment for legal services rendered.  Alan C. Ederer may be deemed to have voting and investment power with respect to the shares held by this Selling Stockholder.

PLAN OF DISTRIBUTION

We are registering the shares of common stock offered by this prospectus on behalf of the Selling Stockholders.  As used in this prospectus, “Selling Stockholder” includes donees, pledges, transferees and other successors in interest selling shares received from a Selling Stockholder after the date of this prospectus, whether as a gift, pledge, partnership distribution or other form of transfer.  All costs, expenses and fees in connection with the registration of the shares of common stock offered hereby will be borne by the Selling Stockholders.  Brokerage commissions and similar selling expenses, if any, attributable to the sale of shares of common stock will be borne by the Selling Stockholders.

Sales of shares of common stock offered hereby may be effected by the Selling Stockholders from time to time in one or more types of transactions (which may include block transactions):

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may effect sales of shares of common stock offered hereby at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at privately negotiated prices.  Any of these transactions may or may not involve brokers or dealers.  Any such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Stockholders and/or the purchaser(s) of shares of common stock for whom those broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).  The Selling Stockholders have advised us that the Selling Stockholders have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities, nor is there any underwriter or coordinating broker acting in connection with the proposed sale of shares of common stock by the Selling Stockholders.  In the event a Selling Stockholders engages a broker-dealer or other person to sell the shares offered hereby, the names of such agents and the compensation arrangements will be disclosed in a post-effective amendment to the Registration Statement to which this prospectus relates, which must be filed prior to any such sales.

The Selling Stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as a Selling Stockholder under this prospectus. The Selling Stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume.  The Selling Stockholders may also loan or pledge the common stock to broker-dealers that in turn may sell these securities.  The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities, which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any.  The Selling Stockholders reserve the right to accept and, together with his agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents.

The Selling Stockholders may also resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

A selling stockholder that is a broker-dealer is deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act in connection with the sale of shares offered hereby.  A selling stockholder that is not a broker-dealer that acts in connection with the sale of the shares offered hereby might be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any commissions received by deemed “underwriters” within the meaning of Section 2(11) of the Securities Act and any profit on the resale of the securities sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act.  No Selling Stockholder is a broker-dealer or an affiliate of a broker-dealer, except as indicated in the notes to the table of Selling Stockholders above under “Selling Stockholders”.  Each Selling Stockholder who is a broker-dealer or an affiliate of a broker-dealer has certified to us that it acquired the securities subject to this prospectus and the registration statement of which it forms a part, in the ordinary course of such Selling Stockholder’s business and, at the time of its purchase of such securities, such Selling Stockholder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers.  In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised each Selling Stockholder that it may not use shares covered under this prospectus and the registration statement of which it forms a part, to cover short sales of common stock made prior to the date on which the registration statement shall have been declared effective by the Securities and Exchange Commission.  If a Selling Stockholder uses this prospectus for any sale of the common stock, it will be subject to the prospectus delivery requirements of the Securities Act. The Selling Stockholders will be responsible to comply with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such Selling Stockholders in connection with resales of their respective shares under the registration statement.

 In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.  The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the Selling Stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

The offering being conducted pursuant to this prospectus will terminate on the date on which (i) all of the issued and outstanding shares of our common stock being offered hereby have been sold hereunder and (ii) all of the Warrants expire and/or have been exercised in full for shares of our common stock and such shares have been sold hereunder.

Penny Stock Rules

You should note that our common stock is a penny stock covered by Rules 15g-1 through 15g-6 and 15g-9 promulgated under the Securities Exchange Act of 1934, as amended. Under those Rules, a “penny stock” is generally defined to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Those Rules impose additional sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The Rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the Rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the Rules require that prior to a transaction in a penny stock not otherwise exempt from these Rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these Rules. Consequently, these Rules may affect the ability of broker-dealers to trade our shares of our common stock. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock and may also affect your ability to resell your shares of common stock due to broker-dealer reluctance to undertake the above described regulatory burdens.

Shares Eligible For Future Sale

Upon completion of this offering and assuming the issuance of all of the shares covered by this prospectus that are issuable upon exercise of warrants, there will be 5,442,415 shares of our common stock issued and outstanding.  In addition, there will be (i) 124,550 shares issuable upon exercise of additional outstanding warrants to purchase our common stock, (ii) 236,829 shares issuable upon the exercise of outstanding vested options to purchase our common stock, and (iii) 134,428 shares issuable upon the exercise of outstanding options to purchase our common stock which have not yet vested. The shares purchased in this offering will be freely tradable without registration or other restriction under the Securities Act, except for any shares purchased by an “affiliate” of our Company (as defined under the Securities Act).

Our currently outstanding shares of common stock that were issued in reliance upon the “private placement” exemptions under the Securities Act are deemed “restricted securities” within the meaning of Rule 144 under the Securities Act.  Restricted securities may not be sold unless they are registered under the Securities Act or are sold pursuant to an applicable exemption from registration, including an exemption under Rule 144.

In general, under Rule 144, any person (or persons whose shares are aggregated) including persons deemed to be affiliates, whose restricted securities have been fully paid for and held for at least six months from the later of the date of issuance by us or acquisition from an affiliate, may sell such securities in broker’s transactions or directly to market makers, provided, in the case of sales by an affiliate, that the number of shares sold in any three-month period may not exceed the greater of one percent of the then-outstanding shares of our common stock or the average weekly trading volume of our shares of common stock in the over-the-counter market during the four calendar weeks preceding the sale.  Sales under Rule 144 are also subject to the availability of current public information about our Company and, with respect to affiliates, certain notice requirements.  After one year has elapsed from the later of the issuance of restricted securities by us or their acquisition from an affiliate, such securities may be sold without limitation by persons who are not affiliates under the rule.

We are unable to predict with certainty the effect which sales of the shares of common stock offered by this prospectus might have upon our ability to raise additional capital.  Nevertheless, it is possible that the resale of shares offered hereby could adversely affect the trading price of our common stock.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 200,000,000 shares of common stock, par value $.001 per share (“Common Stock”), and 5,000,000 shares of preferred stock, par value $.20 per share (“Preferred Stock”), of which 720,000 shares have been designated as “Class A Preferred Stock”.  As of the close of business on December 31, 2010, there were 4,958,915 shares of Common Stock and 720,000 shares of Class A Preferred Stock issued and outstanding.  In addition, there were (i) 608,050 shares of Common Stock issuable upon exercise of outstanding Warrants to purchase our Common Stock, (ii) 236,829 shares of Common Stock issuable upon the exercise of outstanding vested Options to purchase our Common Stock, and (iii) 134,428 shares of Common Stock issuable upon the exercise of outstanding Options to purchase our Common Stock which have not yet vested.  Both the Common Stock and Class A Preferred Stock are registered under Section 12(g) of the Securities Exchange Act of 1934, as amended.  A description follows:

Common Stock

Voting Rights.  A Holder of Common Stock is entitled to one vote per share of Common Stock on all matters submitted for action by the stockholders.  A quorum for the transaction of business at any meeting of the holders of Common Stock is the majority of the votes of all shares issued and outstanding. All shares of Common Stock are equal to each  other  with  respect  to the  election  of  directors; therefore,  the holders of more than 50% of the outstanding Common Stock present at a  meeting  at which a quorum is  present  and at which  directors  are being elected  can, if they choose to do so,  elect all of the  directors.  Thus, the holders of as little as 25.01% of the outstanding Common Stock could elect directors.  The terms of directors are not staggered.  Directors are elected annually to serve until the next annual meeting of stockholders and until their successor is elected and qualified.  Stockholders do not have rights to cumulate their votes in the election of directors under our bylaws or applicable provisions of the Private Corporations Law of the State of Nevada.

Dividends.  The holders of common stock have the right to receive dividends, when and if declared, by our Board of Directors out of funds legally available therefor. We have not paid any cash dividends on our common stock since our inception.  There are no restrictions currently in effect which preclude us from declaring dividends, with the exception that dividends may not be paid on Common Stock while there are unpaid dividends on the Class A Preferred Stock, which bears a 9% cumulative dividend.  As of December 31, 2010, unpaid Class A Preferred Stock dividends aggregated $159,240.  It is our current intention to retain any earnings in the foreseeable future to finance the growth and development of our business and not pay dividends on the Common Stock.

 Liquidation. If we liquidate, holders of our Common Stock would share ratably in any assets available for distribution to stockholders after payment of all our obligations.

Other. Holders of our Common Stock are not entitled to any preemptive or subscription rights. All issued and outstanding shares of Common Stock are fully paid and non-assessable.

Preferred Stock

Under our Articles of Incorporation, the board of directors has the power, without further action by the holders of the Common Stock, to designate the relative rights and preferences of the Preferred Stock, and to issue the Preferred Stock in one or more series as designated by the board of directors. The designation of rights and preferences could include preferences as to liquidation, redemption and conversion rights, voting rights, dividends or other preferences, any of which may be dilutive of the interest of the holders of the common stock or the Preferred Stock of any other series. The issuance of Preferred Stock may have the effect of delaying or preventing a change in control of the Company without further stockholder action and may adversely affect the rights and powers, including voting rights, of the holders of the common stock.

Currently, the shares of Preferred Stock we have outstanding are 720,000 shares of Class A Preferred Stock.

Class A Preferred Stock

Dividends.  Dividends are payable on outstanding shares of Class A Preferred Stock at the rate of 9% per annum, payable in either cash or additional shares of Class A Preferred Stock, at the option of the Company.  As of December 31, 2010, unpaid Class A Preferred Stock dividends aggregated $159,240.

Redemption.  Shares of Class A Preferred Stock may be redeemed at the election of the Company at any time and from time to time in whole or in part by paying $0.20 per share plus all unpaid dividends, but only after 30-days prior written notice.

Voting and Other Rights.  Shares of Class A Preferred Stock carry preferential liquidation rights at $0.20 per share plus all accrued but unpaid dividends, but do not have voting rights or a sinking fund for redemption.

Warrants

As of January 12, 2011, we had warrants outstanding exercisable for the purchase of an aggregate of 608,050 shares of our Common Stock (“Warrant Shares”).  The registration statement of which this prospectus forms a part covers the registration of 483,500 Warrant Shares.  The warrants may be exercised for the following aggregate number of Warrant Shares and have the following exercise prices per share and expiration dates:

Number of Shares of Common Stock for which Warrants Exercisable	Exercise Price per Share	Expiration Date
62,500	$2.00	December 20, 2013
3,750	$2.30	November 24, 2012
70,000	$3.00	June 11, 2012
39,000	$3.00	December 28, 2011
200,000	$4.00	July 31, 2011
32,800	$4.50	November 18,2015
200,000	$6.00	July 31, 2011

Antitakeover Effects of Provisions of Nevada Law and Our Articles of Incorporation

Provisions of Nevada law and our Articles of Incorporation could discourage takeover attempts. These include the following:

Nevada Business Combination Law.  Nevada has a business combination law, which prohibits certain business combinations between Nevada corporations and “interested stockholders” for three years after the interested stockholder first becomes an interested stockholder, unless the corporation’s Board of Directors approves the combination in advance.  For purposes of Nevada law, an interested stockholder is any person who is: (a) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the corporation, or (b) an affiliate or associate of the corporation and at any time within the previous three years was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding shares of the corporation.  The definition of “business combination” contained in the statute is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.  The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of our Company from doing so if it cannot obtain the approval of our Board of Directors.

Our Right to Issue Preferred Stock. Our Articles of Incorporation grants our Board of Directors authority to, without any action by our stockholders, issue preferred stock with voting rights or preferences that could prevent or discourage unsolicited takeover attempts.

Nevada Control Share Law.  We are not now subject to Nevada’s control share law.  However, in the future we may become subject to it.  A corporation is subject to Nevada’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and it does business in Nevada or through an affiliated corporation. The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more.  The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.  The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders.  The control share law contemplates that voting rights will be considered only once by the other stockholders.  Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.  If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such stockholder’s shares.  Nevada’s control share law may have the effect of discouraging takeovers of the Company.

INTEREST OF NAMED EXPERTS AND COUNSEL

As of January 12, 2011, Westerman Ball Ederer Miller & Sharfstein, LLP, our outside legal counsel, owned 20,000 shares of our Common Stock, all of which are being offered hereby.

DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Nevada Private Corporations Law generally provides that a corporation is empowered to indemnify any person who is made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving, at the request of the corporation, in any of such capacities of another corporation or other enterprise, if such director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Under Nevada law, a director or officer may not be indemnified where his act or failure to act constitutes a breach of his or her fiduciary duty and such breach involved intentional misconduct, fraud, or a knowing violation of law. This statute describes in detail the right of corporations such as our Company to indemnify any such person.

Our Articles of Incorporation and our By-laws provide generally for mandatory indemnification of our directors and officers to the fullest extent permitted under the Nevada Private Corporations Law if they have been successful in the defense of any claim asserted against them, and permissive indemnification for any claim asserted against them if it appears they acted in good faith and in a manner not opposed to the best interests of the Company. We are also permitted to indemnify all other persons whom we requested to act on behalf of the Company in the same manner. Our By-Laws permit us to advance expenses on behalf of any person, including officers and directors, with regard to any action or proceeding, provided that we receive an undertaking to repay all such advances if it is determined that such person was not entitled to be indemnified by us.  Additionally, we have entered into individual Indemnification Agreements with each of our directors and officers to implement with more specificity the indemnification provisions provided by the Company’s By-Laws and provide, among other things, that to the fullest extent permitted by applicable law, the Company will indemnify such director or officer against any and all losses, expenses and liabilities arising out of such director’s or officer’s service as a director or officer of the Company, as the case may be. The Indemnification Agreements also contain detailed provisions concerning expense advancement and reimbursement.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and persons controlling our Company pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of our Company in the successful defense of any action, suit or proceeding) is asserted by any of our directors, officers or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of that issue.

ABOUT THIS PROSPECTUS

This prospectus is not an offer or solicitation in respect to these securities in any jurisdiction in which such offer or solicitation would be unlawful.  This prospectus is part of a registration statement that we filed with the SEC.  The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about our company and the securities offered under this prospectus.  That registration statement can be read at the SEC’s website or offices indicated under the section of this prospectus entitled “Where You Can Find More Information.”  We have not authorized anyone else to provide you with different information or additional information.  You should not assume that the information in this prospectus, or any supplement or amendment to this prospectus, is accurate at any date other than the date indicated on the cover page of such documents.

WHERE YOU CAN FIND MORE INFORMATION

Federal securities law requires us to file information with the SEC concerning our business and operations. Accordingly, we file annual, quarterly, and special reports and other information with the SEC. You may read and copy any of this material at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may receive information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding companies that, like us, file information electronically with the SEC.  Upon written request delivered to Roomlinx, Inc., Attn:  Michael S. Wasik, CEO, 2150 W. 6th Ave., Unit H, Broomfield, CO 80020, we will send to any securityholder a copy of our annual report, complete with audited financial statements, at no charge to the securityholder.

VALIDITY OF COMMON STOCK

Legal matters in connection with the validity of the shares offered by this prospectus will be passed upon by Westerman Ball Ederer Miller & Sharfstein, LLP, of Uniondale, New York.

TRANSFER AGENT

The current transfer agent for the shares of our Common Stock is American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, NY 11219.

EXPERTS

        The consolidated financial statements of (i) the Company as of December 31, 2009 and 2008, and for the years ended December 31, 2009 and December 31, 2008, and (ii) Canadian Communications, LLC as of December 31, 2009 and 2008, and for the year ended December 31, 2009 and period October 21, 2008 through December 31, 2008, included in this Prospectus and Registration Statement, have been included herein in reliance on the reports of StarkSchenkein, LLP, independent registered certified public accounting firm, given on the authority of that firm as experts in accounting and auditing.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

INCORPORATION BY REFERENCE

We maintain an internet site at http://www.roomlinx.com which contains information concerning our Company. The information contained on our internet site is not incorporated by reference in this prospectus and should not be considered a part of this prospectus.

ROOMLINX, INC.

INDEX TO FINANCIAL STATEMENTS

Roomlinx, Inc. Financial Statements for the Fiscal Years Ended December 31, 2009 and 2008	Page

Report of Independent Registered Public Accounting Firm	F-3

Consolidated Balance Sheets as of December 31, 2009 and 2008	F-4

Consolidated Statements of Operations for the Years ended December 31, 2009 and 2008	F-5

Consolidated Statements of Cash Flows for Years ended December 31, 2009 and 2008	F-6

Consolidated Statements of Changes in Stockholders’ Equity (Deficit) for the Years ended December 31, 2009 and 2008	F-7

Notes to Consolidated Financial Statements	F-8

Roomlinx, Inc. Financial Statements for the Three and Nine Months Ended September 30, 2010 and 2009	Page

Condensed Consolidated Balance Sheets as of September 30, 2010 (unaudited) and December 31, 2009	F-23

Condensed Consolidated Statements of Operations for the Three and Nine Months ended September 30, 2010 and 2009 (unaudited)	F-24

Condensed Consolidated Statements of Cash Flows for the Nine Months ended September 30, 2010 and 2009 (unaudited)	F-25

Notes to Condensed Consolidated Financial Statements (unaudited)	F-26

Canadian Communications, LLC Financial Statements as of December 31, 2009 and 2008 and for the year ended December 31, 2009 and the period October 21, 2008 (inception) to December 31, 2008	Page

Report of Independent Registered Public Accounting Firm	F-34

Consolidated Balance Sheets as of December 31, 2009 and 2008	F-35

Consolidated Statements of Operations for the Year ended December 31, 2009 and the Period October 21, 2008 (inception) to December 31, 2008	F-36

Consolidated Statements of Cash Flows for Year ended December 31, 2009 and the Period October 21, 2008 (inception) to December 31, 2008	F-37

Consolidated Statement of Changes in Members’ Equity (Deficit) for the Year ended December 31, 2009 and the Period October 21, 2008 (inception) to December 31, 2008	F-38

Notes to Consolidated Financial Statements	F-39

Canadian Communications, LLC Financial Statements as of September 30, 2010 and December 31, 2009 and for the Nine Months Ended September 30, 2010 and 2009 (Unaudited)	Page

Consolidated Balance Sheets as of September 30, 2010 (unaudited) and December 31, 2009	F-48

Consolidated Statements of Operations for the Nine Months ended September 30, 2010 and 2009 (unaudited)	F-49

Consolidated Statements of Cash Flows for the Nine Months ended September 30, 2010 and 2009 (unaudited)	F-50

Notes to Consolidated Financial Statements (unaudited)	F-51

Roomlinx, Inc. Pro-Forma Financial Statements (Unaudited) as of December 31, 2009 and September 30, 2010 (Unaudited)	Page

Pro-Forma Consolidated Balance Sheets as of December 31, 2010 (unaudited)	F-57

Pro-Forma Consolidated Statements of Operations as of December 31, 2010 (unaudited)	F-58

Pro-Forma Consolidated Statements of Operations as of September 30, 2010 (unaudited)	F-59

Notes to Pro-Forma Financial Statements (unaudited)	F-60

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Shareholders and Board of Directors
Roomlinx, Inc.

We have audited the accompanying consolidated balance sheets of Roomlinx, Inc. as of December 31, 2009 and 2008, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Roomlinx, Inc. as of December 31, 2009 and 2008, and the results of its consolidated operations, and its consolidated cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Stark Winter Schenkein & Co. LLP

Denver, Colorado
March 24, 2010

Roomlinx, Inc.
CONSOLIDATED BALANCE SHEETS
December 31,

	2009	2008
ASSETS

Current assets:
Cash and cash equivalents	$656,080	$1,941,215
Accounts receivable, net	458,614	258,538
Lease receivable, current portion	85,145	48,578
Prepaid and other current assets	34,296	29,979
Inventory	240,755	248,894
Total current assets	1,474,890	2,527,204

Property and equipment, net	267,378	123,886
Lease receivable, non-current	341,620	225,582
Total assets	$2,083,888	$2,876,672

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities:
Accounts payable and accrued expenses	$337,796	$434,171
Accrued interest	3,437	35,443
Capital lease, current portion	9,615	-
Deferred revenue	200,477	472,101
Total current liabilities	551,325	941,715

Convertible debentures	-	1,970,810
Capital lease, non-current	15,840	-
Line of credit	464,000	-
Total liabilities	1,031,165	2,912,525

Stockholders’ equity (deficit):
Preferred stock - $0.20 par value, 5,000,000 shares authorized:
Class A - 720,000 shares authorized, issued and outstanding	144,000	144,000
Series B - 2,000,000 shares authorized; none issued and outstanding	-	-
Series C - 1,400 shares authorized; 0 and 1,000 issued and outstanding respectively	-	200
Common stock - $0.001 par value, 1,500,000,000 shares authorized:
3,871,903 and 1,584,835 shares issued and outstanding, respectively	3,872	1,585
Additional paid-in capital	27,169,689	23,266,399
Accumulated (deficit)	(26,264,838)	(23,448,037)
Total stockholders’ equity (deficit)	1,052,723	(35,853)
Total liabilities and stockholders’ equity (deficit)	$2,083,888	$2,876,672

The accompanying notes are an integral part of these consolidated financial statements.

Roomlinx, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
For the Years Ended December 31, 2009 and 2008

	2009	2008

Revenues
System sales and installation	$316,590	$712,609
Service, maintenance and usage	873,488	1,150,368
Media and entertainment	1,250,779	333,735
	2,440,857	2,196,712

Cost of goods sold
System sales and installation	151,448	460,911
Service, maintenance and usage	546,763	962,510
Media and entertainment	865,930	312,552
	1,564,141	1,735,973
Gross profit	876,716	460,739

Operating expenses
Operations	495,005	-
Product development	289,711	587,377
Sales and marketing	399,442	343,726
General and administrative	794,525	1,306,410
Depreciation	66,670	30,449
	2,045,353	2,267,962
Operating loss	(1,168,637)	(1,807,223)

Other income (expense)
Interest expense	(274,476)	(153,477)
Financing expense	(99)	(15,000)
Derivative income (expense)	(1,409,356)	143,404
Foreign currency (loss)	(6,027)	(18,837)
Interest income	68,017	41,455
Other income	2,809	658
Income from discharge of indebtedness	-	3,275
	(1,619,132)	1,478

Loss before income taxes	(2,787,769)	(1,805,745)

Provision for income taxes	-	-

Net loss	(2,787,769)	(1,805,745)

Series C Preferred dividend	29,032	62,500

Net loss available to common shareholders	$(2,816,801)	$(1,868,245)

Net loss per common share:
Basic and diluted	$(1.00)	$(1.00)

Weighted average shares outstanding:
Basic and diluted	2,829,645	1,542,536

The accompanying notes are an integral part of these consolidated financial statements.

Roomlinx, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2009 and 2008

	2009	2008

Cash flows from operating activities:
Net loss	$(2,787,769)	$(1,805,745)

Adjustments to reconcile net (loss) to net cash
(used in) operating activities:
Depreciation	66,670	30,449
Income from discharge of indebtedness	-	(3,275)
Derivative (income) expense	1,409,356	(143,404)
Derivative carrying value increase	31,196	12,862
Common stock, warrants, and options issued as compensation	272,825	587,094
Non-cash interest expense	129,668	141,098
Provision for uncollectible accounts	(8,405)	-
Changes in operating assets and liabilities:
Accounts receivable	(191,680)	100,256
Inventory	8,139	(248,512)
Prepaid and other current assets	(4,317)	7,742
Accounts payable and accrued expenses	(33,875)	5,164
Deferred revenue	(271,625)	233,977
Accrued interest	(32,006)	(483)
Total adjustments	1,375,946	722,968

Net cash (used in) operating activities	(1,411,823)	(1,082,777)

Cash flows from investing activities:
Lease receivable	(200,345)	(274,160)
Payments received on lease receivable	47,740	-
Purchase of property and equipment	(180,162)	(104,513)

Net cash (used in) investing activities	(332,767)	(378,673)

Cash flows from financing activities:
Cash proceeds from sale of Series C Preferred Stock	-	2,500,000
Principal payments on convertible debenture	(4,545)	-
Proceeds from line of credit	464,000	-
Principal payments on officer and stockholder notes payable	-	(12,500)

Net cash provided by financing activities	459,455	2,487,500

Net increase (decrease) in cash and equivalents	(1,285,135)	1,026,050

Cash and equivalents at beginning of year	1,941,215	915,165

Cash and equivalents at end of year	$656,080	$1,941,215

Supplemental Cash Flow Information
Cash paid for interest	$126,356	$-
Cash paid for income taxes	$-	$-

Non-cash investing and financing activities:
Accrued expenses converted to stock	$-	$30,000
Accounts payable and accrued expenses forgiven	$-	$3,275
Series C Preferred Stock Dividend	$29,032	$62,500
Cashless option exercise	$-	$2,571
Purchase of property and equipment in exchange for capital lease	$30,000	$-
Conversion of Series C Preferred Stock to common stock	$100,000	$-
Common stock issued for debentures	$3,411,362	$-
Issuance of common stock for accrued Series C Preferred stock dividend	$91,532	$-

The accompanying notes are an integral part of these consolidated financial statements.

Roomlinx, Inc.
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)
For the Years Ended December 31, 2009 and 2008

	Preferred Stock A		Preferred Stock C		Common Stock		Additional		Total
	Number of		Number of		Number of		Paid - in	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	(Deficit)	Equity (Deficit)
Balances, January 1, 2008	720,000	$144,000	-	$-	1,490,682	$1,490	$20,008,502	$(21,579,792)	$(1,425,800)

Issuance of Series C Preferred Stock	-	-	1,000	200	-	-	2,499,800	-	2,500,000
Shares issued for interest at $2.00 per share	-	-	-	-	56,440	57	141,041	-	141,098
Shares issued for settlement of accrued expenses	-	-	-	-	12,000	12	29,988	-	30,000
Options exercised at $.10 per share	-	-	-	-	25,715	26	(26)	-	-
Warrants granted at $4.00 per share	-	-	-	-	-	-	280,317	-	280,317
Warrants granted at $6.00 per share	-	-	-	-	-	-	258,138	-	258,138
Share-based compensation	-	-	-	-	-	-	48,639	-	48,639
Series C Dividend Accrual	-	-	-	-	-	-	-	(62,500)	(62,500)
Net loss	-	-	-	-	-	-	-	(1,805,745)	(1,805,745)
Balances, December 31, 2008	720,000	$144,000	1,000	$200	1,584,835	$1,585	$23,266,399	$(23,448,037)	$(35,853)

Series C Stock Conversion	-	-	(1,000)	(200)	1,000,000	1,000	(800)	-	-
Series C Dividend Payment	-	-	-	-	61,022	61	91,471	-	91,532
Shares issued for interest at $2.00 per share	-	-	-	-	51,047	51	129,617	-	129,668
Warrants issued for services at $2.00 per share	-	-	-	-	-	-	147,551	-	147,551
Debentures Converted to Common Stock	-	-	-	-	1,175,000	1,175	3,410,187	-	3,411,362
Share-based compensation	-	-	-	-	-	-	125,264	-	125,264
Series C Dividend Accrual	-	-	-	-	-	-	-	(29,032)	(29,032)
Net loss	-	-	-	-	-	-	-	(2,787,769)	(2,787,769)
Balances, December 31, 2009	720,000	$144,000	-	$-	3,871,903	$3,872	$27,169,689	$(26,264,838)	$1,052,723

The accompanying notes are an integral part of these consolidated financial statements.

Roomlinx, Inc.
Notes to Consolidated Financial Statements
December 31, 2009 and 2008

1.     Overview and Summary of Significant Accounting Policies

Description of Business:    Roomlinx, Inc. (the “Company”) is incorporated under the laws of the state of Nevada.  The Company sells, installs, and services in-room media and entertainment solutions for hotels, resorts, and time share properties.  The Company develops software and integrates hardware to facilitate the distribution of Hollywood, adult, and specialty content, business applications, national and local advertising, and concierge services.  The Company also sells, installs and services hardware for wired networking solutions and wireless fidelity networking solutions, also known as Wi-Fi, for high-speed internet access to hotels, resorts, and time share locations. The Company installs and creates services that address the productivity and communications needs of hotel, resort and time share guests. The Company utilizes third party contractors to install such hardware and software.

Basis of Consolidation:    The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, SuiteSpeed, Inc.  All significant intercompany accounts and transactions have been eliminated in consolidation.

Cash and Cash Equivalents:    The Company considers cash in banks, deposits in transit, and highly-liquid debt instruments purchased with original maturities of three months or less to be cash and cash equivalents.

The Company maintains cash balances that may exceed federally insured limits.  The Company believes that the financial strength of the depositing institution mitigates the underlying risk of loss.  These concentrations of credit risk have not had a significant impact on the Company’s financial position or results of operations.

Inventory:    Inventory, principally large order quantity items which are required for the Company’s media and entertainment installations, is stated at the lower of cost (first-in, first-out) basis or market.  The Company maintains only the inventory necessary for contemplated installations and its inventory is recorded net of any reserve for excess and obsolescence.

Work in Progress:    Work in progress represents the cost of equipment and third party installation related to installations which were not completed prior to year-end.

At December 31, inventory was comprised of the following:

	2009	2008

Raw materials	$238,661	$74,930
Work in process	2,094	173,964
Total	$240,755	$248,894

Property and Equipment:    All items of property and equipment are carried at cost not in excess of their estimated net realizable value. Normal maintenance and repairs are charged to operations, while expenditures for major maintenance and betterments are capitalized. Gains or losses on disposition are recognized in operations.

Depreciation:    Depreciation of property and equipment is computed using straight-line methods over the estimated economic lives, as follows:

Leasehold improvements	4 years
Office furniture and equipment	5 to 7 years
Computer hardware and software	3 to 5 years

Stock Option Plans:    Effective January 1, 2006, the Company implemented ASC 718 “Compensation – Stock Compensation,” which requires us to provide compensation costs for our stock option plans determined in accordance with the fair value based method prescribed in ASC 718.  We estimate the fair value of each stock option at the grant date by using the Black-Scholes option-pricing model and provide for expense recognition over the service period, if any, of the stock option.

Per Share Amounts:    The Company computes earnings per share under Accounting Standards Codification subtopic 260-10, Earnings Per Share (“ASC 260-10”). Net earnings (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and dilutive common stock equivalents outstanding during the period. Dilutive common stock equivalents consist of shares issuable upon conversion of convertible preferred shares and the exercise of the Company’s stock options and warrants

Income Taxes:    The Company accounts for income taxes under ASC 740, “Income Taxes”. Temporary differences are differences between the tax basis of assets and liabilities and their reported amounts in the financial statements that will result in taxable or deductible amounts in future years. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. A valuation allowance is recorded when the ultimate realization of a deferred tax asset is considered to be unlikely.

Use of Estimates:    The preparation of the Company’s consolidated financial statements in conformity with generally accepted accounting principles requires the Company’s management to make estimates and assumptions that affect the amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition:    Revenue is recognized when all applicable recognition criteria have been met, which generally include (a) persuasive evidence of an existing arrangement; (b) fixed or determinable price; (c) delivery has occurred or service has been rendered; and (d) collectability of the sales price is reasonably assured.

The Company derives its revenue from fees earned in connection with the sale and installation of Wi-Fi wireless networking solutions, media and entertainment products, and the service, maintenance, and usage of those products.  Sales and installation revenue is recognized upon delivery, installation and customer acceptance.  Revenue from installations in progress is deferred until the installation is complete.  Service and maintenance contract revenue is recognized ratably over the contractual period.  Usage fees are recognized under specific customer contracts as services are rendered.

Deferred Revenue:    Deferred revenue is primarily comprised of advanced billings and customer deposits for installations, service and usage.

Fair Value of Financial Instruments:    ASC 825, “Financial Instruments,” requires disclosure of fair value information about financial instruments. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2009.

The respective carrying values of certain on-balance-sheet financial instruments approximate their fair values. These financial instruments include cash and cash equivalents, accounts receivable, leases receivable, prepaid and other current assets, inventory, accounts payable and accrued expenses, capital leases, deferred revenue and line of credit. Fair values were assumed to approximate carrying values for these financial instruments since they are either short term in nature and their carrying amounts approximate fair value, they are receivable or payable on demand, or they bear appropriate interest rates.

Concentration of Credit Risk:    The Company’s operating cash balances are maintained in financial institutions and periodically exceed federally insured limits. The Company believes that the financial strength of these institutions mitigates the underlying risk of loss.  To date, these concentrations of credit risk have not had a significant impact on the Company’s financial position or results of operations.

Accounts Receivable:    Accounts receivables are uncollateralized customer obligations due under normal trade terms requiring payment within 30 days from the invoice date. Accounts receivable are stated at the amount billed to the customer. Interest at a rate of 18% per annum is billed on the 15th of the month on delinquent customers. Accounts receivable in excess of 30 days old are considered delinquent.  Outstanding customer invoices are periodically assessed for collectability.

The carrying amount of accounts receivable is reduced by a valuation allowance that reflects the Company’s best estimate of the amounts that may not be collected. This estimate is based on an assessment of current creditworthiness and payment history.  Our review of the outstanding balances as of December 31, 2009 and 2008 indicated that a valuation allowance was required.  The gross accounts receivable balance was reduced by $35,377 and $43,782, respectively.

At December 31, 2009, two customers represented 33% of the accounts receivable balance.  At December 31, 2008, one customer represented 12% of the accounts receivable balance.

Leases Receivable:    In order to promote the new Media and Entertainment Product, Roomlinx has agreed to provide lease financing for certain of its installations by offering financing lease terms to certain customers.

The installation fees and reimbursements of installation equipment and associated costs which the Company receives are recognized upon the completion and customer acceptance of each installation project and are recorded in full at the completion of the installation.  Recorded revenues are matched with the associated costs for each installation project and are offset by the costs related to that installation.

The Company may provide lease financing to cover the installation costs for certain of its customers.  In these instances, a lease receivable is created for the customer at a predetermined rate of interest and term and booked upon the acceptance by the customer of the installation project.  The customer then makes monthly payments on the lease.  The principle portion of the lease payment reduces the lease payable, and the interest portion of the payment is recognized as interest income in the month of the payment.

The equipment remains the property of Roomlinx during the term of the lease and at the end of the lease the customer is eligible to purchase the equipment at a bargain rate (usually one dollar).

Foreign Operations:    The Company operates in the United States of America, Mexico, and Canada.  As with all types of international business operations, currency fluctuations, exchange controls, restrictions on foreign investment, changes to tax regimes, and political action could impact the Company’s financial condition or results of operations.

Foreign Currency Translation:    The US Dollar is the functional currency of the Company. Assets and liabilities denominated in foreign currencies are re-measured into US Dollars and the resulting gains and (losses) are included in the consolidated statement of operations as a component of other income (expense).

Advertising Costs:    Advertising costs are expensed as incurred.  During 2009 and 2008, advertising costs were $64,794 and $50,602, respectively.

Segments:    The Company applies ASC 280, “Segment Reporting,” and considers its business activities to constitute a single segment.

Derivative financial instruments:  We do not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks.

We review the terms of convertible debt instruments we issue to determine whether there are embedded derivative instruments, including the embedded conversion option, that are required to be bifurcated and accounted for separately as a derivative financial instrument. In circumstances where the convertible instrument contains more than one embedded derivative instrument, including the conversion option, that is required to be bifurcated, the bifurcated derivative instruments are accounted for as a single, compound derivative instrument. Also, in connection with the sale of convertible debt, we may issue freestanding options or warrants that may, depending on their terms, be accounted for as derivative instrument liabilities, rather than as equity. We may also issue options or warrants to non-employees in connection with consulting or other services they provide.

When the ability to physical or net-share settle the conversion option or the exercise of the freestanding options or warrants is deemed to be not within the control of the company or if the conversion option, options or warrants are not indexed only to the underlying common stock, the embedded conversion option or freestanding options or warrants may be required to be accounted for as a derivative financial instrument liability.

Derivative financial instruments are initially measured at their fair value. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported as charges or credits to income. For option-based derivative financial instruments, we use the Cox-Ross-Rubinstein binomial model to value the derivative instruments.  To the extent that the initial fair values of the freestanding and/or bifurcated derivative instrument liabilities exceed the total proceeds received, an immediate charge to income is recognized, in order to initially record the derivative instrument liabilities at their fair value.

The discount from the face value of the convertible debt instruments resulting from allocating some or all of the proceeds to derivative instruments, together with the stated interest on the instrument, is amortized over the life of the instrument through periodic charges to income, using the effective interest method.

Certain instruments, including convertible debt and freestanding options or warrants issued, may be subject to registration rights agreements, which may impose penalties for failure to register the underlying common stock by a defined date.  Any such penalties are accounted for in accordance with Codification ASC 450-10 and are accrued when they are deemed probable.

The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed periodically, including at the end of each reporting period. If re-classification is required, the fair value of the derivative instrument, as of the determination date, is re-classified. Any previous charges or credits to income for changes in the fair value of the derivative instrument are not reversed. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date.

Recent Pronouncements:  The Company evaluates the pronouncements of various authoritative accounting organizations, primarily the Financial Accounting Standards Board (“FASB”), the SEC, and the Emerging Issues Task Force (“EITF”) to determine the impact of new pronouncements on US GAAP and the impact on the Company.  The Company adopted the following new accounting standards during 2009:

In June 2009, the FASB released the final version of its new Accounting Standards Codification (the “Codification”) as the single authoritative source for US GAAP. The Codification replaces all previous US GAAP accounting standards as described in ASC 105 (SFAS 168 - The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles).  While not intended to change US GAAP, the Codification significantly changes the way in which the accounting literature is organized.  It is structured by accounting topic to help accountants and auditors more quickly identify the guidance that applies to a specific accounting issue. However, because the Codification completely replaces existing standards, it will affect the way US GAAP is referenced by companies in their financial statements and accounting policies. The Codification is effective for financial statements that cover interim and annual periods ending after September 15, 2009. The adoption of the Codification did not have a material impact on our financial statements.

In May 2009, the FASB established general standards of accounting for and the disclosures of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. The guidance was amended in February, 2010.  Although there is new terminology, the standard is based on the same principles as those that currently exist in the auditing standards. The standard, which includes a new required disclosure of the date through which an entity has evaluated subsequent events, is effective for interim or annual periods ending after June 15, 2009. We perform an evaluation of subsequent events until the issuance date of our document with the SEC so the adoption of the new requirements had no impact on our financial statements.

Various standard setting bodies have issued accounting pronouncements that have not yet been adopted by the Company.  A brief discussion of the pronouncement is presented in the following paragraphs.  The Company is currently evaluating the potential future impact on its financial statements from the implementation of these new standards.

Accounting Standards Update (ASU) 2010-06 amends existing disclosure requirements about fair value measurements by adding required disclosures about items transferring into and out of levels 1 and 2 in the fair value hierarchy; adding separate disclosures about purchase, sales, issuances, and settlements relative to level 3 measurements; and clarifying, among other things, the existing fair value disclosures about the level of disaggregation. This ASU will be effective for the first quarter of 2010.

Accounting Standards Update (ASU) 2009-17 revises the consolidation guidance for variable-interest entities. The modifications include the elimination of the exemption for qualifying special purpose entities, a new approach for determining who should consolidate a variable-interest entity, and changes to when it is necessary to reassess who should consolidate a variable-interest entity. This standard will be effective January 1, 2010.

There were various other updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries.  None of the updates are expected to a have a material impact on the Company’s consolidated financial position, results of operations or cash flows.

2.      Property and Equipment

At December 31, 2009 and 2008, property and equipment consisted of the following:

	2009	2008

Computer equipment and software	$634,325	$444,783
Leasehold improvements, office furniture and equipment	54,367	39,017
Subtotal	688,692	483,800

Accumulated depreciation	(421,314)	(359,914)
Total	$267,378	$123,886

Depreciation expense for the years ended December 31, 2009 and 2008 was $66,670 and $30,449, respectively.

3.     Line of Credit

On June 5, 2009, the Company, entered into a Revolving Credit, Security and Warrant Purchase Agreement (the “Credit Agreement”) with Cenfin LLC, a Delaware limited liability company (“Cenfin”), pursuant to which Cenfin agreed to make revolving loans to Roomlinx from time to time in a maximum outstanding amount of $5,000,000 and pursuant to which, upon the making of each such Revolving Loan, Roomlinx will issue to Cenfin a Revolving Credit Note evidencing such Revolving Loan and a Warrant to purchase a number of shares of Roomlinx Common Stock equal to 50% of the principal amount funded in respect of such Revolving Loan divided by $2.00 per share. Each Revolving Credit Note will bear interest at a rate of 9% per annum and mature on the fifth anniversary of its issuance. Each Warrant will be exercisable for a three year period from its issuance at an initial exercise price of $2.00 per share. At December 31, 2009 $464,000 was borrowed against this line, and will be repaid in 2014.  The line of credit is subject to certain financial and non-financial covenants for which the company is in compliance as of December 31, 2009.

4.     Officer and Stockholder Notes Payable

From November 2004 through January 2005, the Company received proceeds of $320,000 in exchange for 10% promissory notes maturing six months from the date of issuance.  During 2005, the Company repaid $40,000 of the notes.  The Company was not able to retire the remaining balance of the promissory notes as scheduled and was in default of the repayment terms.  During 2007, interest and penalties of $104,553 and principal of $137,397 were forgiven, and the notes were settled for $142,603, of which $12,500 was paid on September 4, 2008.

5.     Convertible Debentures

On June 11, 2007 and June 13, 2007, the Company sold an aggregate of $2,350,000 principal amount of Convertible Debentures due May 2012 (the “Convertible Debentures”) to a number of investors pursuant to a Securities Purchase Agreement (the “June Purchase Agreement”).  $2,300,000 of the debentures were purchased with cash and $50,000 was converted from a note payable.

The Convertible Debentures are initially convertible into Series B Preferred Stock, which Series B Preferred Stock will not be convertible into Common Stock until such time as the Company has sufficient number of shares of Common Stock authorized to permit the conversion of the Convertible Debentures into Common Stock, at which time the Convertible Debentures will automatically be convertible into Common Stock and not Series B Preferred Stock.  The conversion price into shares of Common Stock of the Convertible Debentures is $2.00 per share, subject to certain standard anti-dilution adjustments.  In the event that the Convertible Debentures are not repaid when due, the conversion price will be reduced to $1.00 per share.  Because this potential reduction in the conversion price effectively indexes the return to the investors to a factor other than the underlying value of our common stock, the embedded conversion option has been bifurcated and accounted for separately as a derivative instrument liability.

Pursuant to the June Purchase Agreement, each purchaser also received an option, exercisable for a six month period from the Closing under the Purchase Agreement, to purchase additional Convertible Debentures (“Additional Convertible Debentures”) in an amount up to 50% of the original amount of Convertible Debentures purchased.  This option has also been accounted for as a derivative instrument liability.  All such options have expired unexercised.

The Convertible Debentures bear interest at an annual rate of 6%, payable quarterly, either in cash or, at the Company’s election, in shares of our capital stock at $2.50 per share of common stock or a 10% discounted stock price from the average market price for the 20 business days preceding the interest payment date, whichever is greater.  All interest to date has been settled in shares of common stock.

On May 14 2009, $100,000 of the debentures were converted into 50,000 shares of Common Stock at a conversion price of $2.00 per share, the conversion price specified in the Debentures.

On July 7, 2009, $100,000 of the debentures were converted into 50,000 shares of Common Stock at a conversion price of $2.00 per share, the conversion price specified in the Debentures.

On September 9, 2009 $280,200 of the debentures were converted into 140,100 shares of common stock at a conversion price of $2.00 per share, the conversion price specified in the Debentures.

On September 9, 2009, the Company eliminated the majority of its outstanding debt and all convertible debentures by entering into a Debt Conversion Agreement (the “Conversion Agreement”) with Lewis Opportunity Fund, L.P., the holder of a majority of the then outstanding principal amount of Convertible Debentures issued by the Company on June 12, 2007 (the “Debentures”).  Pursuant to the Conversion Agreement, all then outstanding Debentures (in an aggregate principal amount of $1,869,800) were converted into an aggregate of 934,900 shares of Roomlinx common stock at a conversion price of $2.00 per share, the conversion price specified in the Debentures.  Pursuant to the Conversion Agreement, the Company has agreed to pay to the converting Debenture holders an aggregate of $112,188, an amount equal to interest that would have accrued on the converted principal amount of Debentures over a one (1) year period if the Debentures would not have been converted.

6.    Derivative Financial Instruments

As discussed above, the embedded conversion option in our Convertible Debentures and options issued to the investors to acquire additional debentures have been accounted for as derivative instrument liabilities.

We use the Cox-Ross-Rubinstein binomial model to value warrants, and the embedded conversion option components of any bifurcated embedded derivative instruments that are recorded as derivative liabilities. See Note 5 related to embedded derivative instruments that have been bifurcated from our Convertible Debentures and the options to acquire additional Convertible Debentures held by the investors.  The options and conversion options can be exercised by the holders at any time.  The options held by the investors to acquire additional Convertible Debentures expired in December 2007.

In valuing the embedded conversion option components of the bifurcated embedded derivative instruments and the options, at the time they were issued and at December 31, 2009, we used the market price of our common stock on the date of valuation, an expected dividend yield of 0%, an estimated volatility of 250% based on a review of our historical volatility and the remaining period to the expiration date of the option or repayment date of the convertible debt instrument.  The risk-free rate of return used was 1.11%, based on constant maturity rates published by the U.S. Federal Reserve, applicable to the remaining life of the options.

At December 31, 2009, there were no derivative liabilities outstanding.

7.     Commitments and Contingencies

Operating Leases:    The Company leases its office facility under operating lease agreements having expiration dates through 2014.  Future minimum lease payments for each of the years through lease expiration are as follows:

Year	Amount
2010	$56,796
2011	56,796
2012	56,796
2013	56,796
2014	23,665
$250,849

Capital Lease Obligations:    In June 2009, Roomlinx entered into a capital lease agreement with Key Equipment Finance for software.  The lease expires in 2012 when there is a $1 buyout option.  Future minimum lease payments for each of the years through lease expiration are as follows:

	2010	2011	2012
Remaining Principal Payments	$9,615	$10,362	$5,473

Remaining Interest Payments	1,583	837	120

Total Minimum Payments Due	$13,208	$11,198	$5,593

8.     Income Taxes

At December 31, 2009, the Company has tax loss carry forwards approximating $8,900,000 that expire at various dates through 2029. The principal difference between the net loss for book purposes and the net loss for income tax purposes relates to expenses that are not deductible for tax purposes, including reorganization costs, impairment of goodwill, stock issued for services and amortization of debt discount.

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 2009, are presented below:

Deferred tax assets:
Net operating loss carryforwards	$3,302,816
Less valuation allowance	(3,302,816)
Net deferred tax asset	$-

At this time, the Company is unable to determine if it will be able to benefit from its deferred tax asset. There are limitations on the utilization of net operating loss carry forwards, including a requirement that losses be offset against future taxable income, if any. In addition, there are limitations imposed by certain transactions which are deemed to be ownership changes. Accordingly, a valuation allowance has been established for the entire deferred tax asset. The increase in the valuation allowance was approximately $957,712 during 2009.

A reconciliation of the tax provision for 2009 and 2008 at statutory rates is comprised of the following components:

	2009	2008
Tax at statutory rates	$(957,712)	$(635,814)
Valuation allowance	957,712	635,814
Tax provision	$-	$-

9.     Stockholders’ Equity (Deficit)

Preferred Stock:    The Company has authorized 5,000,000 preferred shares with a $0.20 par value.  There are three designations of the class of preferred shares: Class A, Series B, and Series C Preferred Stock.  The Class A preferred stock is entitled to receive cumulative annual dividends at the rate of 9%, payable in either cash or additional shares of Class A Preferred Stock, at the option of the Company.  The Series B Preferred Stock is not entitled to any dividends.  The Series C stock accrues dividends at an annual rate of 6% per year, payable quarterly, either in cash or, at the Company’s election, shares of common stock.  As of December 31, 2009, there were 720,000 shares of Class A Preferred Stock, no shares of Series B Preferred Stock, and no shares of Series C Preferred Stock issued and outstanding.  Class A dividends accrued and unpaid as of December 31, 2009, were $146,280; these dividends have not been declared by the board so they are not included in accrued expenses.  Series C dividends accrued and unpaid as of December 31, 2009, were $0.

On July 28, 2008, the Company’s board of directors approved the designation of 1,400 shares of Series C Preferred Stock.  The Series C preferred stock accrues dividends at an annual rate of 6% per year, payable quarterly, either in cash or, at the Company’s election, shares of common stock through March 5, 2009.  There are no redemption rights associated with the Series C Stock.  Each holder of Series C stock is entitled to voting rights on an “as converted” to common stock basis together with the holders of common stock.

On July 31, 2008 we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with an investor group, and certain affiliated trusts (collectively, the “Investors”), pursuant to which we simultaneously sold and issued to the Investors an aggregate of $2,500,000 of Series C Preferred Stock (“Series C Stock”).  In connection with the Purchase Agreement, we also issued warrants to the Investors for the purchase of additional 400 shares of Series C Stock or the number of shares of Common Stock into which the shares of Series C Stock is convertible and entered into a Registration Rights Agreement with the Investors.

Each share of Series C Stock is convertible into such number of shares of Common Stock as is determined by dividing $2,500 by the initial conversion price of $2.50 per share (or 1,000 shares of Common Stock for each share of Series C Stock converted). As of March 5, 2009, the Company had a sufficient number of shares of Common Stock authorized to permit the conversion of all of the Series C Stock into Common Stock, therefore the Series C Stock automatically converted into Common Stock.

In connection with the Purchase Agreement, we entered into a Registration Rights Agreement. Pursuant to the Registration Rights Agreement, the Company was obligated to register for resale under the Securities Act the shares of Common Stock issuable upon conversion of the Series C Stock and exercise of the Warrants beginning by April 30, 2009.  However, the initial obligation to register such shares by April 30, 2009 was waived by the Investors.

On March 31, 2009 the Company’s board of directors approved the conversion of 1,000 shares of Series C Preferred Stock into 1,000,000 shares of Common Stock per the July 31, 2008 Securities Purchase Agreement.

Common Stock:    As of December 31, 2009 the Company has authorized 1,500,000,000 shares of $0.001 par value common stock.  As of December 31, 2009, there were 3,871,903 shares of common stock issued and outstanding, after giving effect to the 1 for 100 reverse stock split on  May 28, 2010.

On January 1, 2008, the Board approved issuance of 14,371 shares of our common stock, valued at $2.50 per share for accrued interest of $35,926 for the fourth quarter of 2007, pursuant to the clauses outlined in the convertible debenture agreements of June 11, 2007.

On April 1, 2008, the board of directors approved issuance of 13,869 shares of our common stock, valued at $2.50 per share for accrued interest of $34,672 for the first quarter of 2008, pursuant to the clauses outlined in the convertible debenture agreements of June 11, 2007.

On July 1, 2008, the Board approved issuance of 14,024 shares of our common stock, valued at $2.50 per share for accrued interest of $35,057 for the period April 1 through June 30, 2008, pursuant to the clauses outlined in the convertible debenture agreements of June 11, 2007.

On July 15, 2008 Aaron Dobrinsky exercised 40,000 options at $1.00 per share on a cashless basis resulting in the net issuance of 25,715 shares of common stock.

On August 19, 2008, the Company issued 12,000 shares as Board of Director compensation for the year ended December 31, 2007. 8,000 of the shares were issued to Peter Bordes and 4,000 of the shares were issued to Herbert Hunt.  The shares were valued at $2.50 per share for a fair market value of $30,000.  This compensation was accrued for in 2007.

On October 1, 2008, the Board approved issuance of 14,178 shares of our common stock, valued at $2.50 per share for accrued interest of $35,443 for the period July 1 through September 30, 2008, pursuant to the clauses outlined in the convertible debenture agreements of June 11, 2007.

On January 2, 2009, the board of directors approved and issued 14,178 shares of our common stock with a fair value of $35,443, as interest for the fourth quarter of 2008, pursuant to the clauses outlined in the convertible debenture agreements of June 11 and June 13, 2007.

On March 5, 2009, the stockholders approved an amendment and restatement of the Company’s Articles of Incorporation to increase the number of authorized shares of the Company’s Common Stock from 245,000,000 to 1,500,000,000.

On March 31, 2009, the Company’s board of directors approved the conversion of 1,000 shares of Series C Preferred Stock into 1,000,000 shares of Common Stock per the July 31, 2008 securities purchase agreement.

On March 31, 2009, the Company’s board of directors approved and issued 61,022 shares of common stock with a fair value of $91,532 for the payment of Series C Preferred Stock Dividends.

On April 1, 2009, the board of directors approved and issued 13,907 shares of our common stock with a fair value of $34,767, as interest for the first quarter of 2009, pursuant to the clauses outlined in the convertible debenture agreements of June 11 and June 13, 2007.

On May 14, 2009, $100,000 in convertible debentures was converted to 50,000 shares of common stock pursuant to the clauses outlined in the convertible debenture agreements of June 11 and June 13, 2007. This conversion had a fair value of $197,376.

On July 1, 2009, the board of directors approved and issued 12,949 shares of our common stock with a fair value of $34,364, as interest for the second quarter of 2009, pursuant to the clauses outlined in the convertible debenture agreements of June 11 and June 13, 2007.

On July 9, 2009, Heller Capital Investments converted $100,000 principal amount of Roomlinx Convertible Debentures into 50,000 shares of Roomlinx common stock pursuant to the terms of the Convertible Debentures.

On September 9, 2009, LAM Opportunity Fund LTD converted $280,200 principal amount of Roomlinx Convertible Debentures into 140,100 shares of Roomlinx common stock pursuant to the terms of the Convertible Debentures.

On September 9, 2009, Roomlinx entered into a Debt Conversion Agreement with respect to the conversion of all remaining outstanding Roomlinx Convertible Debentures pursuant to which an aggregate of 934,900 shares of Roomlinx common stock were issued.

On October 1, 2009, the board of directors approved and issued 10,015 shares of our common stock with a fair value of $25,093, as interest for the third quarter of 2009, pursuant to the clauses outlined in the convertible debenture agreements of June 11 and June 13, 2007.

Warrants:

On April 14, 2008, we issued to Creative Hospitality Associates (“CHA”) a Warrant pursuant to a sales agent Agreement with CHA (the “Agreement”).

The Warrant is initially exercisable for Series B Preferred Stock.  At such time as we have a sufficient number of shares of Common Stock authorized to permit the exercise of the Warrant for Common Stock (the “Triggering Event”), As of March 5, 2009 the Warrant will automatically be exercisable for Common Stock and not Series B Preferred Stock.  The maximum number of shares of Common Stock for which the Warrant is ultimately exercisable for is 150,000 and the ultimate exercise price per share of Common Stock for which the Warrant is exercisable is $2.00 per share, each of which is subject to adjustment and the conditions contained in the Warrant.  The Warrant becomes ultimately exercisable for such 150,000 shares of Common Stock pursuant to a vesting schedule as set forth in the Warrant that provides that the Warrant becomes ultimately exercisable for 5,000 shares of Common Stock with each 1,000 rooms in a hotel or other property that CHA or its affiliate introduces to us and in which our Media and Entertainment System is installed. On July 31, 2009, Roomlinx cancelled the Agreement with CHA effectively canceling the 150,000 unvested warrants issued in connection with the April 14, 2008 Agreement.

On July 31, 2008, the Company issued (i) Series C-1 Warrants to purchase an aggregate of 200 shares of Series C Stock, at an initial exercise price of $4,000 per share of Series C Stock, and (ii) Series C-2 Warrants to purchase an aggregate of 200 shares of Series C Stock, at an initial exercise price of $6,000 per share of Series C Stock.  The Warrants are immediately exercisable and expire on the third anniversary of their date of issuance.  At such time as the Company has a sufficient number of shares of Common Stock authorized to permit the conversion of all Series C Stock into Common Stock, As of March 5, 2009 each Warrant will no longer be exercisable for shares of Series C Stock but instead will be exercisable for the number of shares of Common Stock into which the Series C Stock that the Warrant could have been exercised for prior thereto would have been convertible into, at an initial exercise price of $4.00 per share of Common Stock under the Series C-1 Warrants and at initial exercise price of $6.00 per share of Common Stock under the Series C-2 Warrants.

On June 14, 2009, 85,000 warrants were granted pursuant to the clauses outlined in the securities purchase agreement dated June 5, 2009.  Such warrants were issued at an exercise price of $2.00 per share and vest immediately; the warrants expire 3 years from the date of issuance.

On November 24, 2009, 60,000 warrants were granted to Marilyn Crawford pursuant to the clauses outlined in the advisory board agreement dated November 24, 2009.  Such warrants were issued at an exercise price of $2.30 per share; 30,000 warrant shares will vest at the rate of 1,250 per month, on the last day of the month, starting on December 31, 2009 and continuing, unless earlier terminated, for a period of 24 months.  The remaining 30,000 warrant shares shall vest at the rate of 5,000 shares for each $250,000 in revenue for which the Consultant is responsible as set forth in the Advisory Board Agreement; the warrants were scheduled to expire 3 years from the date of issuance.  On February 17, 2010, Roomlinx cancelled the Advisory Board Agreement, effectively canceling the 56,250 unvested warrants issued in connection with the November 24, 2009 Agreement.

On December 17, 2009, 31,000 warrants were granted pursuant to the clauses outlined in the Credit Agreement dated June 5, 2009.  Such warrants were issued at an exercise price of $2.00 per share and vest immediately; the warrants expire 3 years from the date of issuance.

On December 31, 2009, the Company had the following outstanding warrants:

Exercise Price	Number of Shares	Remaining Contractual Life (in years)	Exercise Price times Number of Shares	Weighted Average Exercise Price	Aggregate Intrinsic Value

$2. 00	31,000	2.96	$62,000		$-
$2.30	60,000	2.90	$138,000		$-
$2.00	85,000	2.47	$170,000		$-
$6.00	200,000	1.55	$1,200,000		$-
$4.00	200,000	1.55	$800,000		$-
$3.00	70,000	2.45	$210,000		$-
$2.00	10,000	2.45	$20,000		$-
$2.00	19,625	2.45	$39,250		$-
$3.00	39,000	1.99	$117,000		$-
$7.50	109,634	0.17	$822,250		$-
	824,259		$3,578,500	$4.30	$-

Warrants	Number of Shares	Weighted Average Exercise Price	Remaining Contractual Life (in years)	Aggregate Intrinsic Value

Outstanding at January 1, 2008	248,259	$4.90

Issued	550,000	4.20

Exercised	-	-

Expired/Cancelled	-	-
Outstanding at January 1, 2009	798,259	$4.40

Issued	176,000	2.00

Exercised	-	-

Expired/Cancelled	(150,000)	2.00		-

Outstanding at December 31, 2009	824,259	$4.60	1.81	-

Exercisable at December 31, 2009	765,509	$4.500	1.81	-

The Company recorded deferred compensation expense of $89,750 in connection with warrants granted during the quarter ended December 31, 2009. The fair value of the warrant grants was estimated on the date of grant utilizing the Black-Scholes option pricing model with the following weighted average assumptions for grants: expected life of warrants of 3 years, expected volatility of 111%, risk-free interest rate of 1.22% and no dividend yield. The weighted average fair value at the date of grant for warrants granted during the quarter ended December 31, 2009, averaged $1.50 per warrant.

The Company recorded compensation expense of $538,455 in connection with the warrants granted during the year ended December 31, 2008.

The fair value of the warrants granted during the quarter ended September 30, 2008, was estimated on the date of grant utilizing the Black-Scholes option pricing model with the following weighted average assumptions for grants: expected life of warrants of 3 years, expected volatility of 140%, risk-free interest rate of 2.8% and no dividend yield. The weighted average fair value at the date of grant for warrants granted during the quarter ended September 30, 2008, approximated $1.30 per warrant.

The fair value of the warrants granted during the quarter ended June 30, 2008, was estimated on the date of grant utilizing the Black-Scholes option pricing model with the following weighted average assumptions for grants: expected life of warrants of 5 years, expected volatility of 144%, risk-free interest rate of 4% and no dividend yield. The weighted average fair value at the date of grant for warrants granted during the quarter ended June 30, 2008, approximated $1.80 per warrant.

Options:    The Company adopted a long term incentive stock option plan (the “Stock Option Plan”). The Stock Option Plan provides for the issuance of 120,000,000 shares of common stock upon exercise of options which may be granted pursuant to the Stock Option Plan. As of December 31, 2009, options to purchase 180,667 shares were vested. The options vest as determined by the Board of Directors and are exercisable for a period of no more than 10 years.

On May 15, 2008, the board of directors approved the grant to employees and consultants, under the Registrant’s Long-Term Incentive Plan, of an aggregate of 1,000 Incentive Stock Options and an aggregate of 1,000 Non-Qualified Stock Options.  Such options were issued at an exercise price of $1.17 per share, vest one-third (1/3) on each of the first three anniversaries of the employment date, and expire 7 years from the date of grant.

On July 15, 2008 Aaron Dobrinsky exercised 40,000 options at $1.00 per share on a cashless basis resulting in the net issuance of 25,715 shares of common stock.

On July 21, 2008, the board of directors approved the grant of an aggregate of 4,000 Incentive Stock Options and an aggregate of 6,000 Non-Qualified Stock Options.  Such options were issued at an exercise price of $2.00 per share, vest one-third (1/3) on each of the first three anniversaries of the employment ate, and expire 7 years from the date of grant.

On August 19, 2008, the board of directors approved the grant of an aggregate of 3,000 Incentive Stock Options.  Such options were issued at an exercise price of $1.20 per share, vest one-third (1/3) on each of the first three anniversaries of the grant date, and expire 7 years from the date of grant.

On August 19, 2008, the Company granted an aggregate of 5,000 Non-Qualified Stock Options (“NQOs”).  The NQOs were granted to Christopher Blisard with respect to his service as a member of the Board of Directors during 2008 and 2009 and vest on December 31, 2009.  The options were issued at an exercise price of $1.20 per share, representing the closing price of the Company’s common stock on such date, and they expire 7 years from the date of grant.

On October 31, 2008, the Company’s board of directors approved the grant of an aggregate of 2,000 Incentive Stock Options and an aggregate of 1,000 Non-Qualified Stock Options.  Such options were issued at an exercise price of $1.70 per share, vest one-third (1/3) on each of the first three anniversaries of the employment date and expire 7 years from the date of grant.

On February 23, 2009, the Company’s board of directors approved the grant of an aggregate of 3,500 Incentive Stock Options and an aggregate of  2,000 Non-Qualified Stock Options.  Such options were issued at an exercise price of $1.00 per share and vest one-third (1/3) on each of the first three anniversaries of the grant date; the options expire 7 years from the date of issuance or upon termination of employment with the company.  1,000 of the qualified options terminated prior to the end of the quarter due to termination of employment.

On February 23, 2009, the Company’s board of directors approved the grant of an aggregate of 12,000 Non-Qualified Stock Options.  Such options were issued at an exercise price of $1.00 per share and vest in 12 equal installments over 12 months; the options expire 7 years from the date of issuance or upon termination of employment with the Company.

On March 5, 2009, the Stockholders approved an amendment to the Company’s Long Term Incentive Plan to increase the number of shares of Common Stock available for issuance there under from 25,000,000 to 120,000,000.

On June 5, 2009, the Company’s board of directors approved a grant of 100,000 Incentive Stock Options to an officer and board member, pursuant to his employment agreement dated June 5, 2009.  Such options were issued at an exercise price of $3.30 per share and vest one-half (1/2) on each of the first two anniversaries of the grant date; the options expire 7 years from the date of issuance or upon termination of employment with the Company.

On July 9, 2009, the Company’s board of directors approved the grant of an aggregate of 4,500 Incentive Stock Options.  Such options were issued at an exercise price of $2.50 per share and vest one-third (1/3) on each of the first three anniversaries of the grant date; the options expire 7 years from the date of issuance or upon termination of employment with the company.  1,000 of the qualified options terminated prior to the end of the year due to termination of employment.

On December 31, 2009, the Company had the following outstanding options:

Exercise Price	Number of Shares	Remaining Contractual Life (in years)	Exercise Price times Number of Shares	Weighted Average Exercise Price	Aggregate Intrinsic Value
$2.50	3,500	6.53	$8,750			$-
$3.30	100,000	6.43	$330,000			$-
$1.00	14,500	6.15	$14,500			$11,600
$1.00	2,000	6.15	$2,000			$1,600
$1.70	2,000	5.84	$3,400			$200
$1.20	8,000	5.64	$9,600			$4,800
$2.00	6,000	5.56	$12,000			$-
$1.50	9,500	4.86	$14,250			$2,850
$2.50	10,000	4.34	$25,000		$
$2.00	135,000	3.89	$270,000			$-
$2.60	10,000	2.61	$26,000			$-
$1.00	5,000	0.07	$50,000			$-
	305,500		$765,500	$2.51		$21,050

Options	Number of Shares	Weighted Average Exercise Price	Remaining Contractual Life (in years)	Aggregate Intrinsic Value

Outstanding at January 1, 2008	237,500	$2.20

Issued	23,000	1.70

Exercised	(40,000)	1.00

Expired/Cancelled	(19,000)	4.00

Outstanding at January 1, 2009	201,500	$2.20

Issued	122,000	2.90

Exercised	-	-

Expired/Cancelled	(18,000)	1.70

Outstanding at December 31, 2009	305,500	$2.50	4.910	$21,050

Vested at December 31, 2009	180,667	$2.20	4.440	$11,200

Exercisable at December 31, 2009	180,667	$2.20	4.440	$11,200

The Company recorded deferred compensation expense of $10,602 in connection with options granted during the quarter ended September 30, 2009. The fair value of the option grants was estimated on the date of grant utilizing the Black-Scholes option pricing model with the following weighted average assumptions for grants: expected life of options of 7 years, expected volatility of 140%, risk-free interest rate of 3.25% and no dividend yield. The weighted average fair value at the date of grant for options granted during the quarter ended September 30, 2009, averaged $3.00 per option.

The Company recorded deferred compensation expense of $312,270 in connection with options granted during the quarter ended June 30, 2009. The fair value of the option grants was estimated on the date of grant utilizing the Black-Scholes option pricing model with the following weighted average assumptions for grants: expected life of options of 7 years, expected volatility of 142%, risk-free interest rate of 3.25% and no dividend yield. The weighted average fair value at the date of grant for options granted during the quarter ended June 30, 2009, averaged $3.00 per option.

The Company recorded deferred compensation expense of $16,354 in connection with options granted during the quarter ended March 31, 2009. The fair value of the option grants was estimated on the date of grant utilizing the Black-Scholes option pricing model with the following weighted average assumptions for grants: expected life of options of 7 years, expected volatility of 139%, risk-free interest rate of 2.22% and no dividend yield. The weighted average fair value at the date of grant for options granted during the quarter ended March 31, 2009, averaged $0.90 per option.

The Company recorded deferred compensation expense of $4,769 in connection with options granted during the quarter ended December 31, 2008. The fair value of the option grants was estimated on the date of grant utilizing the Black-Scholes option pricing model with the following weighted average assumptions for grants: expected life of options of 7 years, expected volatility of 139%, risk-free interest rate of 0.5% and no dividend yield. The weighted average fair value at the date of grant for options granted during the quarter ended December 31, 2008, averaged $1.60 per option.

The Company recorded deferred compensation expense of $28,025 in connection with options granted during the quarter ended September 30, 2008. The fair value of the option grants was estimated on the date of grant utilizing the Black-Scholes option pricing model with the following weighted average assumptions for grants: expected life of options of 7 years, expected volatility of 142%, risk-free interest rate of 4% and no dividend yield. The weighted average fair value at the date of grant for options granted during the quarter ended September 30, 2008, averaged $1.60 per option.

The Company recorded deferred compensation expense of $3,230 in connection with options granted during the quarter ended June 30, 2008. The fair value of the option grants was estimated on the date of grant utilizing the Black-Scholes option pricing model with the following weighted average assumptions for grants: expected life of options of 7 years, expected volatility of 144%, risk-free interest rate of 4% and no dividend yield. The weighted average fair value at the date of grant for options granted during the quarter ended June 30, 2008, approximated $1.60 per option.

10.      Subsequent Events

On February 17, 2010, Roomlinx cancelled the Advisory Board Agreement with Marilyn Crawford effectively canceling the 56,250 unvested warrants issued in connection with the November 24, 2009 Agreement.

On March 10,, 2010, the Company, and Cenfin LLC executed a First Amendment to the Revolving Credit, Security and Warrant Purchase Agreement previously entered into by them on June 5, 2009.  Pursuant to the Amendment, the Revolving Credit Commitment under the Original Agreement has been increased from $5,000,000 to $25,000,000 and the permitted Use of Proceeds has been expanded to include certain capital expenditures.  The remaining terms of the Original Agreement were not amended.

The Company has evaluated events subsequent to the balance sheet date of December 31, 2009 and has determined that there are no additional subsequent events that require disclosure.

Roomlinx, Inc.
CONSOLIDATED BALANCE SHEETS

	September 30,
	2010	December 31,
	(Unaudited)	2009
ASSETS
Current assets:
Cash and cash equivalents	$961,121	$656,080
Accounts receivable, net	582,791	458,614
Leases receivable, current portion	282,972	85,145
Prepaid and other current assets	74,111	34,296
Inventory	1,177,728	240,755
Total current assets	3,078,723	1,474,890

Property and equipment, net	420,158	267,378
Leases receivable, non-current	1,077,933	341,620
Total assets	$4,576,814	$2,083,888

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued expenses	$467,468	$337,796
Accrued interest	7,187	3,437
Capital lease, current portion	10,170	9,615
Deferred revenue	204,203	200,477
Total current liabilities	689,028	551,325

Capital lease, non-current	8,142	15,840

Line of credit, net of discount	1,009,320	464,000

Stockholders’ equity:
Preferred stock - $0.20 par value, 5,000,000 shares authorized:
Class A - 720,000 shares authorized, issued and outstanding	144,000	144,000
Common stock - $0.001 par value, 200,000,000 shares authorized:
4,613,915 and 3,871,903 shares issued and outstanding, respectively	4,614	3,872
Additional paid-in capital	30,071,577	27,169,689
Accumulated (deficit)	(27,349,867)	(26,264,838)
Total stockholders’ equity	2,870,324	1,052,723
Total liabilities and stockholders’ equity	$4,576,814	$2,083,888

The accompanying notes are an integral part of these consolidated financial statements.

Roomlinx, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
for the Three and Nine Months Ended September 30, 2010 and 2009
(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

Revenues:
Sales	$1,282,180	$553,957	$2,656,455	$1,662,656
Cost of goods sold	1,045,453	380,952	1,994,639	1,147,179
Gross profit	236,727	173,005	661,816	515,477

Operating expenses:
Operations	181,163	133,748	493,390	327,042
Product development	91,438	65,511	260,404	237,965
General and administrative	303,036	360,021	916,412	898,288
Depreciation	35,816	15,890	83,062	44,978
	611,453	575,170	1,753,268	1,508,273
Operating (loss)	(374,726)	(402,165)	(1,091,452)	(992,796)

Non-operating income (expense):
Interest expense	(15,322)	(176,677)	(36,912)	(263,140)
Financing Expense	(10,052)	(99)	(10,052)	(99)
Derivative expense	-	122,263	-	(1,409,356)
Foreign currency (loss)	(942)	(210)	(2,680)	(5,594)
Other income	29,316	19,915	56,068	54,891
	3,000	(34,808)	6,424	(1,623,298)

(Loss) before income taxes	(371,726)	(436,973)	(1,085,028)	(2,616,094)

Provision for income taxes	-	-	-	-

Net (loss)	(371,726)	(436,973)	(1,085,028)	(2,616,094)

Series C Preferred dividend	-	-	-	29,032

Net (loss) available to common shareholders	$(371,726)	$(436,973)	$(1,085,028)	$(2,645,126)

Net (loss) per common share:
Basic and diluted	$(0.08)	$(0.14)	$(0.26)	$(1.07)

Weighted average shares outstanding:
Basic and diluted	4,406,241	3,039,004	4,141,416	2,478,590

 The accompanying notes are an integral part of these consolidated financial statements.

Roomlinx, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Nine Months Ended September 30, 2010 and 2009
(Unaudited)

	2010	2009

Cash flows from operating activities:
Net (loss)	$(1,085,028)	$(2,616,094)

Adjustments to reconcile net (loss) to net cash (used by) operating activities:
Depreciation	83,062	44,978
Derivative expense	-	1,409,356
Derivative carrying value increase	-	15,868
Common stock, warrants, and options issued as compensation	132,897	181,569
Non-cash interest expense	10,052	104,574
Series C preferred dividends paid in stock	-	91,532
Provision for uncollectible accounts	3,515	39,179
Changes in operating assets and liabilities:
Accounts receivable	(127,692)	(100,578)
Inventory	(948,973)	21,032
Prepaid and other current assets	(39,815)	(13,172)
Accounts payable and accrued expenses	131,256	(193,698)
Deferred revenue	3,726	(193,226)
Total adjustments	(751,972)	1,407,414

Net cash (used by) operating activities	(1,837,000)	(1,208,680)

Cash flows from investing activities:
Leases receivable	(1,025,840)	(234,391)
Payments received on leases receivable	91,700	29,174
Purchase of property and equipment	(221,676)	(163,329)

Net cash (used by) investing activities	(1,155,816)	(368,546)

Cash flows from financing activities:
Proceeds from sale of common stock and exercise of warrants	2,323,000	-
Proceeds from line of credit	982,000	340,000
Payments on capital lease payable	(7,143)	(2,954)

Net cash provided by financing activities	3,297,857	337,046

Net increase (decrease) in cash and equivalents	305,041	(1,240,180)

Cash and equivalents at beginning of period	656,080	1,941,215

Cash and equivalents at end of period	$961,121	$701,035

Supplemental Cash Flow Information
Cash paid for interest	$31,907	$129,000
Cash paid for income taxes	$-	$-

Non-cash investing and financing activities:
Purchase of property and equipment in exchange for capital lease	$-	$30,000
Conversion of series C preferred stock to common stock	$-	$100,000
Common stock issued for debentures	$-	$3,411,362
Cashless exercise of warrants	$18	$-

The accompanying notes are an integral part of these consolidated financial statements.

Roomlinx, Inc.
Notes to Consolidated Financial Statements
September 30, 2010
(Unaudited)

1.     Overview and Summary of Significant Accounting Policies

Description of Business:    Roomlinx, Inc. (the “Company”) is incorporated under the laws of the state of Nevada.  The Company sells, installs, and services in-room media and entertainment solutions for hotels, resorts, and time share properties.  The Company develops software and integrates hardware to facilitate the distribution of Hollywood, adult, and specialty content, business applications, national and local advertising, and concierge services.  The Company also sells, installs and services hardware for wired networking solutions and wireless fidelity networking solutions, also known as Wi-Fi, for high-speed internet access to hotels, resorts, and time share locations. The Company installs and creates services that address the productivity and communications needs of hotel, resort and time share guests. The Company may utilize third party contractors to install such hardware and software.

Basis of Presentation:  The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information.  They do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.  In the opinion of management, all adjustments, consisting only of normal recurring adjustments considered necessary for a fair presentation, have been included in the accompanying unaudited financial statements.  Operating results for the periods presented are not necessarily indicative of the results that may be expected for the full year.  For further information, refer to the financial statements and notes thereto, included in the Company’s Form 10-K as of and for the year ended December 31, 2009.

Basis of Consolidation:  The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, SuiteSpeed, Inc.  All significant intercompany accounts and transactions have been eliminated in consolidation.

Reclassification:  Certain amounts in the 2009 financial statements have been reclassified to conform to the current year presentation.

Per Share Amounts:    The Company computes earnings per share under Accounting Standards Codification subtopic 260-10, Earnings Per Share (“ASC 260-10”). Net earnings (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and dilutive common stock equivalents outstanding during the period. Dilutive common stock equivalents consist of shares issuable upon the exercise of the Company’s stock options and warrants.

All common shares and share prices reflected in the financial statements and in the discussions below reflect the effect of the 1-for-100 reverse stock split approved on May 28, 2010.

Use of Estimates:  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Derivative financial instruments:  We do not use derivative instruments to hedge exposures to interest rate, cash flow, market, or foreign currency risks.

We review the terms of convertible debt instruments we issue to determine whether there are embedded derivative instruments, including the embedded conversion option, that are required to be bifurcated and accounted for separately as a derivative financial instrument. In circumstances where the convertible instrument contains more than one embedded derivative instrument, including the conversion option, that is required to be bifurcated, the bifurcated derivative instruments are accounted for as a single, compound derivative instrument. Also, in connection with the sale of convertible debt, we may issue freestanding options or warrants that may, depending on their terms, be accounted for as derivative instrument liabilities, rather than as equity. We may also issue options or warrants to non-employees in connection with consulting or other services they provide.

When the ability to physical or net-share settle the conversion option or the exercise of the freestanding options or warrants is deemed to be not within the control of the company or if the conversion option, options or warrants are not indexed only to the underlying common stock, the embedded conversion option or freestanding options or warrants may be required to be accounted for as a derivative financial instrument liability.

Derivative financial instruments are initially measured at their fair value. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported as charges or credits to income. For option-based derivative financial instruments, we use the Cox-Ross-Rubinstein binomial model to value the derivative instruments.  To the extent that the initial fair values of the freestanding and/or bifurcated derivative instrument liabilities exceed the total proceeds received, an immediate charge to income is recognized, in order to initially record the derivative instrument liabilities at their fair value.

The discount from the face value of the convertible debt instruments resulting from allocating some or all of the proceeds to derivative instruments, together with the stated interest on the instrument, is amortized over the life of the instrument through periodic charges to income, using the effective interest method.

Certain instruments, including convertible debt and freestanding options or warrants issued, may be subject to registration rights agreements, which may impose penalties for failure to register the underlying common stock by a defined date.  Any such penalties are accounted for in accordance with Codification ASC 450-10 and are accrued when they are deemed probable.

The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed periodically, including at the end of each reporting period. If re-classification is required, the fair value of the derivative instrument, as of the determination date, is re-classified. Any previous charges or credits to income for changes in the fair value of the derivative instrument are not reversed. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date.

Recently Adopted Accounting Standards. The Company evaluates the pronouncements of various authoritative accounting organizations, primarily the Financial Accounting Standards Board (“FASB”), the SEC, and the Emerging Issues Task Force (“EITF”), to determine the impact of new pronouncements on US GAAP and the impact on the Company.

ASU No. 2010-06 amended existing disclosure requirements about fair value measurements by adding required disclosures about items transferring into and out of levels 1 and 2 in the fair value hierarchy; adding separate disclosures about purchase, sales, issuances, and settlements relative to level 3 measurements; and clarifying, among other things, the existing fair value disclosures about the level of disaggregation.  The ASU was adopted during the period ended March 31, 2010, and its adoption had no impact on the Company’s consolidated financial position, results of operations or cash flows.

ASU No. 2009-17 revises the consolidation guidance for variable-interest entities. The modifications include the elimination of the exemption for qualifying special purpose entities, a new approach for determining who should consolidate a variable-interest entity, and changes to when it is necessary to reassess who should consolidate a variable-interest entity. The ASU was adopted during the period ended March 31, 2010 and its adoption had no impact on the Company’s consolidated financial position, results of operations or cash flows.

Fair Value of Financial Instruments ASC 825, “Disclosures About Fair Value of Financial Instruments,” requires disclosure of fair value information about financial instruments.  ASC 820, “Fair Value Measurements” (“ASC 820”) defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements.  Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as September 30, 2010.

The respective carrying value of certain on-balance-sheet financial instruments approximately their fair values.  These financial instruments include cash and cash equivalents, accounts payable and accrued liabilities.  Fair values were assumed to approximate carrying values for these financial instruments since they are short term in nature and their carrying amounts approximate fair value, or they are receivable or payable on demand.

ASU No. 2010-11 was issued in March 2010, and clarifies that the transfer of credit risk that is only in the form of subordination of one financial instrument to another is an embedded derivative feature that should not be subject to potential bifurcation and separate accounting.  This ASU was adopted during the period ended September 30, 2010.

Recently Issued Accounting Standards.  The following accounting standards updates were recently issued and have not yet been adopted by the Company.  These standards are currently under review to determine their impact on the Company’s consolidated financial position, results of operations, or cash flows.

ASU No. 2009-13 was issued in September 2009, and provides application guidance on whether multiple deliverables exist, how the deliverables should be separated and how the consideration should be allocated to one or more units of accounting. This update establishes a selling price hierarchy for determining the selling price of a deliverable. The selling price used for each deliverable will be based on vendor-specific objective evidence, if available, third-party evidence if vendor-specific objective evidence is not available, or estimated selling price if neither vendor-specific or third-party evidence is available. The Company will be required to apply this guidance prospectively for revenue arrangements entered into or materially modified after January 1, 2011; however, earlier application is permitted. The management is in the process of evaluating the impact of adopting this ASU update on the Company’s financial statements.

ASU No. 2010-13 was issued in April 2010, and will clarify the classification of an employee share based payment award with an exercise price denominated in the currency of a market in which the underlying security trades.  This ASU will be effective for the first fiscal quarter beginning after December 15, 2010, with early adoption permitted.

ASU 2010-20 was issued in July 2010, and provides financial statement users with greater transparency about an entity’s allowance for credit losses and the credit quality of its financing receivables.  This ASU will be effective for the first fiscal quarter beginning after December 15, 2010.

There were various other updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to a have a material impact on the Company’s consolidated financial position, results of operations or cash flows.

2.     Line of Credit

On June 5, 2009, the Company, entered into a Revolving Credit, Security and Warrant Purchase Agreement (the “Credit Agreement”) with Cenfin LLC, a Delaware limited liability company (“Cenfin”), pursuant to which Cenfin agreed to make revolving loans to Roomlinx from time to time in a maximum outstanding amount of $5,000,000 and pursuant to which, upon the making of each such Revolving Loan, Roomlinx will issue to Cenfin a Revolving Credit Note evidencing such Revolving Loan and a Warrant to purchase a number of shares of Roomlinx Common Stock equal to 50% of the principal amount funded in respect of such Revolving Loan divided by $2.00 per share. Each Revolving Credit Note will bear interest at a rate of 9% per annum and mature on the fifth anniversary of its issuance. Each Warrant will be exercisable for a three year period from its issuance at an initial exercise price of $2.00 per share.

On March 10, 2010 the Credit Agreement was amended to increase the aggregate revolving credit commitment to $25,000,000 and expand the permitted use of proceeds to include certain capital expenditures.  The rest of the terms remained in accordance with the original agreement.

On July 30, 2010, with effect as of July 15, 2010, the Company and Cenfin LLC entered into a Second Amendment to Revolving Credit, Security and Warrant Purchase Agreement (the “Amendment”).  The Amendment changed (1) the interest rate under the Credit Agreement to the Federal Funds Rate plus 5% and (2) the strike price of warrants issued in connection with any draws of the line of credit after the first $5,000,000 of borrowings after July 15, 2010 from $2.00 per share to the fair market value of the Company’s common stock on the date of such draw.  The interest rate payable on amounts drawn under this Agreement will be set on July 15 of each year, but will be adjusted in the event the Federal Funds Rate increases by more than 1% in any six month period, but such an adjustment may only occur once per year.

At September 30, 2010, the Company had drawn $1,446,000 on the line of credit, with draws of $982,000 during the nine months ended September 30, 2010.  These advances will be repaid at various dates in 2014 and 2015.  At September 30, 2010, the balance on the line of credit is reduced by a discount in the amount of $436,680 (see Note 5).  The line of credit is subject to certain financial and non-financial covenants; the Company was in compliance with all covenants as of September 30, 2010.

3.     Convertible Debentures

On June 11, 2007 and June 13, 2007, the Company sold an aggregate of $2,350,000 principal amount of Convertible Debentures due May 2012 (the “Convertible Debentures”) to a number of investors pursuant to a Securities Purchase Agreement (the “June Purchase Agreement”).  $2,300,000 of the debentures were purchased with cash and $50,000 was converted from a note payable.  As detailed below, no Convertible Debentures remain outstanding.

The Convertible Debentures were initially convertible into Series B Preferred Stock, which Series B Preferred Stock would not have been convertible into Common Stock until such time as the Company had a sufficient number of shares of Common Stock authorized to permit the conversion of the Convertible Debentures into Common Stock, at which time the Convertible Debentures would automatically be convertible into Common Stock and not Series B Preferred Stock.  The conversion price into shares of Common Stock of the Convertible Debentures was $2.00 per share, subject to certain standard anti-dilution adjustments.  In the event that the Convertible Debentures were not repaid when due, the conversion price would have been reduced to $1.00 per share.  Because this potential reduction in the conversion price effectively indexed the return to the investors to a factor other than the underlying value of our common stock, the embedded conversion option was bifurcated and accounted for separately as a derivative instrument liability.

Pursuant to the June Purchase Agreement, each purchaser also received an option, exercisable for a six month period from the Closing under the Purchase Agreement, to purchase additional Convertible Debentures (“Additional Convertible Debentures”) in an amount up to 50% of the original amount of Convertible Debentures purchased.  This option has also been accounted for as a derivative instrument liability.  All such options expired unexercised.

The Convertible Debentures bore interest at an annual rate of 6%, payable quarterly, either in cash or, at the Company’s election, in shares of our capital stock at two dollars and fifty cents ($2.50) per share of common stock or a 10% discounted stock price from the average market price for the 20 business days preceding the interest payment date, whichever is greater.  All interest was settled in shares of common stock.

On May 14, 2009, $100,000 of the debentures were converted into 50,000 shares of Common Stock at a conversion price of $2.00 per share, the conversion price specified in the Debentures.

On July 7, 2009, $100,000 of the debentures were converted into 50,000 shares of Common Stock at a conversion price of $2.00 per share, the conversion price specified in the Debentures.

On September 9, 2009 $280,200 of the debentures were converted into 140,100 shares of common stock at a conversion price of $2.00 per share, the conversion price specified in the Debentures.

On September 9, 2009, the Company eliminated the majority of its outstanding debt and all convertible debentures by entering into a Debt Conversion Agreement (the “Conversion Agreement”) with Lewis Opportunity Fund, L.P., the holder of a majority of the then outstanding principal amount of Convertible Debentures issued by the Company on June 12, 2007 (the “Debentures”).  Pursuant to the Conversion Agreement, all then outstanding Debentures (in an aggregate principal amount of $1,869,800) were converted into an aggregate of 934,900 shares of Roomlinx common stock at a conversion price of $2.00 per share, the conversion price specified in the Debentures.  Pursuant to the Conversion Agreement, the Company agreed to pay to the converting Debenture holders an aggregate of $112,188, an amount equal to interest that would have accrued on the converted principal amount of Debentures over a one (1) year period if the Debentures would not have been converted.

4.    Derivative Financial Instruments

As discussed above, the embedded conversion option in our Convertible Debentures and options issued to the investors to acquire additional debentures have been accounted for as derivative instrument liabilities.

We use the Cox-Ross-Rubinstein binomial model to value warrants, and the embedded conversion option components of any bifurcated embedded derivative instruments that are recorded as derivative liabilities. See Note 5 related to embedded derivative instruments that have been bifurcated from our Convertible Debentures and the options to acquire additional Convertible Debentures held by the investors.  The options and conversion options can be exercised by the holders at any time.  The options held by the investors to acquire additional Convertible Debentures expired in December 2007.

In valuing the embedded conversion option components of the bifurcated embedded derivative instruments and the options, at the time they were issued and at September 30, 2009, we used the market price of our common stock on the date of valuation, an expected dividend yield of 0%, an estimated volatility of 250% based on a review of our historical volatility and the remaining period to the expiration date of the option or repayment date of the convertible debt instrument.  The risk-free rate of return used was 1.11%, based on constant maturity rates published by the U.S. Federal Reserve, applicable to the remaining life of the options.

On September 2009, upon the conversion of the convertible debentures, the derivative liabilities were terminated.

At December 31, 2009, and September 30, 2010, there were no derivative liabilities outstanding.

5.     Stockholders’ Equity

All common shares and share prices reflected in the financial statements and in the discussions below reflect the effect of the 1-for-100 reverse stock split approved on May 28, 2010 and affected on July 29, 2010.

Preferred Stock:    The Company has authorized 5,000,000 preferred shares with a $0.20 par value, of which 720,000 shares have been designated as Class A Preferred Stock.  The Class A Preferred stock is entitled to receive cumulative annual dividends at the rate of 9%, payable in either cash or additional shares of Class A Preferred Stock, at the option of the Company.  As of September 30, 2010 and December 31, 2009, there were 720,000 shares of Class A Preferred Stock issued and outstanding.  Class A dividends accrued and unpaid as of September 30, 2010, were $156,000; these dividends have not been declared by the board of directors so they are not included in accrued expenses.

Common Stock:    Reverse Stock Split:    On May 28, 2010, shareholders approved a reverse stock split of the outstanding shares of common stock, pursuant to which each 100 shares of the Company’s pre-split common stock issued and outstanding was exchanged for one share of the Company’s post-split common stock.  After giving effect to the reverse stock split, there were 4,243,982 shares of common stock issued and outstanding.  All share and per share amounts presented in this report have been retroactively adjusted to reflect the reverse stock split.

As of September 30, 2010 the Company has authorized 200,000,000 shares of $0.001 par value common stock.  As of September 30, 2010, there were 4,613,915 shares of common stock issued and outstanding.

On August 17, 2010, the Company entered into a securities purchase agreement with investors for an aggregate of 187,500 shares of common stock.  The shares were purchased at $4.00 per share for an aggregate of $750,000.

Warrants:   On July 6, 2010, an investor exercised 19,625 warrants at $2.00 per share.  The exercise was cashless and resulted in 11,775 shares being issued.

On August 2, 2010, 170,500 warrants were granted to Cenfin, pursuant to the clauses outlined in the Credit Agreement dated June 5, 2009.  Such warrants were issued at an exercise price of $2.00 per share and vest immediately; the warrants expire 3 years from the date of issuance.

On August 30, 2010, Cenfin exercised 170,500 warrants at $2.00 per share, for an aggregate of $341,000, in accordance with the Credit Agreement entered into on June 5, 2009.

On September 30, 2010, 75,000 warrants were granted to Cenfin, pursuant to the clauses outlined in the Credit Agreement dated June 5, 2009.  Such warrants were issued at an exercise price of $2.00 per share and vest immediately; the warrants expire 3 years from the date of issuance.

On September 30, 2010, the Company had the following outstanding warrants:

Exercise Price	Number of Shares	Remaining Contractual Life (in years)	Exercise Price times Number of Shares	Weighted Average Exercise Price	Aggregate Intrinsic Value
$2.0000	75,000	2.00	$150,000		$187,500
$2.3000	3,750	2.15	$8,625		$8,250
$6.0000	200,000	0.81	$1,200,000		$-
$4.0000	200,000	0.81	$800,000		$100,000
$3.0000	70,000	1.70	$210,000		$105,000
$3.0000	39,000	1.24	$117,000		$58,500
	587,750		$2,485,625	$4.23	$459,250

Warrants	Number of Shares	Weighted Average Exercise Price	Remaining Contractual Life (in years)	Aggregate Intrinsic Value
Outstanding at January 1, 2010	824,258	$4.34
Issued	245,500	$2.00
Exercised	316,125	$2.00
Expired/Cancelled	165,883	$5.74
Outstanding at September 30, 2010	587,750	$4.23	1.31	$459,250
Exercisable at September 30, 2010	587,750	$4.23	1.31	$459,250

The fair value of the warrants granted August 2, 2010 was $540,616. The fair value of the warrant grant was estimated on the date of grant utilizing the Black-Scholes option pricing model with the following weighted average assumptions for grants: expected life of warrants of 3 years, expected volatility of 118%, risk-free interest rate of .85% and no dividend yield. The weighted average fair value at the date of grant for warrants granted August 2, 2010, averaged $3.17 per warrant.  In accordance with ASC Topic 815, “Derivatives and Hedging,” the Company recorded a debt discount of $301,567 in connection with this warrant grant.

The fair value of the warrants granted September 30, 2010 was $281,265. The fair value of the warrant grant was estimated on the date of grant utilizing the Black-Scholes option pricing model with the following weighted average assumptions for grants: expected life of warrants of 3 years, expected volatility of 129%, risk-free interest rate of .64% and no dividend yield. The weighted average fair value at the date of grant for warrants granted September 30, 2010, averaged $3.75 per warrant.  In accordance with ASC Topic 815, “Derivatives and Hedging,” the Company recorded a debt discount of $145,165 in connection with this warrant grant.

Options:    The Company adopted a long term incentive stock option plan (the “Stock Option Plan”). The Stock Option Plan provides for the issuance of up to 1,200,000 shares of common stock upon exercise of options which may be granted pursuant to the Stock Option Plan. As of September 30, 2010, options to purchase 322,253 shares were outstanding. The options vest as determined by the Board of Directors and are exercisable for a period of no more than 10 years.

On September 17, 2010, the Board of Directors granted 4,500 aggregate incentive stock options to employees of Roomlinx.  These options have an exercise price of $4.80, the average of the high and low market value on the day prior to the grant date, and vest in three equal annual installments on the grant anniversary date.  The options expire at the end of the business day on the 7th anniversary of the grant date.

On September 30, 2010, the Company had the following outstanding options:

Exercise Price	Number of Shares	Remaining Contractual Life (in years)	Exercise Price times Number of Shares	Weighted Average Exercise Price	Aggregate Intrinsic Value
$4.80	4,000	6.97	$19,200		$-
$3.10	21,755	6.54	$67,441		$30,457
$2.50	3,500	5.78	$8,750		$7,000
$3.30	100,000	5.68	$330,000		$120,000
$1.00	16,500	5.40	$16,500		$57,750
$1.70	2,000	5.09	$3,400		$5,600
$1.20	8,000	4.89	$9,600		$26,400
$2.00	7,000	4.81	$14,000		$17,500
$1.50	9,500	4.11	$14,250		$28,500
$2.50	10,000	3.59	$25,000		$20,000
$2.00	130,000	3.14	$260,000		$325,000
$2.60	10,000	1.86	$26,000		$19,000
	322,255		$794,141	$2.46	$657,207

Options	Number of Shares	Weighted Average Exercise Price	Remaining Contractual Life (in years)	Aggregate Intrinsic Value
Outstanding at January 1, 2010	306,500	$2.51
Issued	33,755	$6.62
Exercised	-	-
Expired/Cancelled	18,000	$4.76
Outstanding at September 30, 2010	322,255	$2.46	5.41	$657,207
Vested at September 30, 2010	242,498	$2.20	4.42	$557,112
Exercisable at September 30, 2010	242,498	$2.20	4.42	$557,112

The Company recorded deferred compensation expense of $20,178 in connection with options granted September 17, 2010. The fair value of the option grant was estimated on the date of grant utilizing the Black-Scholes option pricing model with the following weighted average assumptions for grants: expected life of options of 7 years, expected volatility of 136%, risk-free interest rate of 2.14% and no dividend yield. The weighted average fair value at the date of grant for options granted September 17, 2010, averaged $4.48 per option.

6.      Subsequent Events

On October 1, 2010, Cenfin exercised 75,000 warrants at $2.00 per share, for an aggregate of $150,000, in accordance with the Credit Agreement entered into on June 5, 2009.

On October 1, 2010, Roomlinx, Inc. acquired 100% of the membership interests of Canadian Communications, LLC for aggregate consideration of $500,000 in cash and the issuance of 270,000 shares of Roomlinx’s common stock, of which 79,000 are being held back as security for the sellers’ indemnification obligations.  Roomlinx, Canadian Communications, LLC, Peyton Communications, LLC, Garneau Alliance LLC, Peyton Holdings Corporation and Ed Garneau entered into a Unit Purchase Agreement providing for the above described transaction.

On October 1, 2010, Roomlinx entered into an Employment Agreement with Mr. Garneau to serve as Chief Financial Officer.   Effective with Mr. Garneau’s appointment as Chief Financial Officer, Mike Wasik, Roomlinx’s Chief Executive Officer no longer holds the title or responsibilities of Chief Financial Officer.

All material subsequent events from the balance sheet date through the date of issuance of this report have been disclosed above.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Members
Canadian Communications, LLC
Superior, Colorado

We have audited the accompanying consolidated balance sheets of Canadian Communications, LLC as of December 31, 2009 and 2008, and the related consolidated statements of operations, changes in members’ equity and cash flows for the year ended December 31, 2009, and the period October 21, 2008 to December 31, 2008. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based upon our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Canadian Communications, LLC as of December 31, 2009 and 2008, and the results of its operations and its cash flows for the year ended December 31, 2009, and the period October 21, 2008 to December 31, 2008, in conformity with accounting principles generally accepted in the United States of America.

/s/ Stark Schenkein, LLP

Denver, Colorado
December 15, 2010

3600 South Yosemite Street | Suite 600 | Denver, CO 80237 | P: 303.694.6700 | TF: 888.766.3985 | F: 303.694.6761 | www.starkcpas.com
An Independent Member of BKR International

Canadian Communications, LLC
CONSOLIDATED BALANCE SHEETS
December 31,

	2009	2008

ASSETS

Current assets:
Cash and cash equivalents	$37,829	$1,638
Accounts receivable, net	190,725	-
Prepaid and other current assets	79,719	-
Inventory	254,323	-
Due from affiliate	105,000	-
Total current assets	667,596	1,638

Property and equipment, net	690,552	-
Goodwill	1,727,753	-
Total assets	$3,085,901	$1,638

LIABILITIES AND MEMBERS’ (DEFICIT)

Current liabilities:
Accounts payable and accrued expenses	$387,902	$3,000
Notes payable, current portion	81,188	-
Notes payable - related parties, current portion	317,000
Deferred revenue	12,030	-
Total current liabilities	798,120	3,000

Notes payable, long-term portion	104,783	45,000
Notes payable - related parties, long-term portion	2,510,737	-
Total liabilities	3,413,640	48,000

Members’ equity (deficit):
Members’ interest	1,000	1,000
Accumulated deficit	(388,451)	(47,362)
Other comprehensive (loss) - currency translation	(5,559)	-
Total members’ equity (deficit)	(393,010)	(46,362)
Minority interest	65,271	-
Total equity (deficit)	(327,739)	(46,362)
Total liabilities and members’ equity (deficit)	$3,085,901	$1,638

The accompanying notes are an integral part of these consolidated financial statements.

Canadian Communications, LLC
CONSOLIDATED STATEMENTS OF OPERATIONS
for the years ended December 31, 2009 and the Period
October 21, 2008 (inception) to December 31, 2008

	2009	2008

Revenues
Telecom/movie sales	$1,187,456	$-
Service, maintenance and management	149,886	-
	1,337,342	-

Cost of goods	886,616	-

Gross margin	450,726	-

Operating expenses
Operations	398,911	-
General and administrative	117,945	47,362
Depreciation	195,618	-
	712,474	47,362

Operating loss	(261,748)	(47,362)

Other income (expense)
Interest expense	(157,920)	-
Interest income	145	-
Other income (expense)	26,834	-
Investment income	40,000	-
	(90,941)	-

Loss before minority income and income taxes	(352,689)	(47,362)

Minority interest	11,600	-
Provision for income taxes	-	-

Net loss	$(341,089)	$(47,362)

Foreign currency (loss)	$(5,559)	$-

Comprehensive (loss)	$(346,648)	$(47,362)

Net (loss) per unit, basic and diluted	$(171)	$(24)

Weighted average units outstanding, basic and diluted	2,000	2,000

The accompanying notes are an integral part of these consolidated financial statements.

Canadian Communications, LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2009 and 2008

	2009	2008

Cash flows from operating activities:
Net loss	$(341,089)	$(47,362)

Adjustments to reconcile net (loss) to net cash (used in) operating activities:
Depreciation	195,618	-
Provision for uncollectible accounts	8,443	-
Foreign currency loss	(5,559)	-
Minority interest	(32,851)	-
Non-cash interest expense	112,468
Changes in operating assets and liabilities:
Accounts receivable	11,007	-
Prepaid and other current assets	(44,478)	-
Inventory	(212,836)	-
Accounts payable and accrued expenses	5,132	3,000
Deferred revenue	12,030	-
Total adjustments	48,974	3,000

Net cash (used in) operating activities	(292,115)	(44,362)

Cash flows from investing activities:
Due from affiliate	(105,000)	-
Purchase of property and equipment	(187,776)	-

Net cash (used in) investing activities	(292,776)	-

Cash flows from financing activities:
Cash received in acquisition of subsidiaries	31,630	-
Proceeds from notes payable	685,000	45,000
Principal payments on notes payable	(95,548)	-
Member contribution	-	1,000

Net cash provided by financing activities	621,082	46,000

Net increase (decrease) in cash and equivalents	36,191	1,638

Cash and equivalents at beginning of year	1,638	-

Cash and equivalents at end of year	$37,829	$1,638

Supplemental Cash Flow Information
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

Non-cash investing and financing activities:
Purchase of subsidiaries	575,175	-

The accompanying notes are an integral part of these consolidated financial statements.

Canadian Communications, LLC
CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)
For the Year Ended December 31, 2009, and the Period
October 21, 2008 (inception) to December 31, 2008

		Accumulated
	Members’	Comprehensive	Minority	Retained
	Interest	Income	Interest	Earnings	Total

October 21, 2008 (inception)	$-	$-	$-	$-	$-

Members’ contribution	1,000	-	-	-	1,000

Net (loss)	-	-	-	(47,362)	(47,362)

Balance, December 31, 2008	1,000	-	-	(47,362)	(46,362)

Minority interest from Arista Communications Acquisition	-	-	76,871	-	76,871

Minority Interest’s Share of Arista Communications Net Loss	-	-	(11,600)	-	(11,600)

Comprehensive (loss)	-	(5,559)	-	-	(5,559)

Net (loss)	-	-	-	(341,089)	(341,089)

Balance, December 31, 2009	$1,000	$(5,559)	$65,271	$(388,451)	$(327,739)

The accompanying notes are an integral part of these consolidated financial statements.

Canadian Communications, LLC
Notes to Consolidated Financial Statements
December 31, 2009 and 2008

1.  BUSINESS AND BACKGROUND

Overview of the Company’s Business

Canadian Communications, LLC (the Company) was formed on October 21, 2008 as a Colorado Limited Liability Company. The Company’s headquarters are located in Superior, Colorado. The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries: Hospitality Ad Group, LLC; Cardinal Connect, LLC; Cardinal Broadband, LLC; Cardinal Hospitality, Ltd; and its 50% joint venture interest in Arista Communications, LLC.

These vertically integrated companies provide full-service solutions for residential and business applications, including the delivery of next-generation voice, video, and data broadband networks to communities and cities throughout the United States and Canada, as well as video-on-demand services to the hospitality industry in the United States, Canada, and Aruba.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries. Intercompany transactions and balances have been eliminated. The Company consolidates all operations of subsidiaries due to a controlling financial interest or a controlling management interest.

The entities consolidated are outlined below.

Direct Subsidiaries of Canadian Communications, LLC	% Ownership	Date Acquired Or Incorporated
Cardinal Connect, LLC	100%	07/01/2009
Cardinal Broadband, LLC	100%	07/01/2009
Hospitality Ad Group, LLC *	100%	03/04/2009

Indirect Subsidiaries of Canadian Communications, LLC	% Ownership	Date Acquired
Cardinal Hospitality, Ltd. (Owned by Cardinal Connect)	100%	07/01/2009
Arista Communications, LLC (Owned by Cardinal Broadband, LLC)	50%	07/01/2009

* Non operating entity at December 31, 2009.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Specific estimates include lives of assets, intangibles, collectability of receivables and notes, purchase price adjustments and valuation allowance on net operating loss carryforwards. Actual results could differ from those estimates.

Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less from the date of purchase to be cash equivalents.

Allowance for Uncollectible Receivables

Accounts receivable consist of uncollateralized customer obligations due under normal trade terms requiring payment within 30 days of the invoice date.  Management reviews trade receivables periodically and reduces the carrying amount by an amount that reflects management’s best estimate of the amount that may not be collectible. The Company estimates the amount of uncollectible accounts receivable and records an expense for bad debt.

Inventory

Inventory consists principally of items which are required for the Company’s media equipment installations, and is recorded at the lower of cost or market, based on the first-in, first-out method.

Goodwill

Goodwill is recorded at its purchase price and is not being amortized. The Company has evaluated its goodwill for impairment and has determined that the fair value of the goodwill exceeds the book value recorded.

The Company’s assessment involves determining an estimate of the fair value of the Company’s net assets in order to evaluate whether an impairment of the current carrying amount of goodwill exists. The first step of the goodwill impairment test compares the fair value of net assets with their carrying amount, including goodwill. If the fair value of net assets exceeds their carrying amount, goodwill is not considered to be impaired, and thus the second step of the impairment test is unnecessary. If the carrying amount of net assets exceeds their fair value, the second step of the goodwill impairment test is performed to measure the amount of impairment loss, if any. Fair values are derived based on an evaluation of past and expected future performance of the Company.

The second step of the goodwill impairment test, used to measure the amount of impairment loss, compares the implied fair value of the Company’s goodwill with the carrying amount of that goodwill. If the carrying amount of the goodwill exceeds the implied fair value of that goodwill, an impairment loss is recognized in an amount equal to that excess. The loss recognized cannot exceed the carrying amount of goodwill. The implied fair value of goodwill is determined in the same manner that the amount of goodwill recognized in a business combination is determined. The Company allocates the fair value of net assets to all of the assets and liabilities of the Company (including any unrecognized intangible assets) as if the Company had been acquired in a business combination and the fair value of the net assets was the price paid to acquire the Company. The excess of the fair value of the net assets over the amounts assigned to its assets and liabilities is the implied fair value of goodwill.

Goodwill is tested for impairment on an annual basis and more often if indications of impairment exist. The results of the Company’s analysis indicated that no reduction in the carrying amount of goodwill was required.

Property and Equipment

Property and equipment are stated at cost and are depreciated over the estimated useful lives of the assets as follows:

Class of Asset	Useful life in Years
Equipment	5
In-ground Distribution Systems	7

Maintenance and repairs are charged to expense as incurred and expenditures for major improvements are capitalized. When assets are retired or otherwise disposed of, the property and equipment accounts are relieved of costs and accumulated depreciation and any resulting gain or loss is credited or charged to operations.

Revenue Recognition

The Company recognizes revenues in the period in which the earnings process is complete, with no future obligations to be performed by the Company.  The Company charges its video and data customers monthly service fees and recognizes the revenue in the month the services are provided or equipment is sold. The Company bills monthly for voice (telephone) services in advance and generally receives payments during the month in which the services are provided.

The Company recognizes revenue from the sale of movies to hotel guests (“video-on-demand”) on a monthly basis.

Deferred Revenue

Revenues collected in advance of the earnings process must be recorded as deferred revenues, a liability account, for financial statement purposes.

Non-Controlling Interest

The Company has adopted the guidance under ASC 810-10, “Consolidations.”  This guidance establishes new standards that govern the accounting for, and reporting of, noncontrolling interests in partially-owned consolidated subsidiaries.  Specifically, the guidance requires that:  (a) noncontrolling (previously referred to as minority) interest be reported as a component of members’ equity; (b) net income attributable to the parent and to the noncontrolling interest be separately identified in the consolidated statement of operations; (c) changes in a parent’s ownership interest while the parent retains its controlling interest be accounted for as equity transactions; (d) any retained noncontrolling equity investment upon the deconsolidation of the subsidiary be initially measured at fair value; and (e) sufficient disclosures are provided that clearly identify and distinguish between the interest of the parent and the interest of the noncontrolling owners.  The provisions under this guidance are prospective upon adoption, except for the presentation and disclosure requirements.  The presentation and disclosure requirements must be applied retrospectively for all periods presented.

We allocate earnings and losses of the subsidiary to the noncontrolling interest based on its ownership percentage.  Income attributable to the noncontrolling interest was $11,600 in 2009 and $0 in 2008.  Accumulated income attributable to the noncontrolling interest of $65,271 and $0 is included as a separate component of equity as of December 31, 2009 and 2008.

When losses applicable to the minority interest in a subsidiary exceed the minority interest in the equity capital of the subsidiary, such excess and any further losses applicable to the minority interest are charged against the majority interest in the subsidiary when there are no obligations for the minority interest to fund such losses.

Income Taxes

The Company is organized as a limited liability company under state law. As a limited liability company that has elected to be taxed as a partnership, the Company’s earnings pass through to the members and are taxed at the member level. Accordingly, no income tax provision has been included in these financial statements.

Earnings Per Capital Unit

For purposes of calculating basic earnings per capital unit, capital units subscribed for and issued by the Company are considered outstanding on the effective date of issuance.  The Company has no potentially dilutive securities outstanding.

Financial Instruments and Concentration of Credit Risk

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of cash and cash equivalents and accounts receivable. The Company maintains its cash in bank deposit accounts, which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash. Accounts receivable are typically unsecured and are derived from transactions with and from customers located primarily in the United States and Canada; the Company performs ongoing credit evaluations of its customers.

For the year ended December 31, 2009, one customer represented 14% of the Company’s total revenue and one customer represented 15% of the Company’s total accounts receivable.

Fair Value of Financial Instruments

ASC 825, “Financial Instruments,” requires disclosure of fair value information about financial instruments. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2009.

The respective carrying values of certain on-balance-sheet financial instruments approximate their fair values. These financial instruments include cash and cash equivalents, accounts receivable, prepaid and other current assets, due from affiliate, inventory, accounts payable and accrued expenses, deferred revenue and notes payable. Fair values were assumed to approximate carrying values for these financial instruments since they are either short term in nature and their carrying amounts approximate fair value, they are receivable or payable on demand, or they bear appropriate interest rates.

Long-Lived Assets

The Company reviews the value of its non-current assets for impairment whenever events indicate that the carrying amount of the asset may not be recoverable. An impairment loss is recorded if the sum of the estimated future cash flows is less than the carrying amount of the asset. The amount of the loss is determined by comparing the estimated fair market value of the asset to the carrying amount of the asset. Such assessments did not result in any adjustment to the value of non-current assets.

Foreign Operations

The Company operates in the United States of America, Mexico, Aruba and Canada.  As with all types of international business operations, currency fluctuations, exchange controls, restrictions on foreign investment, changes to tax regimes, and political action could impact the Company’s financial condition or results of operations.

Foreign Currency Translation

The US Dollar is the functional currency of the Company. Assets and liabilities denominated in foreign currencies are re-measured into US Dollars and the resulting gains and (losses) are included in the consolidated statement of operations as a component of other income (expense).

Recently Adopted Accounting Pronouncements

The Company evaluates the pronouncements of various authoritative accounting organizations, primarily the Financial Accounting Standards Board (“FASB”), the SEC, and the Emerging Issues Task Force (“EITF”), to determine the impact of new pronouncements on US GAAP and the impact on the Company.

In June 2009, FASB established the Accounting Standards Codification (“ASC”) as the single source of authoritative US GAAP to be applied by nongovernmental entities.  Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative US GAAP for SEC registrants.  The ASC is a new structure which took existing accounting pronouncements and organized them by accounting topic.  The ASC did not change current US GAAP, but was intended to simplify user access to all authoritative US GAAP by providing all the relevant literature related to a particular topic in one place.  All previously existing accounting standards were superseded and all other accounting literature not included in the ASC is considered non-authoritative.  New accounting standards issued subsequent to June 30, 2009 will be communicated by the FASB through Accounting Standards Updates (ASUs).  The ASC was effective during the period ended September 30, 2009.  Adoption of the ASC did not have an impact on the Company’s consolidated financial position, results of operations or cash flows.

In May 2009, the ASC guidance for subsequent events was updated to establish accounting and reporting standards for events that occur after the balance sheet date but before financial statements are issued.  The guidance was amended in February 2010 via ASU No. 2010-09.  The standard sets forth: (i) the period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements, (ii) the circumstances under which an entity should recognize events or transactions occurring after the balance sheet in its financial statements, and (iii) the disclosures that an entity should make about events or transactions occurring after the balance sheet date in its financial statements.  The amended ASU was effective immediately and its adoption had no impact on the Company’s consolidated financial position, results of operations or cash flows.

Recently Issued Accounting Pronouncements

The following accounting standards updates were recently issued and have not yet been adopted by the Company.  These standards are currently under review to determine their impact on the Company’s consolidated financial position, results of operations, or cash flows.

The FASB issued Accounting Standards Update (ASU) No. 2009-13, Revenue Recognition (Topic 605): Multiple Deliverable Revenue Arrangements - A Consensus of the FASB Emerging Issues Task Force.” This update provides application guidance on whether multiple deliverables exist, how the deliverables should be separated and how the consideration should be allocated to one or more units of accounting. This update establishes a selling price hierarchy for determining the selling price of a deliverable. The selling price used for each deliverable will be based on vendor-specific objective evidence, if available, third-party evidence if vendor-specific objective evidence is not available, or estimated selling price if neither vendor-specific or third-party evidence is available. The Company will be required to apply this guidance prospectively for revenue arrangements entered into or materially modified after January 1, 2011; however, earlier application is permitted. The management is in the process of evaluating the impact of adopting this ASU update on the Company’s financial statements.

ASU No. 2009-17 revises the consolidation guidance for variable-interest entities. The modifications include the elimination of the exemption for qualifying special purpose entities, a new approach for determining who should consolidate a variable-interest entity, and changes to when it is necessary to reassess who should consolidate a variable-interest entity.

In January 2010, the FASB issued ASU No. 2010-02, Consolidation (Topic 810): Accounting and Reporting for Decreases in Ownership of a Subsidiary. This amendment to Topic 810 clarifies, but does not change, the scope of current US GAAP. It clarifies the decrease in ownership provisions of Subtopic 810-10 and removes the potential conflict between guidance in that Subtopic and asset derecognition and gain or loss recognition guidance that may exist in other US GAAP. An entity will be required to follow the amended guidance beginning in the period that it first adopts FAS 160 (now included in Subtopic 810-10). For those entities that have already adopted FAS 160, the amendments are effective at the beginning of the first interim or annual reporting period ending on or after December 15, 2009. The amendments should be applied retrospectively to the first period that an entity adopted FAS 160. The Company does not expect the provisions of ASU 2010-02 to have a material effect on the financial position, results of operations or cash flows of the Company.

ASU No. 2010-06 as issued in January 2010, amending existing disclosure requirements about fair value measurements by adding required disclosures about items transferring into and out of levels 1 and 2 in the fair value hierarchy; adding separate disclosures about purchase, sales, issuances, and settlements relative to level 3 measurements; and clarifying, among other things, the existing fair value disclosures about the level of disaggregation.

ASU No. 2010-11 was issued in March 2010, and clarifies that the transfer of credit risk that is only in the form of subordination of one financial instrument to another is an embedded derivative feature that should not be subject to potential bifurcation and separate accounting.  This ASU will be effective for the first fiscal quarter beginning after June 15, 2010, with early adoption permitted.

ASU No. 2010-13 was issued in April 2010, and will clarify the classification of an employee share based payment award with an exercise price denominated in the currency of a market in which the underlying security trades.  This ASU will be effective for the first fiscal quarter beginning after December 15, 2010, with early adoption permitted.

In May 2010, the FASB issued ASU No. 2010-19, Foreign Currency (Topic 830): Foreign Currency Issues: Multiple Foreign Currency Exchange Rates. The amendments in this Update are effective as of the announcement date of March 18, 2010. The Company does not expect the provisions of ASU 2010-19 to have a material effect on the financial position, results of operations or cash flows of the Company.

There were various other updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to a have a material impact on the Company’s consolidated financial position, results of operations or cash flows.

3.  PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses and other current assets consisted of the following at December 31, 2009:

Deposits	$50,000
Prepaid expenses	29,719
Total deposits and prepaid expenses	$79,719

4.  DUE FROM AFFILIATE

During 2009, the Company made advances to an affiliated entity.  These amounts were invested by the affiliated entity, and the Company recorded $40,000 of capital gains as a result of this transaction.  All advances were repaid subsequent to year end.

5.  PROPERTY AND EQUIPMENT

Classifications of property and equipment and accumulated depreciation were as follows at December 31, 2009:

Equipment	$1,521,172
Distribution Systems	233,822
1,754,994
Less accumulated depreciation	(1,064,442)
Total property and equipment	$690,552

For the years ended December 31, 2009 and 2008, the Company recorded $195,618 and $0 of depreciation expense, respectively.

6.  ACQUISITION OF SUBSIDIARIES

On June 15, 2009, the Company entered into a Membership Interest Purchase Agreement with TA Acquisitions, LLC and International Sunprints V, LLC to acquire all of the issued and outstanding membership interests of Cardinal Connect, LLC.  The transaction closed on July 1, 2009, and was accounted for as a business combination in accordance with ASC Topic 805, “Business Combinations.”  A summary of the transaction is presented below:

Cardinal Connect, LLC
Current assets	$249,273
Property and equipment, net	442,483
Total assets acquired	691,756

Current liabilities	339,951
Long-term liabilities	25,980
Total liabilities acquired	365,931

Acquired net assets (100%)	325,825

Purchase price:
Note payable, net of discount	2,179,998

Goodwill	$1,854,173

On June 18, 2009, the Company entered into a Membership Interest Purchase Agreement with Peyton Communications, LLC to acquire all of the issued and outstanding membership interests of Cardinal Broadband, LLC.  The transaction closed on July 1, 2009, and was accounted for as a business combination in accordance with ASC Topic 805, “Business Combinations.”  A summary of the transaction is presented below:

Cardinal Broadband, LLC
Current assets	$69,259
Property and equipment, net	255,911
Total assets acquired	325,170

Current liabilities	75,820
Total liabilities acquired	75,820

Net assets assumed (100%)	249,350
Less minority interest	(98,121)

Acquired net assets	151,229

Purchase price:
Note payable, net of discount	(24,810)
Excess of assets acquired over purchase price	$126,419

The results of operations of Cardinal Connect, LLC and Cardinal Broadband, LLC are included in the Company’s consolidated results of operations since the date of acquisition.

The following unaudited pro-forma information has been prepared assuming that the acquisitions had taken place on January 1, 2009.  The pro-forma information is not necessarily indicative of the combined results that would have occurred had the acquisition taken place at the beginning of the year, nor is it necessarily indicative of results that may occur in the future.

Revenue	$2,678,555
Cost of sales	1,301,247
Operating costs and expenses	1,725,310
Operating (loss)	(348,002)
Other income (expenses)	307,245
Net (loss)	$(40,757)
Net (loss) per unit	$(20.38)
Weighted average units outstanding	2,000

7.  NOTES PAYABLE

As part of the acquisition of Cardinal Connect on July 1, 2009, the Company assumed a note payable to Compass Bank with a balance of $61,980.  The note bears interest at the prime rate plus 2% (5% at December 31, 2009), requires monthly payments of approximately $3,000, and is due June 5, 2012.

In October 2009, the Company executed a note with CDF Funding, LLC for $150,000.  Proceeds were used to purchase equipment for an interactive TV system to be deployed in a to-be-determined hotel.  The note bears interest at 12%, requires monthly payments of $4,996, and is due November 1, 2012.

At December 31, 2009, notes payable were comprised of the following:

Note payable to a bank, principal and interest payable monthly at prime plus 2% (5% at December 31, 2009), due June 5, 2012.	$42,542

Note payable to finance company, principal and interest payable monthly at 12%, due November 1, 2012. The note is secured by equipment.	143,429
185,971

Less current portion	81,188
Notes payable, long term	$104,783

8.  RELATED PARTY DEBT

On October 29, 2008, the Company executed an $80,000 note with Peyton Oil and Gas, a related party.  The available principal was increased to $120,000 on February 11, 2009, and to $200,000 on March 13, 2009.  The note bears interest at prime plus 2% (5% at December 31, 2009), requires monthly interest only payments, and was due February 20, 2010.

In July 2009, the Company executed a $4,000,000 note in conjunction with the purchase of Cardinal Connect, LLC.  The note was issued to International Sunprints V, LLC and TA Acquisitions, LLC, as joint lenders.  The key principal of TA Acquisitions, LLC and the 34% owner of International Sunprints V, LLC is the father-in-law of the Manager of the Company.  The note bore no interest and was due July 1, 2014.  Using an interest rate of 12%, the Company recorded a debt discount of $1,820,002 and is amortizing the discount over the period of the loan.  Payments of principal were required in any month in which the Gross Operating Income for the month exceeded $115,000.  The Gross Operating Income threshold was not surpassed in 2009, but $42,000 of voluntary principal payments were made.

In July 2009, the Company executed a $500,000 promissory note with Peyton Holdings Corporation, a related party.  The note bore interest at 12%, required monthly payments of $9,750, and was due June 30, 2011.

In July 2009, the Company executed a $40,000 note in conjunction with the purchase of Cardinal Broadband, LLC.  The lender was Peyton Communications, LLC, a related party.  The note bore no interest, required no monthly payments, and was due July 1, 2013.  Using an interest rate of 12%, the Company recorded a debt discount of $15,190 and is amortizing the discount over the period of the loan

All related party debt was repaid subsequent to year end as part of the Unit Purchase Agreement with Roomlinx, Inc. (see Note 11).

At December 31, 2009, related party debt was comprised of the following:

Note payable to Peyton Oil & Gas, due February 20, 2010	$200,000
Note payable to International Sunprints V, LLC, and TA Acquisitions, LLC, net of debt discount, due July 1, 2014	2,249,200
Note payable to Peyton Holdings Corporation, due June 30, 2011	352,461
Note payable to Peyton Communications, LLC, net of debt discount, due July 1, 2013	26,076

Less current portion	317,000
Long term portion	$2,510,737

9.  MEMBERS’ EQUITY

The subsidiaries operating agreements define how profits and losses are generally allocated amongst its members. Generally, profits and losses are allocated first to preferred members in an amount equal to their Preferred Return (as defined in their respective operating agreements) and then all remaining profits and losses are allocated to the common members based on their respective ownership percentages.

10.  RELATED PARTY TRANSACTIONS

During 2009, the Company contracted with an affiliate to provide consulting services.  Amounts incurred during 2009 totaled $87,608.

11.  SUBSEQUENT EVENTS

On March 1, 2010, the Company entered into a promissory note in the amount of $16,407 with interest at 11%, payable in monthly installments of principal and interest in the amount of $537.  The note is secured by equipment.

On October 1, 2010, the Company entered into a Unit Purchase Agreement with Roomlinx, Inc.  Under the terms of the Agreement, Roomlinx acquired 100% of the membership interests of Canadian Communications, LLC in exchange for $500,000 in cash and 270,000 shares of Roomlinx common stock.  All related party debt was extinguished as part of this transaction.

Canadian Communications, LLC
CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2010 (unaudited)	2009

ASSETS

Current assets:
Cash and cash equivalents	$38,361	$37,829
Accounts receivable, net	277,794	190,725
Prepaid and other current assets	67,888	79,719
Inventory	276,784	254,323
Due from affiliate	-	105,000
Total current assets	660,827	667,596

Property and equipment, net	653,898	690,552
Goodwill	1,727,753	1,727,753
Total assets	$3,042,478	$3,085,901

LIABILITIES AND MEMBERS’ (DEFICIT)

Current liabilities:
Accounts payable and accrued expenses	$548,810	$387,902
Notes payable, current portion	71,516	81,188
Notes payable - related parties, current portion	3,011,872	317,000
Deferred revenue	12,329	12,030
Total current liabilities	3,644,527	798,120

Notes payable, long-term portion	71,777	104,783
Notes payable - related parties, long-term portion	-	2,510,737
Total liabilities	3,716,304	3,413,640

Members’ (deficit):
Members’ interest	1,000	1,000
Accumulated deficit	(714,949)	(388,451)
Other comprehensive (loss) - currency translation	(25,996)	(5,559)
Total members’ (deficit)	(739,945)	(393,010)
Minority interest	66,119	65,271
Total (deficit)	(673,826)	(327,739)
Total liabilities and members’ (deficit)	$3,042,478	$3,085,901

The accompanying notes are an integral part of these consolidated financial statements.

Canadian Communications, LLC
CONSOLIDATED STATEMENTS OF OPERATIONS
for the nine months ended September 30, 2010 and 2009
(Unaudited)

	2010	2009

Revenues
Telecom/movie sales	$1,500,150	$545,689
Service, maintenance and management	432,807	96,109
	1,932,957	641,798

Cost of goods	1,269,561	373,476

Gross margin	663,396	268,322

Operating expenses
Operations	441,012	420,061
General and administrative	141,268	115,330
Depreciation	127,562	97,809
	709,842	633,200

Operating (loss)	(46,446)	(364,878)

Other income (expense)
Interest expense	(279,543)	(77,937)
Interest income	12	145
Other income (expense)	(521)	8,488
	(280,052)	(69,304)

(Loss) before minority income and income taxes	(326,498)	(434,182)

Minority interest	(848)	(1,536)
Provision for income taxes	-	-

Net (loss)	(327,346)	(435,718)

Foreign currency (loss)	(20,437)	(22,597)

Comprehensive (loss)	$(347,783)	$(458,315)

Net (loss) per unit, basic and diluted	$(164)	$(218)

Weighted average units outstanding, basic and diluted	2,000	2,000

The accompanying notes are an integral part of these consolidated financial statements.

Canadian Communications, LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Nine Months Ended September 30, 2010 and 2009
(Unaudited)

	2010	2009

Cash flows from operating activities:
Net (loss)	$(326,498)	$(434,182)

Adjustments to reconcile net (loss) to net cash
(used in) operating activities:
Depreciation	127,562	97,809
Provision for uncollectible accounts	(8,443)	-
Foreign currency loss	(20,437)	(22,597)
Minority interest	848	1,536
Non-cash interest expense	217,095	44,317
Changes in operating assets and liabilities:
Accounts receivable	(78,626)	6,719
Prepaid and other current assets	11,831	(22,334)
Inventory	(22,461)	(647)
Accounts payable and accrued expenses	160,908	(91,430)
Deferred revenue	299	-
Total adjustments	388,576	94,022

Net cash provided by (used in) operating activities	62,078	(340,160)

Cash flows from investing activities:
Due from affiliate	105,000	(105,000)
Purchase of property and equipment	(90,908)	(37,599)

Net cash provided by (used in) investing activities	14,092	(142,599)

Cash flows from financing activities:
Cash received in acquisition of subsidiaries	-	31,630
Proceeds from notes payable	16,407	535,000
Principal payments on notes payable	(92,045)	(47,680)

Net cash provided by (used in) financing activities	(75,638)	518,950

Net increase in cash and equivalents	532	36,191

Cash and equivalents at beginning of year	37,829	1,638

Cash and equivalents at end of year	$38,361	$37,829

Supplemental Cash Flow Information
Cash paid for interest	$39,608	$18,561
Cash paid for income taxes	$-	$-

Non-cash investing and financing activities:
Purchase of subsidiaries	$-	$575,175

The accompanying notes are an integral part of these consolidated financial statements.

Canadian Communications, LLC
Notes to Consolidated Financial Statements
September 30, 2010 and 2009
(Unaudited)

1.  BUSINESS AND BACKGROUND

Overview of the Company’s Business

Canadian Communications, LLC (the Company) was formed on October 21, 2008 as a Colorado Limited Liability Company. The Company’s headquarters are located in Superior, Colorado. The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries: Hospitality Ad Group, LLC; Cardinal Connect, LLC; Cardinal Broadband, LLC; Cardinal Hospitality, Ltd; and its 50% joint venture interest in Arista Communications, LLC.

These vertically integrated companies provide full-service solutions for residential and business applications, including the delivery of next-generation voice, video, and data broadband networks to communities and cities throughout the United States and Canada, as well as video-on-demand services to the hospitality industry in the United States, Canada, and Aruba.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries. Intercompany transactions and balances have been eliminated. The Company consolidates all operations of subsidiaries due to a controlling financial interest or a controlling management interest.

The entities consolidated are outlined below.

Direct Subsidiaries of Canadian Communications, LLC	% Ownership	Date Acquired Or Incorporated
Cardinal Connect, LLC	100%	07/01/2009
Cardinal Broadband, LLC	100%	07/01/2009
Hospitality Ad Group, LLC *	100%	03/04/2009

Indirect Subsidiaries of Canadian Communications, LLC	% Ownership	Date Acquired
Cardinal Hospitality, Ltd. (Owned by Cardinal Connect)	100%	07/01/2009
Arista Communications, LLC (Owned by Cardinal Broadband, LLC)	50%	07/01/2009

* Non operating entity at September 30, 2009.  This entity was dissolved in September 2010.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Specific estimates include lives of assets, intangibles, collectability of receivables and notes, purchase price adjustments and valuation allowance on net operating loss carryforwards. Actual results could differ from those estimates.

Earnings Per Capital Unit

For purposes of calculating basic earnings per capital unit, capital units subscribed for and issued by the Company are considered outstanding on the effective date of issuance.  The Company has no potentially dilutive securities outstanding.

Financial Instruments and Concentration of Credit Risk

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of cash and cash equivalents and accounts receivable. The Company maintains its cash in bank deposit accounts, which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash. Accounts receivable are typically unsecured and are derived from transactions with and from customers located primarily in the United States and Canada; the Company performs ongoing credit evaluations of its customers.

Fair Value of Financial Instruments

ASC 825, “Financial Instruments,” requires disclosure of fair value information about financial instruments. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of September 30, 2010.

The respective carrying values of certain on-balance-sheet financial instruments approximate their fair values. These financial instruments include cash and cash equivalents, accounts receivable, prepaid and other current assets, due from affiliate, inventory, accounts payable and accrued expenses, deferred revenue and notes payable. Fair values were assumed to approximate carrying values for these financial instruments since they are either short term in nature and their carrying amounts approximate fair value, they are receivable or payable on demand, or they bear appropriate interest rates.

Recently Adopted Accounting Pronouncements

The Company evaluates the pronouncements of various authoritative accounting organizations, primarily the Financial Accounting Standards Board (“FASB”), the SEC, and the Emerging Issues Task Force (“EITF”), to determine the impact of new pronouncements on US GAAP and the impact on the Company.

ASU No. 2010-06 amended existing disclosure requirements about fair value measurements by adding required disclosures about items transferring into and out of levels 1 and 2 in the fair value hierarchy; adding separate disclosures about purchase, sales, issuances, and settlements relative to level 3 measurements; and clarifying, among other things, the existing fair value disclosures about the level of disaggregation.  The ASU was adopted during the period ended March 31, 2010, and its adoption had no impact on the Company’s consolidated financial position, results of operations or cash flows.

ASU No. 2009-17 revises the consolidation guidance for variable-interest entities. The modifications include the elimination of the exemption for qualifying special purpose entities, a new approach for determining who should consolidate a variable-interest entity, and changes to when it is necessary to reassess who should consolidate a variable-interest entity. The ASU was adopted during the period ended March 31, 2010 and its adoption had no impact on the Company’s consolidated financial position, results of operations or cash flows.

Fair Value of Financial Instruments ASC 825, “Disclosures About Fair Value of Financial Instruments,” requires disclosure of fair value information about financial instruments.  ASC 820, “Fair Value Measurements” (“ASC 820”) defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements.  Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as September 30, 2010.

The respective carrying value of certain on-balance-sheet financial instruments approximately their fair values.  These financial instruments include cash and cash equivalents, accounts payable and accrued liabilities.  Fair values were assumed to approximate carrying values for these financial instruments since they are short term in nature and their carrying amounts approximate fair value, or they are receivable or payable on demand.

ASU No. 2010-11 was issued in March 2010, and clarifies that the transfer of credit risk that is only in the form of subordination of one financial instrument to another is an embedded derivative feature that should not be subject to potential bifurcation and separate accounting.  This ASU was adopted during the period ended September 30, 2010.

Recently Issued Accounting Pronouncements

ASU No. 2009-13 was issued in September 2009, and provides application guidance on whether multiple deliverables exist, how the deliverables should be separated and how the consideration should be allocated to one or more units of accounting. This update establishes a selling price hierarchy for determining the selling price of a deliverable. The selling price used for each deliverable will be based on vendor-specific objective evidence, if available, third-party evidence if vendor-specific objective evidence is not available, or estimated selling price if neither vendor-specific or third-party evidence is available. The Company will be required to apply this guidance prospectively for revenue arrangements entered into or materially modified after January 1, 2011; however, earlier application is permitted. The management is in the process of evaluating the impact of adopting this ASU update on the Company’s financial statements.

ASU No. 2010-13 was issued in April 2010, and will clarify the classification of an employee share based payment award with an exercise price denominated in the currency of a market in which the underlying security trades.  This ASU will be effective for the first fiscal quarter beginning after December 15, 2010, with early adoption permitted.

ASU 2010-20 was issued in July 2010, and provides financial statement users with greater transparency about an entity’s allowance for credit losses and the credit quality of its financing receivables.  This ASU will be effective for the first fiscal quarter beginning after December 15, 2010.

There were various other updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to a have a material impact on the Company’s consolidated financial position, results of operations or cash flows.

2.  DUE FROM AFFILIATE

During 2009, the Company made advances to an affiliated entity.    As of September 30, 2010 all advances were repaid.

3.  ACQUISITION OF SUBSIDIARIES

On June 15, 2009, the Company entered into a Membership Interest Purchase Agreement with TA Acquisitions, LLC and International Sunprints V, LLC to acquire all of the issued and outstanding membership interests of Cardinal Connect, LLC.  The transaction closed on July 1, 2009, and was accounted for as a business combination in accordance with ASC Topic 805, “Business Combinations.”  A summary of the transaction is presented below:

Cardinal Connect, LLC
Current assets	$249,273
Property and equipment, net	442,483
Total assets acquired	691,756

Current liabilities	339,951
Long-term liabilities	25,980
Total liabilities acquired	365,931

Acquired net assets (100%)	325,825

Purchase price:
Note payable, net of discount	2,179,998

Goodwill	$1,854,173

On June 18, 2009, the Company entered into a Membership Interest Purchase Agreement with Peyton Communications, LLC to acquire all of the issued and outstanding membership interests of Cardinal Broadband, LLC.  The transaction closed on July 1, 2009, and was accounted for as a business combination in accordance with ASC Topic 805, “Business Combinations.”  A summary of the transaction is presented below:

Cardinal Broadband, LLC
Current assets	$69,259
Property and equipment, net	255,911
Total assets acquired	325,170

Current liabilities	75,820
Total liabilities acquired	75,820

Net assets assumed (100%)	249,350
Less minority interest	(98,121)

Acquired net assets	151,229

Purchase price:
Note payable, net of discount	(24,810)
Excess of assets acquired over purchase price	$126,419

The results of operations of Cardinal Connect, LLC and Cardinal Broadband, LLC are included in the Company’s consolidated results of operations since the date of acquisition.

4.  NOTES PAYABLE

As part of the acquisition of Cardinal Connect on July 1, 2009, the Company assumed a note payable to Compass Bank with a balance of $61,980.  The note bears interest at the prime rate plus 2% (5% and 5% at September 30, 2010 and December 31, 2009, respectively), requires monthly payments of approximately $3,000, and is due June 5, 2012.

In October 2009, the Company executed a note with CDF Funding, LLC for $150,000.  Proceeds were used to purchase equipment for an interactive TV system to be deployed in a to-be-determined hotel.  The note bears interest at 12%, requires monthly payments of $4,996, and is due November 1, 2012.

In March 2010, the Company executed a note with Falcon Networks for $16,407.  Proceeds were used to pay for the installation of a high speed wireless internet system for a residential multi-unit property.  The note bears interest at 11%, requires monthly payments of $537, with the final payment due March 1, 2013.

At September 30, 2010, notes payable were comprised of the following:

	2010	2009
Note payable to a bank, principal and interest payable monthly at prime plus 2%, due June 5, 2012.	$19,650	$50,930

Note payable to finance company, principal and interest payable monthly at 12%, due November 1, 2012. The note is secured by equipment.	110,019	$135,041

Note payable to finance company, principal and interest payable monthly at 11%, due March 1, 2013.	13,624	-
	143,293	185,971

Less current portion	71,516	81,188
Notes payable, long term	$71,777	$104,783

5.  RELATED PARTY DEBT

On October 29, 2008, the Company executed an $80,000 note with Peyton Oil and Gas, a related party.  The available principal was increased to $120,000 on February 11, 2009, and to $200,000 on March 13, 2009.  The note bore interest at prime plus 2% (5.25% and 5% at September 30, 2010 and December 31, 2009, respectively), required monthly interest only payments, and was due February 20, 2010.

In July 2009, the Company executed a $4,000,000 note in conjunction with the purchase of Cardinal Connect, LLC.  The note was issued to International Sunprints V, LLC and TA Acquisitions, LLC, as joint lenders.  The key principal of TA Acquisitions, LLC and the 34% owner of International Sunprints V, LLC is the father-in-law of the Manager of the Company.  The note bore no interest and was due July 1, 2014.  Using an interest rate of 12%, the Company recorded a debt discount of $1,820,002 and is amortizing the discount over the period of the loan.  Payments of principal were required in any month in which the Gross Operating Income for the month exceeded $115,000.  The Gross Operating Income threshold was not surpassed in 2009, but $42,000 of voluntary principal payments were made.

In July 2009, the Company executed a $500,000 promissory note with Peyton Holdings Corporation, a related party.  The note bore interest at 12%, required monthly payments of $9,750, and was due June 30, 2011.

In July 2009, the Company executed a $40,000 note in conjunction with the purchase of Cardinal Broadband, LLC.  The lender was Peyton Communications, LLC, a related party.  The note bore no interest, required no monthly payments, and was due July 1, 2013.  Using an interest rate of 12%, the Company recorded a debt discount of $15,190 and is amortizing the discount over the period of the loan

All related party debt was repaid subsequent to September 30, 2010 as part of the Unit Purchase Agreement with Roomlinx, Inc. (see Note 8).

At September 30, 2010, related party debt was comprised of the following:

	2010	2009
Note payable to Peyton Oil & Gas, due February 20, 2010	$200,000	$200,000
Note payable to International Sunprints V, LLC, and TA Acquisitions, LLC, net of debt discount, due July 1, 2014	2,463,852	2,195,816

Note payable to Peyton Holdings Corporation, due June 30, 2011	319,501	371,370

Note payable to Peyton Communications, LLC, net of debt discount, due July 1, 2013	28,519	25,309

Less current portion	3,011,872	317,000

Long term portion	$-	$2,510,737

6.  MEMBERS’ EQUITY

The subsidiaries operating agreements define how profits and losses are generally allocated amongst its members. Generally, profits and losses are allocated first to preferred members in an amount equal to their Preferred Return (as defined in their respective operating agreements) and then all remaining profits and losses are allocated to the common members based on their respective ownership percentages.

7.  RELATED PARTY TRANSACTIONS

During 2010, the Company contracted with an affiliate to provide consulting services.  Amounts incurred during the period ended September 30, 2010 totaled $63,000.

8.  SUBSEQUENT EVENTS

On October 1, 2010, the Company entered into a Unit Purchase Agreement with Roomlinx, Inc.  Under the terms of the Agreement, Roomlinx acquired 100% of the membership interests of Canadian Communications, LLC in exchange for $500,000 in cash and 270,000 shares of Roomlinx common stock valued at $4.50 per share or $1,215,000. All related party debt was extinguished as part of this transaction.

Roomlinx, Inc.
PROFORMA CONSOLIDATED BALANCE SHEETS
(Unaudited)

		Canadian
	Roomlinx, Inc.	Communications
	December 31,	December 31,
	2009	2009	Adjustments	Consolidated	Notes
ASSETS
Current assets:
Cash and cash equivalents	$656,080	$37,829	$(500,000)	$193,909	a,b,e
Accounts receivable, net	458,614	190,725		649,339
Leases receivable, current portion	85,145	-		85,145
Prepaid and other current assets	34,296	79,719		114,015
Inventory	240,755	254,323		495,078
Due from affiliate	-	105,000		105,000
Total current assets	1,474,890	667,596	(500,000)	1,642,486

Property and equipment, net	267,378	690,552		957,930
Leases receivable, non-current	341,620	-		341,620
RMLX Stock			-	-	b,e
Investment in CanComm	-	-	-	-	a,d
Goodwill	-	1,727,753		1,727,753
Total assets	$2,083,888	$3,085,901	$(500,000)	$4,669,789

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued expenses	$337,796	$387,902		$725,698
Accrued interest	3,437	-		3,437
Capital lease, current portion	9,615	-		9,615
Notes payable, current portion	-	81,188		81,188
Notes payable - related parties, current portion	-	317,000	(317,000)	-	e
Deferred revenue	200,477	12,030		212,507
Due to Canadian Communications, LLC.	-	-		-
Total current liabilities	551,325	798,120	(317,000)	1,032,445

Capital lease, non-current	15,840	-		15,840
Notes payable, non-current portion	-	104,783		104,783
Notes payable - related parties, non-current portion	-	2,510,737	(2,510,737)	-	e
Line of credit	464,000	-		464,000

Stockholders’ equity:
Preferred stock - $0.20 par value, 5,000,000 shares authorized:
Class A - 720,000 shares authorized, issued and outstanding	144,000			144,000
Common stock - $0.001 par value, 200,000,000 shares authorized:
4,613,915 and 3,871,903 shares issued and outstanding, respectively	387,190		270	387,460	a
Members’ interest	-	1,000	(1,000)	-	b,c,d
Additional paid-in capital	26,786,371		821,720	27,608,091	a,c
Other comprehensive (loss) - currency translation	-	(5,559)	5,559	-	c
Accumulated (deficit)	(26,264,838)	(388,451)	1,501,188	(25,152,101)	c,e
Minority interest	-	65,271		65,271
Total stockholder’s equity	1,052,723	(327,739)	2,327,737	3,052,721
Total liabilities and stockholders’ equity (deficit)	$2,083,888	$3,085,901	$(500,000)	$4,669,789

See the accompanying notes to the pro-forma financial statements.

Roomlinx, Inc.
PROFORMA CONSOLIDATED STATEMENTS OF OPERATIONS
for the Year Ended December 31, 2009
(Unaudited)

		Canadian
	Roomlinx, Inc.	Communications
	December 31,	December 31,
	2009	2009	Adjustments	Consolidated

Revenues:
Sales	$2,440,857	$1,337,342		$3,778,199
Cost of goods sold	1,564,141	886,616		2,450,757
Gross profit	876,716	450,726	-	1,327,442

Operating expenses:
Operations	495,005	398,911		893,916
Product development	289,711	-		289,711
General and administrative	1,193,967	117,945		1,311,912
Depreciation	66,670	195,618		262,288
	2,045,353	712,474	-	2,757,827
Operating (loss)	(1,168,637)	(261,748)	-	(1,430,385)

Non-operating income (expense):
Interest expense	(274,476)	(157,920)		(432,396)
Financing Expense	(99)	145		46
Derivative income (expense)	(1,409,356)	-
Foreign currency (loss)	(6,027)	(5,559)		(11,586)
Other income (expense)	70,826	26,834		97,660
Investment Income	-	40,000		40,000
	(1,619,132)	(96,500)	-	(306,276)

Loss before minority interest and income taxes	(2,787,769)	(358,248)	-	(1,736,661)

Minority interest		11,600		11,600
Provision for income taxes	-	-	-	-

Net (loss)	(2,787,769)	(346,648)	-	(1,725,061)

Series C Preferred dividend	29,032	-		29,032

Net loss available to common shareholders	(2,816,801)	(346,648)	-	(1,754,093)

See the accompanying notes to the pro-forma financial statements.

Roomlinx, Inc.
PROFORMA CONSOLIDATED STATEMENTS OF OPERATIONS
for the Nine Months Ended September 30, 2010
(Unaudited)

		Canadian
	Roomlinx, Inc.	Communications
	September 30	September 30
	2010	2010	Adjustments	Consolidated

Revenues:
Sales	$2,656,455	$1,932,957		$4,589,412
Cost of goods sold	1,994,639	1,269,561		3,264,200
Gross profit	661,816	663,396	-	1,325,212

Operating expenses:
Operations	493,390	441,012		934,402
Product development	260,404	-		260,404
General and administrative	916,412	141,268		1,057,680
Depreciation	83,062	127,562		210,624
	1,753,268	709,842	-	2,463,110
Operating (loss)	(1,091,452)	(46,446)	-	(1,137,898)

Non-operating income (expense):
Interest expense	(36,912)	(279,543)		(316,455)
Financing Expense	(10,052)	-		(10,052)
Foreign currency (loss)	(2,680)	(20,437)		(23,117)
Other income (expense)	56,068	(509)		55,559
	6,424	(300,489)	-	(294,065)

Loss before minority interest and income taxes	(1,085,028)	(346,935)	-	(1,431,963)

Minority interest	-	(848)		(848)
Provision for income taxes	-	-	-	-

Net (loss)	(1,085,028)	(347,783)	-	(1,432,811)

See the accompanying notes to the pro-forma financial statements.

ROOMLINX, INC.
NOTES TO PRO-FORMA CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009
(UNAUDITED)

(1)	Basis of Pro-Forma Presentation

On October 1, 2010, Roomlinx, Inc., a Nevada corporation (“Roomlinx”), acquired 100% of the membership interests of Canadian Communications, LLC, a Colorado limited liability company (the “Canadian”) for aggregate consideration of $500,000 in cash and the issuance of 270,000 shares of Roomlinx’s common stock, par value $0.001 per share, of which 79,000 are being held back as security for the sellers’ indemnification obligations (the “Holdback Shares”).  Roomlinx, Canadian, Peyton Communications, LLC, Garneau Alliance LLC, Peyton Holdings Corporation and Ed Garneau entered into a Unit Purchase Agreement dated as of October 1, 2010 (the “Purchase Agreement”) providing for the above described transaction.

The unaudited pro-forma consolidated financial statements are presented as of December 31, 2009 and September 30, 2010 and include the results of Canadian Communications, LLC as of and for the year and nine months ended on those dates respectively.

(2)	Pro-Forma Adjustments

a.	To record the $500,000 and 270,000 shares of common stock at $4.50 payable from Roomlinx to Canadian Communications, LLC.
b.	To record sale of members’ interest on Canadian Communications, LLC. Financials.
c.	To eliminate the historical accumulated deficit of Canadian Communications, LLC.
d.	To eliminate investment in Canadian Communications.
e.	To record payment of notes payable with Roomlinx, Inc. proceeds and relief of debt.

______________, 2011

PRELIMINARY PROSPECTUS

3,569,097 Shares

ROOMLINX, INC.

Common Stock

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution

The registrant estimates that expenses payable by the registrant in connection with the offering described in this registration statement will be as follows:

SEC registration fee	$1,194
Legal fees and expenses	$30,000
Accounting fees and expenses	$1,750
Printing and engraving expenses	$1,545
Miscellaneous
Total	$34,489

Of the expenses set forth above, $29,489 will be payable by certain Selling Stockholders.

Item 14.  Indemnification of Directors and Officers

Nevada General Corporation Law

Subsection 1 of Section 78.7302 of the Nevada General Corporation Law (“NGCL”) provides that a corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except in an action brought by or on behalf of the corporation) if that person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by that person in connection with such action, suit or proceeding, if that person acted in good faith and in a manner which that person reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, alone, does not create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in, or not opposed to, the best interests of the corporation, and that, with respect to any criminal action or proceeding, the person had reasonable cause to believe his action was unlawful.

Subsection 2 of Section 78.7502 of the NGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit brought by or on behalf of the corporation to procure a judgment in its favor because the person acted in any of the capacities set forth above, against expenses, including amounts paid in settlement and attorneys’ fees, actually and reasonably incurred by that person in connection with the defense or settlement of such action or suit, if the personal acted in accordance with the standard set forth above, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 78.751 of the NGCL provides that unless indemnification is ordered by a court, the determination to provide indemnification must be made by the stockholders, by a majority vote of a quorum of the board of directors who were not parties to the action, suit or proceeding, or in specified circumstances by independent legal counsel in a written opinion. In addition, the articles of incorporation, bylaws or an agreement made by the corporation may provide for the payment of the expenses of a director or officer of the expenses of defending an action as incurred upon receipt of an undertaking to repay the amount if it is ultimately determined by a court of competent jurisdiction that the person is not entitled to indemnification. Section 78.751 of the NGCL further provides that, to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defenses of any action, suit or proceeding referred to in subsection (1) and (2), or in the defense of any claim, issue or matter therein, that person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by that person in connection therewith; that indemnification provided for by Section 78.751 of the NGCL shall not be deemed exclusive of any other rights to which the indemnified party may be entitled and that the scope of indemnification shall continue as to directors, officers, employees or agents who have ceased to hold such positions, and to their heirs, executors and administrators.

 Finally, Section 78.752 of the NGCL provides that a corporation may purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the authority to indemnify him against such liabilities and expenses.

Our Articles of Incorporation and By-Laws

Our Amended and Restated Articles of Incorporation , as amended, provide that no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for damages for any breach of duty owed to the Corporation or its stockholders, except for liability for any breach of duty based upon an act or omission (a) in breach of such person’s duty of loyalty to the Corporation or its stockholders, (b) not in good faith or involving a knowing violation of law or (c) resulting in receipt by such person of an improper personal benefit. The Corporation shall have the authority to indemnify any Corporate Agent against expenses, including attorney’s fees, judgments, fines, and amounts paid in settlement, incurred in connection with any pending or threatened action, suit, or proceeding, with respect to which the Corporate Agent is a party, or is threatened to be made a party, to the fullest extent permitted by the Nevada General Corporations Law. The indemnification provided in the Articles of Incorporation is not deemed exclusive of any other right, including the right to be indemnified against liabilities and expenses incurred in proceedings by or in the right of the Corporation, to which a Corporate Agent may be entitled under any by-law, agreement, vote of stockholders or disinterested Directors, or otherwise, both as to action in that Corporate Agent’s official capacity and as to action in another capacity. However, no indemnification shall be made to any Corporate Agent if a judgment or other final adjudication establishes that the Corporate Agent engaged in conduct that (1) breached a duty of loyalty to the Corporation or its stockholders, (2) was not undertaken in good faith, (3) involved a knowing violation of the law, or (4) resulted in the receipt by the Agent of an improper personal benefit. Conduct breaching the duty of loyalty is conduct that a person knows or believes to be contrary to the best interests of the corporation or its stockholders in connection with a matter in which he or she has a material conflict of interest. These indemnification rights inure to the benefit of the heirs, executors, and administrators of the Corporate Agent.  A “Corporate Agent” of the Corporation is any person who is or was a director, officer, employee or agent of the Corporation or of any constituent corporation absorbed by the Corporation in a consolidation or merger, and other persons serving at the request of the Corporation as a director, officer, trustee, employee, or agent of another corporation, association, partnership, joint venture, trust, or other enterprise

Directors’ and Officers’ Liability Insurance

We have obtained Directors’ and Officers’ liability insurance behalf of any Corporate Agent against any liability asserted against the Corporate Agent, whether or not the Corporation would have the power to indemnify the Corporate Agent against the liability under the foregoing provisions..

Indemnification Agreements

We have entered into individual indemnification agreements with each of our directors (collectively, the “Indemnification Agreements”), which implement with more specificity the indemnification provisions provided by our Articles of Incorporation and provide, among other things, that to the fullest extent permitted by applicable law, we will indemnify such director or officer against any and all losses, expenses and liabilities arising out of such director’s or officer’s service as a director or officer of the Corporation, as the case may be. The Indemnification Agreements also contain detailed provisions concerning expense advancement and reimbursement. The Indemnification Agreements are in addition to any other rights each director or officer may be entitled to under our Articles of Incorporation, By-Laws and applicable law.

Item 15.  Recent Sales of Unregistered Securities

For each of the following transactions, we relied upon the exemptions from registration provided by Section 4(6) or 4(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder, based upon (i) the fact that each investor was an accredited or sophisticated investor with experience in investing in securities such that it could evaluate merits and risks related  to our securities; (ii) that no general solicitation of the securities was made by us; (iii) the securities issued were “restricted securities” as that term is defined under Rule 144 promulgated under the Securities Act; and (iv) we placed appropriate restrictive legends on the certificates representing the securities regarding the restricted nature of these securities.  The securities were issued as follows:

On January 1, 2008, the Board approved issuance of 14,370 shares of our common stock, as interest for the fourth quarter of 2007, pursuant to the clauses outlined in the convertible debenture agreements of June 11, 2007.

On April 1, 2008, the Board approved issuance of 13,869 shares of our common stock, as interest for the first quarter of 2008, pursuant to the clauses outlined in the convertible debenture agreements of June 11, 2007.

On April 14, 2008, we issued to Creative Hospitality Associates (“CHA”) a Warrant pursuant to a sales agent agreement with CHA (the “Agreement”).  The Warrant was initially exercisable for Series B Preferred Stock. As of March 5, 2009, the Warrant became exercisable, subject to vesting, for Common Stock and not Series B Preferred Stock. The maximum number of shares of Common Stock for which the Warrant was exercisable was 150,000 at an exercise price of $2.00 per share, subject to adjustment and the conditions contained in the Warrant. The Warrant vested pursuant to a vesting schedule that provided that the Warrant became exercisable for 5,000 shares of Common Stock with each 1,000 rooms in a hotel or other property that CHA or its affiliate introduces to us and in which our Media and Entertainment System is installed.  The Warrant was effectively cancelled on July 15, 2009.

On May 15, 2008, the Registrant’s Board of Directors approved the grant to employees and consultants, under the Registrant’s Long-Term Incentive Plan, of an aggregate of 1,000 Incentive Stock Options and an aggregate of 1,000 Non-Qualified Stock Options. Such options were issued at an exercise price of $1.70 per share and vest one-third (1/3) on each of the first three anniversaries of the employment date.

On July 1, 2008, the Board approved issuance of 14,023 shares of our common stock, as interest for the period April 1 through June 30, 2008, pursuant to the clauses outlined in the convertible debenture agreements of June 11, 2007.

On July 15, 2008 Aaron Dobrinsky exercised 40,000 options on a cashless basis resulting in the net issuance of 25,714 shares of common stock

On July 21, 2008, the Registrant’s Board of Directors approved the grant, under the Registrant’s Long-Term Incentive Plan, of an aggregate of 4,000 Incentive Stock Options and an aggregate of 6,000 Non-Qualified Stock Options. Such options were issued at an exercise price of $2.00 per share and vest one-third (1/3) on each of the first three anniversaries of the employment date.

On July 31, 2008, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with an Investor Group, and certain affiliated trusts (collectively, the “Investors”), pursuant to which we simultaneously sold and issued to the Investors an aggregate of 1,000 shares of Series C Preferred Stock (“Series C Stock”) for an aggregate of $2,500,000.  In connection with the Purchase Agreement, the Registrant also issued Warrants to the Investors for the purchase of additional shares of Series C Stock or Common Stock and entered into a Registration Rights Agreement with the Investors.

Each share of Series C Stock was convertible into such number of shares of Common Stock as is determined by dividing $2,500 by the conversion price of $2.50 per share of Common Stock (or 1,000 shares of Common Stock for each share of Series C Stock converted). However, the Series C Stock was not convertible into Common Stock until such time as the Company had a sufficient number of shares of Common Stock authorized to permit the conversion of all of the Series C Stock into Common Stock, As of March 5, 2009, all of the Series C Stock automatically converted into 1,000,000 shares of Common Stock.

The Series C Stock accrued dividends at an annual rate of 6% per year, payable quarterly, either in cash or, at the Registrant’s election, shares of the Registrant’s capital stock through March 5, 2009. There were no redemption rights associated with the Series C Stock. Each holder of Series C stock was entitled to voting rights on an “as converted” to Common Stock basis together with the holders of Common Stock.

Pursuant to the Purchase Agreement, the Investors also received (i) Series C-1 Warrants to purchase an aggregate of 200 shares of Series C Stock, at an initial exercise price of $4,000 per share of Series C Stock, and (ii) Series C-2 Warrants to purchase an aggregate of 200 shares of Series C Stock, at an initial exercise price of $6,000 per share of Series C Stock. The Warrants were immediately exercisable and expire on the third anniversary of their date of issuance. As of March 5, 2009, the Company had a sufficient number of shares of Common Stock authorized to permit the conversion of all Series C Stock into Common Stock and, therefore, each Warrant became no longer exercisable for shares of Series C Stock but instead became exercisable for the number of shares of Common Stock into which the Series C Stock that the Warrant could have been exercised for prior thereto would have been convertible into, at an initial exercise price of $4.00 per share of Common Stock under the Series C-1 Warrants and at initial exercise price of $6.00 per share of Common Stock under the Series C-2 Warrants. The initial exercise prices are subject to adjustment as set forth in the Warrants.

On August 19, 2008, the Registrant’s Board of Directors approved the grant, under the Registrant’s Long-Term Incentive Plan, of an aggregate of 3,000 Incentive Stock Options. Such options were issued at an exercise price of $1.20 per share and vest one-third (1/3) on each of the first three anniversaries of the grant date.

On August 19, 2008, the Company issued 1,200,000 shares as Board of Director compensation for the year ended December 31, 2008. 8,000 of the shares were issued to Peter Bordes and 4,000 of the shares were issued to Herbert Hunt. The shares were valued at $2.50 per share for a fair market value of $30,000. This compensation was accrued for in 2007.

On August 19, 2008, the Company granted under our Long-Term Incentive Plan, an aggregate of 5,000 Non-Qualified Stock Options (“NQOs”). The NQOs were granted to Christopher Blisard with respect to his service as a member of the Board of Directors during 2009 and vest on December 31, 2009. The options were issued at an exercise price of $1.20 per share, representing the closing price of the Company’s common stock on such date.

On October 1, 2008, the Board approved issuance of and the Company issued 14,177 shares of our common stock, valued at $2.50 per share for accrued interest of $35,443 for the period July 1 through September 30, 2008, pursuant to the clauses outlined in the convertible debenture agreements of June 11, 2007.

On October 31, 2008, the Registrant’s Board of Directors approved the grant of an aggregate of 2,000 Incentive Stock Options and an aggregate of 1,000 Non-Qualified Stock Options. Such options were issued at an exercise price of $1.70 per share and vest one-third (1/3) on each of the first three anniversaries of the employment date.

On January 2, 2009, the Board approved and issued 14,177 shares of our common stock with a fair value of $35,443, as interest for the fourth quarter of 2008, pursuant to the clauses outlined in the convertible debenture agreements of June 11, 2007.

On February 23, 2009, the Registrant’s Board of Directors approved the grant of an aggregate of 3,500 Incentive Stock Options and an aggregate of 2,000 Non-Qualified Stock Options. Such options were issued at an exercise price of $1.00 per share and vest one-third (1/3) on each of the first three anniversaries of the grant date; the options expire 7 years from the date of issuance or upon termination of employment with the company.

On February 23, 2009, the Registrant’s Board of Directors approved the grant of an aggregate of 12,000 Non-Qualified Stock Options. Such options were issued at an exercise price of $1.00 per share and vest in 12 equal installments over 12 months; the options expire 7 years from the date of issuance or upon termination of employment with the company.

On March 31, 2009, the Company’s board of directors approved and issued 61,022 shares of common stock with a fair value of $91,532 for the payment of Series C Preferred Stock Dividends.

On March 31, 2009, the Company’s board of directors approved the conversion of 1,000 shares of Series C Preferred Stock into 1,000,000 shares of Common Stock per the July 31, 2008 securities purchase agreement.

On April 1, 2009, the Board of Directors approved and issued 13,907 shares of our common stock with a fair value of $34,767, as interest for the first quarter of 2009, pursuant to the clauses outlined in the convertible debenture agreements of June 11 and June 13, 2007.

On May 14, 2009, $100,000 in convertible debentures was converted to 50,000 shares of common stock pursuant to the clauses outlined in the convertible debenture agreements of June 11 and June 13, 2007.  This conversion had a fair value of $197,376.

On June 5, 2009, the Company’s Board of Directors approved a grant of 100,000 Incentive Stock Options to Michael S. Wasik, our Chief Executive Officer, pursuant to his employment agreement dated June 5, 2009.  Such options were issued at an exercise price of $3.30 per share and vest one-half (1/2) on each of the first two anniversaries of the grant date; the options expire 7 years from the date of issuance or upon termination of employment with the company.

On June 14, 2009, warrants to purchase 85,000 shares were granted by Roomlinx to Cenfin LLC pursuant to the terms of the Revolving Credit, Security and Warrant Purchase Agreement entered into on June 5, 2009 (the “Credit Agreement”).  Such warrants were issued at an exercise price of $2.00 per share, vesting immediately and expiring three years from the date of issuance.

On July 1, 2009, the Board of Directors approved and issued 12,948 shares of our common stock with a fair value of $34,364, as interest for the second quarter of 2009, pursuant to the clauses outlined in the convertible debenture agreements of June 11 and June 13, 2007.

On July 9, 2009, the Company’s Board of Directors approved the grant of an aggregate of 4,500 Incentive Stock Options.  Such options were issued at an exercise price of $2.50 per share and vest one-third (1/3) on each of the first three anniversaries of the grant date; the options expire 7 years from the date of issuance or upon termination of employment with the company.

On July 9, 2009, Heller Capital Investments converted $100,000 principal amount of Roomlinx Convertible Debentures into 50,000 shares of Roomlinx common stock pursuant to the terms of the Convertible Debentures.

On July 31, 2009, Roomlinx cancelled the Agreement with CHA effectively canceling the 150,000 unvested warrants issued in connection with the April 14, 2008 Agreement.

On September 9, 2009, LAM Opportunity Fund LTD converted $280,200 principal amount of Roomlinx Convertible Debentures into 140,100 shares of Roomlinx common stock pursuant to the terms of the Convertible Debentures.

On September 9, 2009, the Company entered into a Debt Conversion Agreement (the “Conversion Agreement”) with Lewis Opportunity Fund, L.P., the holder of a majority of the then outstanding principal amount of Convertible Debentures issued by the Company on June 12, 2007 (the “Debentures”).  Pursuant to the Conversion Agreement, all then outstanding Debentures (in an aggregate principal amount of $1,869,800) were converted into an aggregate of 934,900 shares of Roomlinx common stock at a conversion price of $2.00 per share, the conversion price specified in the Debentures.

On October 1, 2009, the Board of Directors approved and issued 10,014 shares of our common stock with a fair value of $25,093, as interest for the third quarter of 2009, pursuant to the clauses outlined in the convertible debenture agreements of June 11 and June 13, 2007.

On November 24, 2009, 60,000 warrants were granted by Roomlinx to Marilyn Crawford pursuant to an advisory board agreement dated November 24, 2009.  Such warrants were issued at an exercise price of $2.30 per share; 30,000 warrant shares were to vest at the rate of 1,250 per month starting on December 31, 2009 and continuing, unless earlier terminated, for a period of 24 months.  The remaining 30,000 warrant shares were to vest at the rate of 5,000 shares for each $250,000 in revenue for which the Ms. Crawford is responsible as set forth in the Advisory Board Agreement; the warrants were scheduled to expire three years from the date of issuance.  On February 17, 2010, Roomlinx cancelled the advisory board contract with Marilyn Crawford effectively canceling the 56,250 unvested warrants issued in connection with the November 24, 2009 agreement.

On December 17, 2009, warrants to purchase 31,000 shares were granted by Roomlinx to Cenfin LLC pursuant to the terms of the Credit Agreement.  Such warrants were issued at an exercise price of $2.00 per share, vesting immediately and expiring three years from the date of issuance.

On April 12, 2010, the Board of Directors granted 22,440 aggregate incentive stock options to employees of Roomlinx and 6,813 non-incentive stock options to contractors of Roomlinx.  These options have an exercise price of $3.10, the fair market value on the grant date, and vest in three equal annual installments on the grant anniversary date.  The options expire at the end of the business day on the 7th anniversary of the grant date.

On April 27, 2010, Cenfin LLC exercised 116,000 warrants at $2.00 per share, for an aggregate of $232,000, in accordance with the Credit Agreement entered into on June 5, 2009, as amended March 10, 2010.

On April 29, 2010, issued and sold (i) 225,000 shares of its Common Stock to Verition Multi-Strategy Master Fund Ltd. and (ii) 25,000 shares of its Common Stock to Wilmot Advisors LLC.  The shares were purchased at $4.00 per share for an aggregate of $1,000,000.

On May 13, 2010, two individuals each exercised 5,000 warrants at $2.00 per share on a cashless basis resulting in the issuance of 3,040 shares of Common Stock to each of them.

On July 6, 2010, an investor exercised 19,625 warrants at $2.00 per share.  The exercise was cashless and resulted in 11,775 shares being issued.

On July 30, 2010, with effect as of July 15, 2010, the Company and Cenfin LLC entered into a Second Amendment to Revolving Credit, Security and Warrant Purchase Agreement (the “Amendment”).  The Amendment changed (1) the interest rate under the Credit Agreement to the Federal Funds Rate plus 5% and (2) the strike price of warrants issued in connection with any draws of the line of credit after the first $5,000,000 of borrowings after July 15, 2010 from $2.00 per share to the fair market value of the Company’s common stock on the date of such draw.

On August 2, 2010, warrants to purchase 170,500 shares were granted by Roomlinx to Cenfin LLC pursuant to the terms of the Credit Agreement (as amended on March 10, 2010 and July 15, 2010).  Such warrants were issued at an exercise price of $2.00 per share, vesting immediately and expiring three years from the date of issuance.

On August 18, 2010, Roomlinx issued and sold (i) 87,500 shares of its Common Stock to Verition Multi-Strategy Master Fund Ltd., (ii) 67,500 shares of its Common Stock to Wilmot Advisors LLC, (iii) 27,500 shares of its Common Stock to Arceus Partnership, (iv) 2,500 shares of its Common Stock to Ted Hagan and (v) 2,500 shares of its Common Stock to Josh Goldstein.  These issuances were at a price of $4.00 per share for an aggregate purchase price of $750,000.

On August 30, 2010, Cenfin LLC exercised the 170,500 warrants granted to it on August 2, 2010 at $2.00 per share, for an aggregate of $341,000.

On September 30, 2010, warrants to purchase 75,000 shares were granted by Roomlinx to Cenfin LLC pursuant to the terms of the Credit Agreement (as amended on March 10, 2010 and July 15, 2010).  Such warrants were issued at an exercise price of $2.00 per share, vesting immediately and expiring three years from the date of issuance.

On October 1, 2010, Cenfin LLC exercised the 75,000 warrants granted to it on September 30, 2010 at an exercise price of $2.00 per share, for an aggregate of $150,000.

On October 1, 2010, Roomlinx, Inc. acquired 100% of the membership interests of Canadian Communications, LLC for aggregate consideration of $500,000 in cash and the issuance of 270,000 shares of Roomlinx’s common stock, of which 79,000 are being held back as security for the sellers’ indemnification obligations.  At the sellers’ direction, and in consideration of releases of indebtedness and other obligations owed by Canadian, on October 1, 2010, Roomlinx issued (i) 48,000 shares of its Common Stock to Peyton Communications, LLC, (ii) 162,000 shares of its Common Stock to Thunderbird Management Limited Partnership, (iii) 18,000 shares of its Common Stock to AEJM Limited Partnership, and (v) 42,000 shares of its Common Stock to Garneau Alliance, LLC

On October 1, 2010, further to an Employment Agreement with Mr. Edouard Garneau, our Chief Financial Officer effective beginning on such date, and  pursuant to Roomlinx’s standard stock option award agreement, Mr. Garneau was granted options to purchase 40,000 shares of Roomlinx Common Stock at an exercise price of $4.50 per share, the last publicly reported sales price of a share of Roomlinx Common Stock on such date, vesting equally over a three year period.

On November 18, 2010, our Board of Directors approved the grant to Jill Solomon of warrants to purchase 21,000 shares and the grant to Lisa Goodman of warrants to purchase 11,800 shares as compensation for marketing and public relations services rendered.  Such warrants were issued at an exercise price of $4.50 per share, vesting immediately and expiring five years from the date of issuance.

On November 18, 2010, our Board of Directors approved the grant to employees under our Long-Term Incentive Plan of an aggregate of 11,000 Incentive Stock Options.  Such options were issued at an exercise price of $3.75 per share (the last publicly reported sales price of a share of Roomlinx Common Stock on November 18, 2010) and vest one-third (1/3) on each of the first three anniversaries of the employment date.

On December 20, 2010, warrants to purchase 62,500 shares were granted by Roomlinx to Cenfin LLC pursuant to the terms of the Credit Agreement (as amended on March 10, 2010 and July 15, 2010).  Such warrants were issued at an exercise price of $2.00 per share, vesting immediately and expiring three years from the date of issuance.

Item 16.   Exhibits and Financial Statement Schedules

The following Exhibits are filed as part of this Registration Statement:

Exhibit No.	Description

3.1	Amended and Restated Articles of Incorporation of Roomlinx, Inc., incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on July 22, 2010.

3.2	Amended and Restated By-Laws of Roomlinx, Inc., incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-QSB for the quarter ended June 30, 2004.

4.1	Form of Convertible Debenture, incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on June 14, 2007.

4.2	Form of Warrant issued to Creative Hospitality Associates, incorporated by reference to Exhibit 4.1 to the registrant’s Current Report on Form 8-K filed with the SEC on April 16, 2008.

4.3
Form of Revolving Credit Note issued to Cenfin LLC, included as Exhibit A to the Revolving Credit, Security and Warrant Purchase Agreement attached as Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed on June 11, 2009.

4.4
Form of Warrant issued to Cenfin LLC, included as Exhibit B to the Revolving Credit, Security and Warrant Purchase Agreement attached as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on June 11, 2009.

4.5
Incentive Stock Option Agreement, dated June 5, 2009, between Roomlinx, Inc. and Michael S. Wasik, incorporated by reference to Exhibit 3.3 of the Registrant’s Current Report on Form 8-K filed on June 11, 2009.

5.1	Opinion of Westerman Ball Ederer Miller & Sharfstein, LLP.*

10.1	Roomlinx, Inc. Long Term Incentive Plan, incorporated by reference to Annex A to the Definitive Proxy Statement filed by the Registrant on January 30, 2009.

10.2
Securities Purchase Agreement, dated as of June 11, 2007, by and among Roomlinx, Inc. and the Investors named therein, incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on June 14, 2007.

10.3
Revolving Credit, Security and Warrant Purchase Agreement, dated June 5, 2009, between Roomlinx, Inc. and Cenfin LLC, incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K filed on June 11, 2009.

10.4	Employment Agreement, dated June 5, 2009, between Roomlinx, Inc. and Michael S. Wasik, incorporated by reference to Exhibit 10.2 of the Registrant’s Current Report on Form 8-K filed on June 11, 2009.

10.5
Debt Conversion Agreement, dated September 9, 2009, between Roomlinx, Inc. and Lewis Opportunity Fund, L.P., incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K filed on September 16, 2009.

10.6
First Amendment to Revolving Credit, Security and Warrant Purchase Agreement, dated March 10, 2010, between Roomlinx, Inc. and Cenfin LLC, incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K filed on March 11, 2010.

10.7
Securities Purchase Agreement, dated April 29, 2010, among Roomlinx, Inc., Verition Multi-Strategy Master Fund Ltd. and Wilmot Advisors LLC, incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K filed on May 5, 2010.

10.8
Registration Rights Agreement, dated April 29, 2010, among Roomlinx, Inc., Verition Multi-Strategy Master Fund Ltd. and Wilmot Advisors LLC, incorporated by reference to Exhibit 10.2 of the Registrant’s Current Report on Form 8-K filed on May 5, 2010.

10.9
Second Amendment to Revolving Credit, Security and Warrant Purchase Agreement, dated July 30, 2010, between Roomlinx, Inc. and Cenfin LLC, incorporated by reference to Exhibit 10.3 of the Registrant’s Current Report on Form 8-K filed on August 19, 2010.

10.10
Form of Director Indemnification Agreement, dated July 30, 2010, between Roomlinx, Inc. and each of its directors and officers, incorporated by reference to Exhibit 10.4 of the Registrant’s Current Report on Form 8-K filed on August 19, 2010.

10.11
Securities Purchase Agreement, dated August 18, 2010, among Roomlinx, Inc., Verition Multi-Strategy Master Fund Ltd., Wilmot Advisors LLC, Arceus Partnership, Ted Hagan and Josh Goldstein, incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K filed on August 19, 2010

10.12
Registration Rights Agreement, dated August 18, 2010, among Roomlinx, Inc., Verition Multi-Strategy Master Fund Ltd., Wilmot Advisors LLC, Arceus Partnership, Ted Hagan and Josh Goldstein, incorporated by reference to Exhibit 10.2 of the Registrant’s Current Report on Form 8-K filed on August 19, 2010

10.13
Unit Purchase Agreement, dated as of October 1, 2010, by and among Roomlinx, Inc., Canadian Communications, LLC, Peyton Communications, LLC, Garneau Alliance LLC, Peyton Holdings Corporation and Ed Garneau, incorporated by reference to Exhibit 2.1 of the Registrant’s Current Report on Form 8-K filed on October 7, 2010.

10.14	Employment Agreement dated October 1, 2010 between Roomlinx, Inc. and Edouard Garneau, incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K filed on October 7, 2010

21.1	Subsidiaries of the Registrant.*

23.1	Consent of StarkSchenkein, LLP.*

24.1	Powers of Attorney (included in signature page to this Registration Statement).

* Filed herewith

Item 17.  Undertakings

(a)  The undersigned Registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  That, for purposes of determining liability under the Securities Act to any purchaser:

                                               (i)  If the Registrant is relying on Rule 430B:

(A)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)  If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) As part of a registration statement relating to an offering, other than registration Statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 19, 2011.

ROOMLINX, INC.

By:	/s/ Michael S. Wasik
Michael S. Wasik
Chief Executive Officer and Chairman of the Board

Each person whose signature to this Registration Statement appears below hereby constitutes and appoints Michael S. Wasik as his true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his behalf individually and in the capacity stated below and to perform any acts necessary to be done in order to file all amendments to this Registration Statement and any and all instruments or documents filed as part of or in connection with this Registration Statement or the amendments thereto and each of the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent, or his substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1933, this Registration Statement has been signed by the following persons on January 19, 2011 in the capacities stated:

Name	Title

/s/ Michael S. Wasik	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)
Michael S. Wasik

/s/ Edouard Garneau	Chief Financial Officer (Principal Financial and Accounting Officer)
Edouard Garneau

/s/ Judson Just	Director
Judson Just

/s/ Jay Coppoletta	Director
Jay Coppoletta

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Westerman Ball Ederer Miller & Sharfstein, LLP.

21.1	Subsidiaries of the Registrant.

23.1	Consent of StarkSchenkein, LLP.

24.1	Powers of Attorney (included in signature page to this Registration Statement).